As filed with the Securities and Exchange Commission on July 3, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Superior Energy Services, Inc.

For Co-Registrants, See “Table of Co-Registrants”

(Exact Name of Registrant as Specified in Its Charter)

Delaware	213112	75-2379388
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

11000 Equity Drive, Suite 300

Houston, Texas 77041

(281) 999-0047

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William B. Masters Executive Vice President and General Counsel Superior Energy Services, Inc. 601 Poydras Street, Suite 2400 New Orleans, Louisiana 70130 (504) 587-7374	Copy to: Scott D. Chenevert Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P. 8555 United Plaza, Suite 500 Baton Rouge, Louisiana 70809 225-248-2116 Fax: 225-248-3016

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale of securities to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)            ☐

Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
7.125% Senior Notes due 2021	$800,000,000	100%	$800,000,000	$91,680
Guarantees of 7.125% Senior Notes due 2021(2)	—	—	—	— (3)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933.
(2)	Superior Energy Services, Inc. and each of its subsidiaries listed on the Table of Co-Registrants on the following page has fully and unconditionally guaranteed the notes being registered hereby, except for SESI, LLC, which is the issuer of such notes.
(3)	No separate consideration will be received for the Guarantees and, therefore, pursuant to Rule 457(n) under the Securities Act of 1933, no additional registration fee is required.

The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF CO-REGISTRANTS

Each of the following subsidiaries of Superior Energy Services, Inc., and each other subsidiary that is or becomes a guarantor of the securities registered hereby, is hereby deemed to be a registrant.

Exact Name of Co-Registrant(1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number
SESI, L.L.C.	Delaware	76-0664124	213112
1105 Peters Road, L.L.C.	Louisiana	76-0664198	551114
A&W Water Service, Inc.	Colorado	84-0736559	213112
AWS, Inc.	Delaware	80-0266467	213112
Advanced Oilwell Services, Inc.	Louisiana	72-1436239	213112
Blowout Tools, Inc.	Texas	76-0111962	213112
CES Mid-Continent Hamm, LLC	Delaware	56-2484983	213112
CES Rockies, Inc.	Delaware	90-0155974	213112
Complete Energy, LLC	Delaware	26-2280957	213112
Concentric Pipe and Tool Rentals, L.L.C.	Louisiana	76-0664127	213112
Connection Technology, L.L.C.	Louisiana	76-0664128	213112
CSI Technologies, LLC	Texas	47-0946936	213112
Drilling Logistics, L.L.C.	Louisiana	76-0664199	213112
Fastorq, L.L.C.	Louisiana	76-0664133	213112
H.B. Rentals, L.C.	Louisiana	72-1307291	213112
Hamm & Phillips Service Company, Inc.	Delaware	73-1719295	213112
Integrated Production Services, Inc.	Delaware	34-2058998	213112
International Snubbing Services, L.L.C.	Louisiana	76-0664134	213112
LEED Tool Corporation	Colorado	84-1135139	213112
Monument Well Service Co.	Delaware	84-0732068	213112
Non-Magnetic Rental Tools, L.L.C.	Louisiana	76-0664213	213112
Production Management Industries, L.L.C.	Louisiana	76-0664137	213112
Pumpco Energy Services, Inc.	Delaware	71-0987310	213112
Rising Star Services, L.P.	Texas	32-0089488	213112
SEMO, L.L.C.	Louisiana	81-0583622	213112
SEMSE, L.L.C.	Louisiana	81-0583620	213112
SPN Fairway Acquisition, Inc.	Delaware	45-4535131	213112
Stabil Drill Specialties, L.L.C.	Louisiana	76-0664138	213112
Stride Well Service Company, Inc.	Delaware	57-1212566	213112
Sub-Surface Tools, L.L.C.	Louisiana	76-0664195	213112
Superior Energy Services Colombia, LLC	Delaware	26-2427393	213112
Superior Energy Services, L.L.C.	Louisiana	76-0664196	213112
Superior Holding, Inc.	Delaware	20-0833087	213112
Superior Inspection Services, L.L.C.	Louisiana	72-1454991	213112
Texas CES, Inc.	Texas	26-0372682	213112
Turner Energy Services, LLC	Delaware	74-3184576	213112
Warrior Energy Services Corporation	Delaware	20-8009424	213112
Wild Well Control, Inc.	Texas	74-1873477	213112
Workstrings International, L.L.C.	Louisiana	72-1340390	213112

(1)	The address and telephone number of the principal executive office for each co-registrant is c/o Superior Energy Services, Inc., 11000 Equity Drive, Suite 300, Houston, Texas 77041, telephone number (281) 999-0047.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 3, 2012

PROSPECTUS

SESI, L.L.C.

Offer to Exchange

Up to $800,000,000 Registered 7.125% Senior Notes due 2021

for

Any and all Outstanding Unregistered 7.125% Senior Notes due 2021

SESI, L.L.C. (the “issuer”), a wholly-owned first tier subsidiary of Superior Energy Services, Inc. (“Superior Energy”), is offering to exchange $800,000,000 aggregate principal amount of its 7.125% Senior Notes due 2021 that we have registered under the Securities Act of 1933 (the “exchange notes”), for up to $800,000,000 aggregate principal amount of the issuer’s outstanding 7.125% Senior Notes due 2021 (the “outstanding notes”). In this prospectus we refer to the exchange notes and the outstanding notes collectively as the “notes.”

The Exchange Offer

•	The issuer hereby offers to exchange all outstanding notes that are validly tendered and not withdrawn for an equal principal amount of exchange notes.

•	The exchange offer will expire at 5:00 p.m. New York City time, on , 2012, unless extended.

•	You may withdraw tenders of your outstanding notes at any time before the exchange offer expires.

•

The exchange notes are substantially identical to the outstanding notes, except that the transfer restrictions and registration rights relating to the outstanding notes will not apply to the exchange notes.

•

The exchange of outstanding notes for exchange notes pursuant to the exchange offer will not be a taxable event for federal income tax purposes. See “Material U.S. federal income tax consequences” beginning on page 85 for more information.

•	We will not receive any proceeds from the exchange offer.

•

No public market currently exists for the exchange notes. We do not intend to apply for listing of the exchange notes on any securities exchange or to arrange for them to be quoted on any quotation system.

•	Interest on the exchange notes will be paid at the rate of 7.125% per annum, semi-annually in cash in arrears on each June 15 and December 15.

Please see “Risk factors” beginning on page 9 for a discussion of factors you should consider in connection with the exchange offer.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the consummation of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ,             2012.

We have not authorized anyone to give any information or represent anything to you other than the information in this prospectus. You must not rely on any unauthorized information or representations. We are not making an offer to sell the exchange notes in any jurisdiction where the offer or sale is not permitted.

SESI, L.L.C. is a Delaware limited liability company and a wholly-owned first tier subsidiary of Superior Energy Services, Inc., a Delaware corporation.

In this prospectus, unless the context otherwise requires, references to:

•	“Superior,” the “Company,” “we,” “our” and “us” refer to SESI, L.L.C., our parent, Superior Energy Services, Inc., and our subsidiaries;

•	“Superior Energy” refers to Superior Energy Services, Inc. and not to any of its subsidiaries; and

•	the “issuer” and “SESI” refer to SESI, L.L.C. and not to Superior Energy or any of its other subsidiaries.

This prospectus incorporates important business and financial information about Superior that is not included in or delivered with this prospectus. This information is available without charge to security holders upon written or oral request to Superior Energy Services, Inc., 11000 Equity Drive, Suite 300, Houston, Texas 77041, (281) 999-0047. To ensure timely delivery you should make your request to us no later than                     , 2012, which is five business days prior to the expiration of the exchange offer. In the event that we extend the exchange offer, you must submit your request at least five business days before the expiration date of the exchange offer, as extended. We do not currently intend to extend the expiration date. See “The exchange offer” for more detailed information.

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Cautionary note regarding forward-looking statements

We have included or incorporated by reference in this prospectus, and from time to time our management may make statements that may constitute, “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Generally, the words “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions identify forward-looking statements, although not all forward-looking statements contain these identifying words. In making any forward-looking statements, we believe that the expectations are based on reasonable assumptions. We caution readers that those statements are not guarantees of future performance and our actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, most of which are difficult to predict and many of which are beyond our control. It is not possible to identify all of these risks, uncertainties or assumptions, but they include those factors described below in “Risk Factors” and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) June 15, 2012, which is incorporated by reference herein.

Investors are cautioned that many of the assumptions on which our forward-looking statements are based are likely to change after our forward-looking statements are made. Further, we may make changes to our business plans that could or will affect our results. We undertake no obligation to update or revise any of our forward-looking statements, notwithstanding any changes in our assumptions, changes in our business plans, our actual experience, or other changes.

Market, ranking and industry data

The data included in or incorporated by reference into this prospectus regarding markets and ranking, including the size of certain markets and our position and the position of our competitors within these markets, are based on our estimates formulated from our management’s knowledge of and experience in the markets in which we operate and information obtained from our internal surveys, market research, publicly available information and industry publications. We believe these estimates to be accurate as of the date of this prospectus or the documents incorporated by reference, as applicable. However, this information may prove to be inaccurate because of the imprecise methods by which we and others accumulated some of the data or because this information cannot always be verified due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, you should be aware that market, ranking and other industry data included in or incorporated by reference into this prospectus, and estimates and beliefs based on that data, may not be reliable.

About this prospectus

This prospectus is part of a registration statement on Form S-4 under the Securities Act of 1933, as amended (“Securities Act”), that we filed with the SEC. In making your decision whether to participate in the exchange offer, you should rely only on the information contained in this prospectus (including by means of incorporation by reference) and in the accompanying letter of transmittal. We have not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus or the date of the document incorporated herein by reference.

Moreover, this prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. You should refer to the registration statement and the exhibits thereto for more information. Statements made in this prospectus regarding the contents of any contract or document filed as an exhibit to the registration statement are not necessarily complete and, in each instance, reference is hereby made to the copy of such contract or document so filed. Each such statement is qualified in its entirety by such reference.

ii

SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated herein by reference, but may not contain all information that may be important to you. We encourage you to carefully read this entire prospectus and the documents to which we refer you, including “Risk factors” and the consolidated financial statements and other information included or incorporated by reference herein.

Company Overview

We believe we are a leading, highly diversified provider of specialized oilfield services and equipment. As a result of our acquisition of Complete Production Services, Inc. (“Complete”) on February 7, 2012, we significantly added to our U.S. land geographic footprint and product and service offerings. We now offer a wider variety of products and services throughout the economic life of an oil and gas well, including end of life services. The acquisition of Complete greatly expanded our ability to offer more products and services related to the completion of a well prior to full production commencing, and enhanced our full suite of intervention services used to carry out wellbore maintenance operations during a well’s producing phase.

We serve energy industry customers who focus on developing and producing oil and gas worldwide. Our operations are managed and organized by both business units and geomarkets offering product and service families within various phases of a well’s economic lifecycle. Business unit and geomarket leaders report to executive vice presidents, and we report our operating results in two segments: (1) Subsea and Well Enhancement and (2) Drilling Products and Services. Prior to the March 30, 2012 sale of our fleet of 18 liftboats, we reported our operating results in an additional segment named Marine. Given our history of growth and long-term strategy of expanding geographically, we provide supplemental segment revenue information in three geographic areas: (1) U.S. land; (2) Gulf of Mexico; and (3) international.

The principal executive offices of Superior Energy and the issuer are located at 11000 Equity Drive, Suite 300, Houston, Texas 77041, and our telephone number at that address is (281) 999-0047. Our website is located at http://www.superiorenergy.com. Our website and the information contained on our website is not part of this prospectus.

The Exchange Offer

The following summary contains basic information about the notes and is not intended to be complete. For a more complete understanding of the notes and the guarantees, please refer to the section entitled “Description of notes” in this prospectus.

The initial offering of outstanding notes	We sold the outstanding notes on December 6, 2011 to J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Capital One Southcoast, Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., CIBC World Market Corp., Citigroup Global Markets Inc., Comerica Securities, Inc., HSBC Securities (USA) Inc., Morgan Keegan & Company, Inc., Banco Bilbao Vizcaya Argentaria, S.A., PNC Capital Markets LLC, Standard Chartered Bank, and Johnson Rice & Company L.L.C. We collectively refer to those parties in this prospectus as the initial purchasers. The initial purchasers subsequently resold the outstanding notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act and outside the United States to non-U.S. Persons within the meaning of Regulation S under the Securities Act.

The exchange offer	We are offering to exchange the exchange notes which have been registered under the Securities Act for a like principal amount of your outstanding notes. The outstanding notes may be exchanged only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The issuance of the exchange notes is intended to satisfy our obligations contained in a registration rights agreement among us and the initial purchasers in which we agreed to use our reasonable best efforts to cause the exchange offer to be complete within 270 days after the issuance of the outstanding notes.

Resales	Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties that are not related to us, we believe that the exchange notes issued to you pursuant to the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	you are acquiring the exchange notes in the ordinary course of business;

•

you have not engaged in, do not intend to engage in and have no arrangement or understanding with any person or entity, including any of our affiliates, to participate in the distribution of the exchange notes; and

•	you are not our affiliate as defined under Rule 405 of the Securities Act.

If you fail to satisfy any of these conditions and you transfer any exchange notes without delivering a proper prospectus or without qualifying for an exemption from registration, you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability.

Each broker-dealer that is issued exchange notes in the exchange offer for its own account in exchange for outstanding notes that were acquired by that broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the exchange notes issued to it in the exchange offer.

Any holder of our outstanding notes, including any broker-dealer, who:

•	is our affiliate;

•	does not acquire the exchange notes in the ordinary course of its business; or

•	tenders in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of exchange notes;

cannot rely on the position of the staff of the SEC expressed in Exxon Capital Holdings Corporation, Morgan Stanley & Co., Incorporated or similar no-action letters and, in the absence of an exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the exchange notes.

Expiration date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2012, unless we extend the exchange offer in our sole discretion, in which case the term “expiration date” means the latest date and time to which the exchange offer is extended. We do not currently intend to extend the expiration date.

Conditions to the exchange offer	The exchange offer is subject to customary conditions, some of which may be waived by us; however, the exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange. We reserve the right to terminate or amend the exchange offer at any time before the expiration date. For additional information, see “The exchange offer—Conditions to the exchange offer.”

Procedure for tendering outstanding notes	If you wish to tender your outstanding notes for exchange in this exchange offer, you must transmit to the exchange agent on or before the expiration date:

•

a computer-generated message transmitted by means of the Automated Tender Offer Program System of DTC, or “ATOP,” in which you acknowledge and agree to be bound by the terms of the letter of transmittal and which, when received by the exchange agent, forms a part of a confirmation of book-entry transfer. As part of the book-entry transfer, DTC will facilitate the exchange of your outstanding notes and update your account to reflect the issuance of the exchange notes to you. ATOP allows you to electronically transmit your acceptance of the exchange offer to DTC instead of physically completing and delivering a letter of transmittal to the exchange agent; and

•	a timely confirmation of book-entry transfer of your outstanding notes into the account of the exchange agent at DTC.

By agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•	any exchange notes that you receive will be acquired in the ordinary course of your business;

•	you have no arrangements or understandings with any person or entity, including any of our affiliates, to participate in the distribution of the exchange notes;

•

if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making activities, that you will deliver a prospectus, as required by law, in connection with any resale of the exchange notes; and

•

you are not our “affiliate” as defined in Rule 405 of the Securities Act, or, if you are an affiliate, you will comply with any applicable registration and prospectus delivery requirements of the Securities Act.

Special procedures for beneficial owners	If you are the beneficial owner of book-entry interests and your name does not appear on a security position listing of DTC as the holder of the book-entry interests or if you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the book-entry interest of outstanding notes in the exchange offer, you should contact the person in whose name your book-entry interests or outstanding notes are registered promptly and instruct that person to tender on your behalf.

Withdrawal of tenders	You may withdraw the tender of your outstanding notes at any time prior to the expiration of the exchange offer. Any outstanding notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of this exchange offer.

Delivery of the exchange notes	The exchange notes issued pursuant to this exchange offer will be delivered to holders who tender outstanding notes promptly following the expiration date.

Material U.S. federal income tax consequences	The exchange of outstanding notes for the exchange notes pursuant to the exchange offer should not be a taxable event for United States federal income tax purposes. See “Material U.S. federal income tax consequences.”

Use of proceeds	We will not receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offer.

Exchange Agent	The Bank of New York Mellon Trust Company, N.A. is serving as the exchange agent in connection with the exchange offer.

Effect on holders of outstanding notes	As a result of the making of this exchange offer, and upon acceptance for exchange of all validly tendered outstanding notes pursuant to the terms of this exchange offer, we will have fulfilled a covenant contained in the registration rights agreement among us and the initial purchasers and, accordingly, the holders of the outstanding notes will have no further registration or other rights under the registration rights agreement, except under certain limited circumstances. Holders of the outstanding notes who do not tender their outstanding notes in the exchange offer will continue to hold such outstanding notes and will be entitled to all rights and limitations thereto under the indenture. All untendered, and tendered but unaccepted, outstanding notes will continue to be subject to the restrictions on transfer provided for in the outstanding notes and the indenture. In general, the outstanding notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with this exchange offer, we do not anticipate that we will register the outstanding notes under the Securities Act.

Summary of the Exchange Notes

The following summary describes the principal terms of the exchange notes and is not intended to be complete. For a more detailed description of the terms and conditions of the exchange notes and the guarantees, please refer to the section entitled “Description of notes” in this prospectus.

Issuer	SESI, L.L.C., first tier subsidiary of Superior Energy.

Securities offered	$800.0 million aggregate principal amount of 7.125% Senior Notes due 2021.

Maturity date	December 15, 2021.

Interest rate	7.125% per annum.

Interest payment dates	Interest on the exchange notes will be payable semi-annually in arrears in cash on each June 15 and December 15.

Optional redemption	The exchange notes will be redeemable at the issuer’s option, in whole or in part, at any time on or after December 15, 2016, at the redemption prices set forth in this prospectus, together with accrued and unpaid interest, if any, to, but not including, the date of redemption.

At any time prior to December 15, 2014, the issuer may redeem up to 35% of the original principal amount of the exchange notes with the proceeds of certain equity offerings at a redemption price of 107.125% of the principal amount of the exchange notes, together with accrued and unpaid interest, if any, to, but not including, the date of redemption.

At any time prior to December 15, 2016, the issuer may also redeem some or all of the exchange notes at a price equal to 100% of the principal amount of the exchange notes, plus accrued and unpaid interest, and a “make-whole premium.”

See “Description of notes—Optional redemption.”

Change of control offer	Upon the occurrence of specific kinds of changes of control, you will have the right, as holders of the exchange notes, to cause the issuer to repurchase some or all of your exchange notes at 101% of their face amount, plus accrued and unpaid interest to, but not including, the repurchase date. See “Description of notes—Repurchase at the option of holders—Change of control.”

Asset disposition offer	If we sell assets, under certain circumstances, the issuer will be required to use the net proceeds to make an offer to purchase exchange notes at an offer price in cash in an amount equal to 100% of the principal amount of the exchange notes plus accrued and unpaid interest to, but not including, the repurchase date. See “Description of notes—Repurchase at the option of holders—Limitation on sales of assets and subsidiary stock.”

Guarantees	The exchange notes will initially be guaranteed on a senior unsecured basis by Superior Energy and substantially all of its existing U.S. subsidiaries (other than the issuer) (which are the subsidiaries that currently guarantee the obligations under our senior credit facility). Each of Superior Energy’s or the issuer’s future direct and indirect subsidiaries that guarantee our senior credit facility or any other indebtedness of the issuer or the subsidiary guarantors will guarantee the exchange notes. Under certain circumstances, subsidiary guarantors may be released from their guarantees without the consent of the holders of exchange notes. See “Description of notes—Note guarantees.”

Ranking	The exchange notes will be the issuer’s senior unsecured obligations and will:

•	rank senior in right of payment to all of the issuer’s future subordinated indebtedness;

•	rank equally in right of payment with all of the issuer’s existing and future senior indebtedness;

•

be effectively subordinated to any of the issuer’s existing and future secured debt (including all of the issuer’s borrowings under our senior credit facility), to the extent of the value of the assets securing such debt; and

•	be structurally subordinated to all of the existing and future liabilities (including trade payables) of each of our subsidiaries that do not guarantee the exchange notes.

The guarantees of the exchange notes will be the guarantors’ senior unsecured obligations and will:

•	rank senior in right of payment to all of the guarantors’ future subordinated indebtedness;

•	rank equally in right of payment with all of the guarantors’ existing and future senior indebtedness; and

•

be effectively subordinated to any of the guarantors’ existing and future secured debt (including the guarantors’ guarantees of the issuer’s borrowings under our senior credit facility), to the extent of the value of the assets securing such debt.

As of March 31, 2012:

•

we had approximately $2,000.0 million of total indebtedness (including the notes and exclusive of discounts), of which $800.0 million ranked equally with the notes and none of which was subordinated to the notes;

•	of our total indebtedness, we had no secured indebtedness outstanding on the revolving portion of our senior credit facility

(excluding $35.8 million in outstanding letters of credit) and a $400.0 million term loan under our senior credit facility, to which the notes were effectively subordinated;

•	we had commitments available to be borrowed under our senior credit facility of $564.2 million (after giving effect to the $35.8 million of outstanding letters of credit); and

•

our non-guarantor subsidiaries had $223.3 million of total liabilities (including debt and trade payables but excluding most intercompany liabilities), all of which was structurally senior to the notes.

Certain covenants	The notes are governed under our indenture with The Bank of New York Mellon Trust Company, N.A., as trustee. The indenture, among other things, limits our ability and the ability of our restricted subsidiaries to:

•	incur additional indebtedness and guarantee indebtedness;

•	pay dividends or make other distributions with respect to or repurchase or redeem our capital stock;

•	prepay, redeem or repurchase certain debt;

•	issue certain preferred stock or similar equity securities;

•	make loans and investments;

•	sell assets;

•	incur liens;

•	enter into transactions with affiliates;

•	enter into agreements restricting our subsidiaries’ ability to pay dividends; and

•	consolidate, merge or sell all or substantially all of our assets.

These covenants are subject to a number of important exceptions and qualifications. See “Description of notes—Certain covenants.”

Certain of these covenants will terminate if the exchange notes receive investment grade ratings from both Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services (“Standard & Poor’s”).

RISK FACTORS

You should carefully consider the risks described below as well as other information and data included or incorporated by reference in this prospectus before deciding whether to participate in this exchange offer. The risks and uncertainties described below and in the incorporated documents are not the only risks and uncertainties that we face. Additional risks and uncertainties not currently known to us or that we consider to be immaterial may also materially impact our business, operations or financial condition. Any of the following risks could impair our business, financial condition or operating results, which could cause you to lose all or part of your investment in the notes. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary note regarding forward-looking statements” at the beginning of this prospectus.

Risks related to the exchange offer

Because there is no public market for the exchange notes, you may not be able to resell your exchange notes.

The exchange notes will be registered under the Securities Act, but will constitute a new issue of securities with no established trading market, and there can be no assurance as to:

•	the liquidity of any trading market that may develop;

•	the ability of holders to sell their exchange notes; or

•	the price at which the holders would be able to sell their exchange notes.

If a trading market were to develop, the exchange notes might trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar securities and our financial performance, as well as declines in the prices of securities, or the financial performance or prospects, of similar companies.

Any market-making activity with respect to the notes may be discontinued at any time without notice. In addition, any market-making activity will be subject to the limits imposed by the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and may be limited during the exchange offer or the pendency of an applicable shelf registration statement. There can be no assurance that an active trading market will exist for the notes or that any trading market that does develop will be liquid.

In addition, any outstanding note holder who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. For a description of these requirements, see the section entitled “The exchange offer.”

Your notes will not be accepted for exchange if you fail to follow the exchange offer procedures and, as a result, your notes will continue to be subject to existing transfer restrictions and you may not be able to sell your notes.

We will not accept your outstanding notes for exchange if you do not follow the exchange offer procedures. We will issue exchange notes as part of this exchange offer only after a timely tender of outstanding notes. If you do not tender your outstanding notes by the expiration date of the exchange offer, we will not accept your outstanding notes for exchange. If there are defects or irregularities with respect to your tender of outstanding notes, we will not accept such outstanding notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of outstanding notes for exchange.

If you do not exchange your outstanding notes, your outstanding notes will continue to be subject to the existing transfer restrictions and you may not be able to sell your notes.

We did not register the outstanding notes, nor do we intend to do so following the exchange offer. Outstanding notes that are not tendered will therefore continue to be subject to the existing transfer restrictions and may be transferred only in limited circumstances under the securities laws. If you do not exchange your outstanding notes, you will, subject to limited exceptions, lose your right to have such outstanding notes registered under the federal securities laws. As a result, if you hold outstanding notes after the exchange offer, you may not be able to sell your outstanding notes.

The reoffering and resale of the outstanding notes is subject to significant legal restrictions.

The outstanding notes have not been registered under the Securities Act or any state securities laws. As a result, holders of outstanding notes may reoffer or resell outstanding notes only if:

•	there is an applicable exemption from the registration requirements of the Securities Act and state laws that applies to the circumstances of the offer and sale; or

•	we file a registration statement and it becomes effective.

Risks related to the notes

Our substantial indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes.

We have, and after the exchange will continue to have, a significant amount of indebtedness. As of March 31, 2012, our total debt was approximately $2,000.0 million (including the notes and exclusive of discounts), and we had unused commitments of $564.2 million under our senior credit facility (after giving effect to $35.8 million of outstanding letters of credit, which reduce availability).

Subject to the limits contained in the credit agreement governing our senior credit facility, the indenture that governs the notes and the indentures relating to our existing 6 7/8% senior notes due 2014 and 6.375% senior notes due 2019 (collectively, the “Existing Notes”), we may be able to incur substantial additional debt from time to time to finance working capital, capital expenditures, investments or acquisitions, or for other purposes. If we do so, the risks related to our high level of debt could intensify. Specifically, our high level of debt could have important consequences to the holders of the notes, including:

•	making it more difficult for us to satisfy our obligations with respect to the notes and our other debt;

•	limiting our ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions or other general corporate requirements;

•

requiring a substantial portion of our cash flows to be dedicated to debt service payments instead of other purposes, thereby reducing the amount of cash flows available for working capital, capital expenditures, acquisitions and other general corporate purposes;

•	increasing our vulnerability to general adverse economic and industry conditions;

•	exposing us to the risk of increased interest rates as certain of our borrowings, including borrowings under our senior credit facility, are at variable rates of interest;

•	limiting our flexibility in planning for and reacting to changes in the industry in which we compete;

•	placing us at a disadvantage compared to other, less leveraged competitors; and

•	increasing our cost of borrowing.

In addition, the indentures governing the notes and the Existing Notes and the credit agreement governing our senior credit facility contain restrictive covenants that will limit our ability to engage in activities that may be in our long-term best interest. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all our debt.

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or refinance our debt obligations, including the notes, depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business, legislative, regulatory and other factors beyond our control. We may be unable to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the notes.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we could face substantial liquidity problems and could be forced to reduce or delay investments and capital expenditures or to dispose of material assets or operations, seek additional debt or equity capital or restructure or refinance our indebtedness, including the notes. We may not be able to effect any such alternative measures on commercially reasonable terms or at all and, even if successful, those alternative actions may not allow us to meet our scheduled debt service obligations. The indentures governing the notes and the Existing Notes and the credit agreement governing our senior credit facility restrict our ability to dispose of assets and use the proceeds from those dispositions and may also restrict our ability to raise debt or equity capital to be used to repay other indebtedness when it becomes due. We may not be able to consummate those dispositions or to obtain proceeds in an amount sufficient to meet any debt service obligations then due.

In addition, we conduct all of our operations through our subsidiaries, certain of which are not guarantors of the notes or our other indebtedness. Accordingly, repayment of our indebtedness, including the notes, is dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Unless they are guarantors of the notes or our other indebtedness, our subsidiaries do not have any obligation to pay amounts due on the notes or our other indebtedness or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the notes. Each subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. While the indentures governing the notes and the Existing Notes and the credit agreement governing our senior credit facility will limit the ability of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to qualifications and exceptions. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes.

Our inability to generate sufficient cash flows to satisfy our debt obligations, or to refinance our indebtedness on commercially reasonable terms or at all, would materially and adversely affect our financial position and results of operations and our ability to satisfy our obligations under the notes.

If we cannot make scheduled payments on our debt, we will be in default and holders of the notes could declare all outstanding principal and interest to be due and payable, the lenders under our senior credit facility could terminate their commitments to loan money, the lenders could foreclose against the assets securing their borrowings and we could be forced into bankruptcy or liquidation. All of these events could result in your losing your investment in the notes.

Despite our current level of indebtedness, we and our subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks to our financial condition described above.

We and our subsidiaries may be able to incur significant additional indebtedness in the future. Although the indentures governing the notes and the Existing Notes and the credit agreement governing our senior credit facility contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and the additional indebtedness incurred in compliance with these restrictions could be substantial. If we incur any additional indebtedness that ranks equally with the notes, subject to collateral arrangements, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of our company. This may have the effect of reducing the amount of proceeds paid to you. These restrictions also will not prevent us from incurring obligations that do not constitute indebtedness under the indentures or the credit agreement. In addition, as of March 31, 2012, our senior credit facility provided for total commitments of $600.0 million, with unused commitments of $564.2 million (after giving effect to $35.8 million of outstanding letters of credit, which reduce availability). Under certain conditions, we can increase the total amount of indebtedness under our senior credit facility by up to $200.0 million. All of the borrowings are, along with any additional borrowings, secured indebtedness. If new debt is added to our current debt levels, the related risks that we and the guarantors now face could intensify. See “Description of notes.”

The terms of the indentures governing the notes and the Existing Notes and the credit agreement governing our senior credit facility will restrict our current and future operations, particularly our ability to respond to changes or to take certain actions.

The indentures governing the notes and the Existing Notes and the credit agreement governing our senior credit facility contain a number of restrictive covenants that impose significant operating and financial restrictions on us and may limit our ability to engage in acts that may be in our long-term best interest, including restrictions on our ability to:

•	incur additional indebtedness and guarantee indebtedness;

•	pay dividends or make other distributions with respect to or repurchase or redeem our capital stock;

•	prepay, redeem or repurchase certain debt;

•	issue certain preferred stock or similar equity securities;

•	make loans and investments;

•	sell assets;

•	incur liens;

•	enter into transactions with affiliates;

•	enter into agreements restricting our subsidiaries’ ability to pay dividends; and

•	consolidate, merge or sell all or substantially all of our assets.

In addition, the restrictive covenants in the credit agreement governing our senior credit facility require us to maintain specified financial ratios and satisfy other financial condition tests. Our ability to meet those financial ratios and tests can be affected by events beyond our control. For further information about these covenants you should read the discussions under the headings “Description of notes—Certain covenants” and Note 8 to the financial statements in our Current Report on Form 8-K filed with the SEC June 15, 2012, which is incorporated by reference.

A breach of the covenants or restrictions under the indentures governing the notes or the Existing Notes, or under the credit agreement governing our senior credit facility, could result in an event of default under the applicable indebtedness. Such a default may allow the creditors to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. In addition, an event of default under the credit agreement governing our senior credit facility would permit the lenders under our senior credit facility to terminate all commitments to extend further credit under that facility. Furthermore, if we were unable to repay the amounts due and payable under our senior credit facility, those lenders could proceed against the collateral granted to them to secure that indebtedness. In the event our lenders or noteholders accelerate the repayment of our borrowings, we and our subsidiaries may not have sufficient assets to repay that indebtedness.

As a result of these restrictions, we may be:

•	limited in how we conduct our business;

•	unable to raise additional debt or equity financing to operate during general economic or business downturns; or

•	unable to compete effectively or to take advantage of new business opportunities.

These restrictions may affect our ability to grow in accordance with our strategy. In addition, our financial results, our substantial indebtedness and our credit ratings could adversely affect the availability and terms of our financing.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

Borrowings under our senior credit facility are at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness will increase even though the amount borrowed remained the same, and our net income and cash flows, including cash available for servicing our indebtedness, will correspondingly decrease. Based on the amount of this debt outstanding at March 31, 2012, a 10% increase in the variable interest rate would increase our interest expense for the three months ended March 31, 2012 by approximately $0.3 million, while a 10% decrease would decrease our interest expense by approximately $0.3 million. We entered into an interest rate swap for a notional amount of $100.0 million in April 2012 related to our fixed debt maturing 2021, whereby we are entitled to receive semi-annual interest payments at a fixed rate of 7 1/8% per annum and are obligated to make semi-annual interest payments at a variable rate. In the future, we may enter into additional interest rate swaps that involve the exchange of floating or fixed rate interest payments in order to manage our debt portfolio by targeting an overall desired position of fixed and floating rates. However, we may not maintain interest rate swaps with respect to all of our variable rate indebtedness, and any swaps we enter into may not fully mitigate our interest rate risk.

The notes are effectively subordinated to our indebtedness and the guarantors’ guarantees under our senior credit facility and any other secured indebtedness of our company to the extent of the value of the property securing that indebtedness.

The notes will not be secured by any of our or the guarantors’ assets. As a result, the notes and the guarantees will be effectively subordinated to our indebtedness and the guarantors’ guarantees under our senior credit facility with respect to the assets that secure those obligations to the extent of the value of such assets. As of March 31, 2012, we had a $400 million term loan outstanding and total commitments of $600.0 million under our senior credit facility, under which $35.8 million in letters of credit were outstanding, resulting in total unused availability of approximately $564.2 million. Under certain conditions, we can increase the total amount of indebtedness under our senior credit facility by up to $200.0 million. In addition, we may incur additional secured debt in the future. The effect of this subordination is that upon a default in payment on, or the acceleration of, any of our secured indebtedness, or in the event of bankruptcy, insolvency, liquidation, dissolution or reorganization of the issuer or the guarantors, the proceeds from the sale of assets securing our secured indebtedness will be available to pay obligations on the notes and the guarantees only after all indebtedness under our senior credit facility and that other secured debt has been paid in full. As a result, the holders of the notes may receive less, ratably, than the holders of secured debt in the event of our or the guarantors’ bankruptcy, insolvency, liquidation, dissolution or reorganization.

The notes are structurally subordinated to all obligations of our existing and future subsidiaries that are not and do not become guarantors of the notes.

The notes are guaranteed by Superior Energy and each of our existing and subsequently acquired or organized subsidiaries that guarantee our senior credit facility or that, in the future, guarantee our other indebtedness or indebtedness of another guarantor. Our subsidiaries that do not guarantee the notes, including all of our non-domestic subsidiaries, will have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. The notes and guarantees are structurally subordinated to all indebtedness and other obligations of any non-guarantor subsidiary such that in the event of insolvency, liquidation, reorganization, dissolution or other winding up of any subsidiary that is not a guarantor, all of that subsidiary’s creditors (including trade creditors) would be entitled to payment in full out of that subsidiary’s assets before we would be entitled to any payment.

In addition, the indenture governing the notes does, subject to some limitations, permit these subsidiaries to incur additional indebtedness and will not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries.

For the three months ended March 31, 2012, our non-guarantor subsidiaries represented approximately 18% of our revenues exclusive of intercompany eliminations and 9% of our income from operations, respectively. As of March 31, 2012, our non-guarantor subsidiaries represented approximately 18% of our total assets and had approximately $223.3 million of total liabilities, including debt and trade payables but excluding most intercompany liabilities. See Note 16 to the financial statements in our Current Report on Form 8-K filed with the SEC June 15, 2012, which is incorporated by reference, for additional financial information related to our non-guarantor subsidiaries.

In addition, our subsidiaries that provide, or will provide, guarantees of the notes will be automatically released from those guarantees upon the occurrence of certain events, including the following:

•	the designation of that subsidiary guarantor as an unrestricted subsidiary;

•	the release or discharge of any guarantee or indebtedness that resulted in the creation of the guarantee of the notes by such subsidiary guarantor; or

•	the sale or other disposition, including the sale of substantially all the assets, of that subsidiary guarantor.

If any subsidiary guarantee is released, no holder of the notes will have a claim as a creditor against that subsidiary, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of that subsidiary will be effectively senior to the claim of any holders of the notes. See “Description of notes—Note guarantees.”

We may not be able to repurchase the notes upon a change of control.

Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all of the notes, and the Existing Notes, at 101% of their principal amount, plus accrued and unpaid interest to, but not including, the purchase date. Additionally, under the credit agreement governing our senior credit facility, a change of control (as defined therein) constitutes an event of default that permits the lenders to accelerate the maturity of borrowings under the credit agreement and terminate their commitments to lend. The source of funds for any purchase of the notes and the Existing Notes, and repayment of borrowings under our senior credit facility, would be our available cash or cash generated from our subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the notes upon a change of control because we may not have sufficient financial resources to purchase all of the debt securities that are tendered upon a change of control and repay our other indebtedness that will become due. If we fail to repurchase the notes in that circumstance, we will be in default under the indenture. We may require additional financing from third parties to fund any such purchases, and we may be unable to obtain financing on satisfactory terms or at all. Further, our ability to repurchase the notes may be limited by law. In order to avoid the obligations to repurchase the notes and the Existing Notes, and events of default and potential breaches of the credit agreement governing our senior credit facility, we may have to avoid certain change of control transactions that would otherwise be beneficial to us.

In addition, some important corporate events, such as leveraged recapitalizations, may not, under the indenture that governs the notes, constitute a “change of control” that would require us to repurchase the notes, even though those corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the notes. See “Description of notes—Repurchase at the option of holders—Change of control.”

One of the circumstances under which a change of control may occur is upon the sale or disposition of all or substantially all of our assets. However, the phrase “all or substantially all” will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or disposition of “all or substantially all” of our capital stock, membership interests or assets has occurred, in which case, the ability of a holder of the notes to obtain the benefit of an offer to repurchase all or a portion of the notes held by such holder may be impaired.

The exercise by the holders of notes of their right to require us to repurchase the notes pursuant to a change of control offer could cause a default under the agreements governing our other indebtedness, including future agreements, even if the change of control itself does not, due to the financial effect of such repurchases on us. In the event a change of control offer is required to be made at a time when we are prohibited from purchasing notes, we could attempt to refinance the borrowings that contain such prohibitions. If we do not obtain a consent or repay those borrowings, we will remain prohibited from purchasing notes. In that case, our failure to purchase tendered notes would constitute an event of default under the indenture which could, in turn, constitute a default under our other indebtedness. Finally, our ability to pay cash to the holders of notes upon a repurchase may be limited by our then existing financial resources.

Federal and state fraudulent transfer laws may permit a court to void the notes and/or the guarantees, and if that occurs, you may not receive any payments on the notes.

Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the notes and the incurrence of the guarantees of the notes. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the notes or the guarantees thereof could be voided as a fraudulent transfer or conveyance if we or any of the guarantors, as applicable, (a) issued the notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors or (b) received less than reasonably equivalent value or fair consideration in return for either issuing the notes or incurring the guarantees and, in the case of (b) only, one of the following is also true at the time thereof:

•	we or any of the guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of the guarantees;

•

the issuance of the notes or the incurrence of the guarantees left us or any of the guarantors, as applicable, with an unreasonably small amount of capital or assets to carry on our or the guarantor’s business;

•	we or any of the guarantors intended to, or believed that we or such guarantor would, incur debts beyond our or the guarantor’s ability to pay as they mature; or

•

we or any of the guarantors were a defendant in an action for money damages, or had a judgment for money damages docketed against us or the guarantor if, in either case, the judgment is unsatisfied after final judgment.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A court would likely find that a subsidiary guarantor did not receive reasonably equivalent value or fair consideration for its guarantee to the extent the guarantor did not obtain a reasonably equivalent benefit directly or indirectly from the issuance of the notes.

We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were insolvent at the relevant time or, regardless of the standard that a court uses, whether the notes or the guarantees would be subordinated to our or any of our guarantors’ other debt. In general, however, a court would deem an entity insolvent if:

•	the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they became due.

If a court were to find that the issuance of the notes or the incurrence of a guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or that guarantee, could subordinate the notes or that guarantee to presently existing and future indebtedness of ours or of the related guarantor or could require the holders of the notes to repay any amounts received with respect to that guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes. Further, the avoidance of the notes could result in an event of default with respect to our and our subsidiaries’ other debt that could result in acceleration of that debt.

Finally, as a court of equity, the bankruptcy court may subordinate the claims in respect of the notes to other claims against us under the principle of equitable subordination if the court determines that (1) the holder of notes engaged in some type of inequitable conduct, (2) the inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holders of notes and (3) equitable subordination is not inconsistent with the provisions of the bankruptcy code.

A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may increase our future borrowing costs and reduce our access to capital.

Our debt currently has a non-investment grade rating, and any rating assigned could be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. Credit ratings are not recommendations to purchase, hold or sell the notes. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure or marketing of the notes.

Any future lowering of our ratings likely would make it more difficult or more expensive for us to obtain additional debt financing. If any credit rating initially assigned to the notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your notes without a substantial discount.

The covenants in the indenture will terminate permanently if the notes are rated investment grade by both Moody’s and Standard & Poor’s.

Many of the covenants in the indenture will terminate permanently if the notes are rated investment grade by both Moody’s and Standard & Poor’s, provided at such time no default or event of default has occurred and is continuing. These covenants restrict, among other things, our ability to pay distributions, incur debt and to enter into certain other transactions. There can be no assurance that the notes will ever be rated investment grade, or that if they are rated investment grade, that the notes will maintain these ratings. However, termination of these covenants would, for the term of the notes, allow us to engage in certain transactions that would not be permitted while these covenants were in force. See “Description of notes—Certain covenants—Termination of covenants when notes rated investment grade.”

Risks related to our business

Our business depends on the level of activity in the oil and gas industry, which is significantly affected by volatile oil and gas prices and other factors.

Our business depends on the level of activity in oil and gas exploration, development and production in market sectors worldwide. Oil and gas prices and market expectations of potential changes in these prices significantly affect this level of activity. However, higher commodity prices do not necessarily translate into increased drilling activity since customers’ expectations of future commodity prices typically drive demand for our services. The availability of quality drilling prospects, exploration success, relative production costs, the stage of reservoir development and political and regulatory environments are also expected to affect the demand for our services. Worldwide military, political and economic events have in the past contributed to oil and gas price volatility and are likely to do so in the future. The demand for our services may be affected by numerous factors, including the following:

•	the level of worldwide oil and gas exploration and production;

•	the cost of exploring for, producing and delivering oil and gas;

•	demand for energy, which is affected by worldwide economic activity and population growth;

•	the ability of the Organization of Petroleum Exporting Countries (“OPEC”) to set and maintain production levels for oil;

•	the level of excess production capacity;

•	the discovery rate of new oil and gas reserves;

•	domestic and global political and economic uncertainty, socio-political unrest and instability or hostilities;

•	demand for and availability of alternative, competing sources of energy; and

•	technological advances affecting energy exploration, production and consumption.

A significant amount of our U.S. onshore business is focused on unconventional shale resource plays. The demand for those services is substantially affected by oil and gas prices and market expectations of potential changes in these prices. If the price of oil were to go below a certain threshold for an extended period of time, demand for our services in the U.S. land market would be greatly reduced having a material adverse effect on our financial condition, results of operations and cash flows.

The oil and gas industry has historically experienced periodic downturns, which have been characterized by reduced demand for oilfield services and downward pressure on the prices we charge. A significant downturn in the oil and gas industry will adversely affect the demand for oilfield services and our financial condition, results of operations and cash flows.

There are operating hazards inherent in the oil and natural gas industry that could expose us to substantial liabilities.

Our operations are subject to hazards present in the oil and gas industry, such as fire, explosion, blowouts, oil spills and leaks and spills of hazardous materials. These incidents, as well as accidents or problems in normal operations, expose us to a wide range of significant health, safety and environmental risks. Our product and service offerings involve production related activities, well control services, radioactive materials, explosives and other equipment and services that are deployed in challenging exploration, development and production environments. An accident involving these services or equipment, or the failure of a product, could cause personal injury, loss of life, damage to property, equipment or the environment. From time to time, customers and third parties may seek to hold us accountable for damages and costs incurred as a result of an accident, including pollution. Our insurance may not protect us against liability for some types of events, including events involving pollution, or against losses from business interruption. Moreover, we may not be able to maintain insurance at levels of risk coverage or policy limits that we deem adequate. Any damages caused by our services or products that are not covered by insurance, or are in excess of policy limits or subject to substantial deductibles, could adversely affect our financial condition, results of operations and cash flows.

We may not be fully indemnified against losses incurred due to catastrophic events for which we are not responsible.

As is customary in our industry, our contracts generally provide that we will indemnify and hold harmless our customers from any claims arising from personal injury or death of our employees, damage to or loss of our equipment, and pollution emanating from our equipment and services. Similarly, our customers agree to indemnify and hold us harmless from any claims arising from personal injury or death of their employees, damage to or loss of their equipment, and pollution caused from their equipment or the well reservoir (including uncontained oil flow from a reservoir). Our indemnification arrangements may not protect us in every case. For example, from time to time we may enter into contracts with less favorable indemnities or perform work without a contract that protects us. In addition, our indemnification rights may not fully protect us if the customer is insolvent or becomes bankrupt, does not maintain adequate insurance or otherwise does not possess sufficient resources to indemnify us. In addition, our indemnification rights may be held unenforceable in some jurisdictions. Our inability to fully realize the benefits of our contractual indemnification protections could result in significant liabilities and could adversely affect our financial condition, results of operations and cash flows.

Our business is subject to risks from economic stagnation and lower commodity prices.

Recent economic data indicates that the rate of economic growth in the United States and worldwide will remain lower than experienced several years ago. Prolonged periods of little or no economic growth will likely decrease demand for oil and gas, which could result in lower prices for oil and gas and therefore lower demand and potentially lower pricing for our services and products. A prolonged period of economic stagnation or deterioration could result in a significant adverse effect on our financial position, results of operations and cash flows. In addition, if a significant number of our customers experience a prolonged business decline or disruption as a result of economic slowdown or lower oil and gas prices, we may incur increased exposure to credit risk and bad debts.

The risk of future changes regarding the regulation of hydraulic fracturing could reduce or eliminate demand for our pressure pumping services.

Our hydraulic fracturing and fluid handling operations, which are core businesses of Complete, are subject to a range of applicable federal, state and local laws. Our hydraulic fracturing and fluid handling operations are designed and operated to minimize the risk, if any, of subsurface migration of hydraulic fracturing fluids and spillage or mishandling of hydraulic fracturing fluids. However, a proven case of subsurface migration of hydraulic fracturing fluids or a case of spillage or mishandling of hydraulic fracturing fluids during these activities could potentially subject us to civil and/or criminal liability and the possibility of substantial costs, including environmental remediation, depending on the circumstances of the underground migration, spillage, or mishandling, the nature and scope of the underground migration, spillage, or mishandling, and the applicable laws and regulations.

The practice of hydraulically fracturing formations to stimulate the production of natural gas and oil has come under increased scrutiny from federal and state governmental authorities. The U.S. Environmental Protection Agency (“EPA”) is studying hydraulic fracturing, and legislation may be introduced in the U.S. Congress that would authorize the EPA to regulate hydraulic fracturing. In addition, some states are evaluating the adoption of legislation or regulations governing hydraulic fracturing. Any federal or state laws or regulations of hydraulic fracturing could adversely affect our operations and reduce or eliminate the demand for our hydraulic fracturing services.

Adverse and unusual weather conditions may affect our operations.

Our operations may be materially affected by severe weather conditions in areas where we operate. Severe weather, such as hurricanes, blizzards and extreme temperatures may cause evacuation of personnel, curtailment of services and suspension of operations, and loss of or damage to equipment and facilities. In addition, variations from normal weather patterns can have a significant impact on demand for oil and gas, thereby reducing demand for our services and equipment. Damage from any adverse weather conditions, and reductions in consumption of oil and gas due to weather variations, could adversely affect our financial condition, results of operations and cash flows.

The Deepwater Horizon incident could have a lingering significant impact on exploration and production activities in United States coastal waters that could adversely affect demand for our services and equipment.

The April 2010 catastrophic explosion of the Deepwater Horizon, the related oil spill in the Gulf of Mexico and the U.S. Government’s response to these events has continued to significantly and adversely disrupt oil and gas exploration activities in the Gulf of Mexico. After the explosion, the U.S. government issued new guidelines and regulations regarding safety, environmental matters, drilling equipment and decommissioning applicable to the U.S. Gulf of Mexico, and may take other additional steps that could result in permitting delays, increased costs and reduced areas of operation, which could reduce the demand for our services.

At this time, we cannot predict with any certainty what further impact the Deepwater Horizon incident may have on the regulation of offshore oil and gas exploration and development activity, or on the cost or availability of insurance coverage to cover the risks of such operations. The enactment of new or stricter regulations in the U.S. and other countries where we operate could adversely affect our financial condition, results of operations and cash flows.

Our borrowing capacity could be affected by the uncertainty impacting credit markets generally.

Lingering disruptions in the U.S. credit and financial markets and international disruptions from the European Union member states unable to service their debt obligations, which have caused investor concerns, could adversely affect financial institutions, inhibit lending and limit access to capital and credit for many companies. Although we believe that the banks participating in our senior credit facility have adequate capital and resources, we can provide no assurance that all of those banks will continue to operate as a going concern in the future. If any of the banks in our lending group were to fail, it is possible that the borrowing capacity under our senior credit facility would be reduced. In the event that the availability under our senior credit facility was reduced significantly, we could be required to obtain capital from alternate sources in order to finance our capital needs. Our options for addressing such capital constraints would include, but not be limited to, obtaining commitments from the remaining banks in the lending group or from new banks to fund increased amounts under the terms of our senior credit facility, and accessing the public capital markets. In addition, we may delay certain capital expenditures to ensure we maintain appropriate levels of liquidity. If it became necessary to access additional capital, any such alternatives could have terms less favorable than those terms under our senior credit facility, which could have a material effect on our consolidated financial position, results of operations and cash flows.

If future financing is not available to us when required, as a result of limited access to the credit markets or otherwise, or is not available to us on acceptable terms, we may be unable take advantage of business opportunities or respond to competitive pressures, either of which could have a material adverse effect on our consolidated financial position, results of operations and cash flows.

Failure to retain key employees and skilled workers could adversely affect us.

Our performance could be adversely affected if we are unable to retain certain key employees and skilled workers. Our ability to continue to expand the scope of our services and products depends in part on our ability to increase the size of our skilled labor force. The loss of the services of one or more of our key employees or the inability to employ or retain skilled workers could adversely affect our operating results. The demand for skilled workers is high and the supply is limited, particularly in the United States where there are now significant unconventional oil and gas basins in areas that do not have a significant experienced workforce. We have experienced increases in labor costs in recent years and may continue to do so in the future. In addition, current and prospective employees may experience uncertainty about their future roles with us in connection with the integration of our businesses. This may adversely affect our ability to attract and retain key personnel.

We may not be able to successfully integrate Complete’s operations into our legacy operations.

Prior to the acquisition of Complete on February 7, 2012, we operated as independent public companies. We are currently devoting significant management attention and resources to integrating the business practices and operations of Complete with our legacy business practices and operations. We may encounter potential difficulties in the integration process, including the following:

•	the failure to retain key employees of either of our legacy business or Complete’s business;

•

the inability to successfully combine Complete’s business with our legacy business in a manner that permits us to achieve the anticipated benefits of the Complete acquisition in the time frame currently anticipated or at all;

•

the complexities associated with managing the combined businesses out of a substantial number of different locations and integrating personnel from both us and Complete, while at the same time attempting to provide consistent, high quality services and equipment under a unified culture;

•	potential unknown liabilities and unforeseen increased expenses associated with the Complete acquisition; and

•

performance shortfalls as a result of the diversion of management’s attention caused by finalizing the Complete acquisition and integrating the operations of Complete’s business with our legacy business.

For all these reasons, the integration process could result in the distraction of our management, the disruption of our ongoing business or inconsistencies in our services, equipment, standards, controls, procedures and policies, any of which could adversely affect our ability to maintain relationships with customers, vendors and employees or to achieve the anticipated benefits of the Complete acquisition, or could otherwise adversely affect our business and financial results.

Our international operations and revenue exposes us to additional political, economic and other uncertainties.

We have substantial international operations, and following the Complete acquisition, we intend to grow those operations further. Our international operations are subject to a number of risks inherent in any business operating in foreign countries, including, but not limited to, the following:

•	political, social and economic instability;

•	potential expropriation, seizure or nationalization of assets;

•	deprivation of contract rights;

•	increased operating costs;

•	civil unrest and protests, strikes, acts of terrorism, war or other armed conflict;

•	import-export quotas;

•	confiscatory taxation or other adverse tax policies;

•	currency exchange controls;

•	currency exchange rate fluctuations and devaluations;

•	restrictions on the repatriation of funds; and

•	other forms of government regulation which are beyond our control.

Additionally, our competitiveness in international market areas may be adversely affected by regulations, including, but not limited to, the following:

•	the awarding of contracts to local contractors; and

•	the establishment of foreign subsidiaries with significant ownership positions reserved by the foreign government for local citizens.

While the impact of these factors is difficult to predict, any one or more of these factors could adversely affect our financial condition, results of operations and cash flows.

We are subject to environmental compliance costs and liabilities.

Our business is significantly affected by a wide range of environmental laws and regulations in the areas in which we operate, and increasingly stringent laws and regulations governing air emissions, water discharges and waste management. We incur, and expect to continue to incur, capital and operating costs to comply with these laws and regulations. The technical requirements of these laws and regulations are becoming increasingly complex and expensive to implement. These laws may provide for “strict liability” for remediation costs, damages to natural resources or threats to public health and safety. Strict liability can render a party liable for damages without regard to negligence or fault on the part of the party. Some environmental laws provide for joint and several strict liability for remediation of spills and releases of hazardous substances.

We use and generate hazardous substances and wastes in our operations. In addition, many of our current and former facilities are, or have been, used for industrial purposes. Accordingly, we could become subject to material liabilities relating to the investigation and cleanup of potentially contaminated properties, and to claims alleging personal injury or property damage as the result of exposures to, or releases of hazardous substances. In addition, stricter enforcement of existing laws and regulations, new laws and regulations, the discovery of previously unknown contamination or the imposition of new or increased requirements could require us to incur costs or become the basis of new of increased liabilities that could reduce our earnings and our cash available for operations. We believe we are currently in substantial compliance with environmental laws and regulations.

World political events could affect the markets for our services.

World political events have resulted in military action in the Middle East, terrorist attacks and related unrest. Military action by the United States or other nations could escalate and further acts of terrorism may occur in the U.S. or elsewhere. Such acts of terrorism could be directed against us. Such developments have caused instability in the world’s financial and insurance markets in the past. In addition, these developments could lead to increased volatility in prices for crude oil and natural gas and could affect the markets for our products and services. Insurance premiums could increase and coverages may be unavailable in the future.

U.S. government regulations may effectively preclude us from actively engaging in business activities in certain countries. These regulations could be amended to restrict or prohibit business activities in certain countries where we currently operate or where we may wish to operate in the future.

We may not realize the anticipated benefits of mergers, acquisitions or divestitures.

A key element of our business strategy has been, and we believe will continue to be, the acquisition of other businesses. We entered into the agreement and plan of merger to acquire Complete with the expectation that it would result in numerous benefits including, among other things, expansion opportunities, an expanded product line and workforce better equipped to serve customers, maintaining business and customer levels and accretion to our earnings per share. Whether we realize the anticipated benefits from the Complete acquisition or any other transactions depends, in part, upon our ability to integrate the operations of the acquired business, the performance of the underlying product and service portfolio, and the performance of the management team and other personnel of the acquired operations. Accordingly, our financial results could be adversely affected from unanticipated performance issues, legacy liabilities, transaction-related charges, amortization of expenses related to intangibles, charges for impairment of long-term assets, credit guarantees, partner performance and indemnifications. While we believe that we have established appropriate and adequate procedures and processes to mitigate these risks, there is no assurance that these transactions will be successful. We also may make strategic divestitures from time to time. These transactions may result in continued financial involvement in the divested businesses, such as guarantees or other financial arrangements, following the transaction. Nonperformance by those divested businesses could affect our future financial results through additional payment obligations, higher costs or asset write-downs.

Demand for our products and services could be reduced or eliminated by governmental regulation or a change in the law regarding emissions.

A variety of regulatory developments, proposals or requirements have been introduced in the domestic and international regions that are focused on restricting the emission of carbon dioxide, methane and other greenhouse gases. Among these developments are the United Nations Framework Convention on Climate Change, also known as the “Kyoto Protocol,” the Regional Greenhouse Gas Initiative in the Northeastern United States, and the Western Regional Climate Action Initiative in the Western United States. Also, in 2007, the U.S. Supreme Court held in Massachusetts, et al. v. EPA that greenhouse gases are an “air pollutant” under the federal Clean Air Act and thus subject to future regulation.

It is not currently feasible to predict whether, or which of, the current greenhouse gas emission proposals will be adopted. In addition, there may be subsequent international treaties, protocols or accords that the United States joins in the future. The potential passage of climate change regulation may curtail production and demand for fossil fuels such as oil and gas in areas of the world where our customers operate and thus adversely affect future demand for our products and services, which may in turn adversely affect future results of operations.

Estimates of our oil and gas reserves and potential liabilities relating to our oil and gas properties may be incorrect.

From time to time, we may engage in projects that include the acquisition of oil and gas properties. Acquisitions of these properties require an assessment of a number of factors beyond our control, including estimates of recoverable reserves, future oil and gas prices, operating costs and potential environmental and plugging and abandonment liabilities. These assessments are complex and inherently imprecise, and, with respect to estimates of oil and gas reserves, require significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data for each reservoir. In addition, since these properties are typically mature and could be in shallow water, our facilities and operations may be more susceptible to hurricane damage, equipment failure or mechanical problems. In connection with these assessments, we perform due diligence reviews that we believe are generally consistent with industry practices. However, our reviews may not reveal all existing or potential problems. In addition, our reviews may not permit us to become sufficiently familiar with the properties to fully assess their deficiencies and capabilities. We may not always discover structural, subsurface, environmental or other problems that may exist or arise.

Actual future production, cash flows, development expenditures, operating and abandonment expenses and quantities of recoverable oil and gas reserves may vary substantially from those estimated by us and any significant variance in these assumptions could materially affect the estimated quantity and value of our proved reserves. Therefore, the risk exists we may overestimate the value of economically recoverable reserves and/or underestimate the cost of plugging wells and abandoning production facilities. If costs of abandonment are materially greater or actual reserves are materially lower than our estimates, they could have an adverse effect on our financial condition, results of operations and cash flows.

Business growth could outpace the capabilities of our infrastructure and workforce.

We cannot be certain that our infrastructure and workforce will be adequate to support our operations as we expand. Future growth after the Complete acquisition also could impose significant additional demands on our resources, resulting in additional responsibilities of our senior management, including the need to recruit and integrate new senior level managers, executives and operating personnel. We cannot be certain that we will be able to recruit and retain such additional personnel. To the extent that we are unable to manage our growth effectively, or are unable to attract and retain additional qualified personnel, we may not be able to expand our operations or execute our business plan.

We will incur substantial integration costs in connection with the Complete acquisition and the coordination of our and Complete’s businesses.

We have incurred substantial expenses in connection with the Complete acquisition, and we expect to incur substantial expenses in connection with coordinating the businesses, operations, policies and procedures of our legacy business and Complete’s business. While we have assumed that a certain level of transaction and coordination expenses will be incurred, there are a number of factors beyond our control that could affect the total amount or the timing of these transaction and coordination expenses. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately.

We may be exposed to unforeseen costs in some of our projects.

Some of our decommissioning business may be conducted under fixed price or “turnkey” contracts. Under fixed-price contracts, we agree to perform a defined scope of work for a fixed price. Prices for these contracts are established based largely upon estimates and assumptions relating to project scope and specifications, personnel and material needs. These estimates and assumptions may prove inaccurate or conditions may change due to factors out of our control, resulting in cost overruns, which we may be required to absorb and could have a material adverse effect on our business, financial condition and results of operations.

USE OF PROCEEDS

This exchange offer is intended to satisfy our obligations under the registration rights agreement we entered into with the initial purchasers in connection with the private offering of the outstanding notes. We will not receive any proceeds from the issuance of the exchange notes in the exchange offer. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive, in exchange, outstanding notes in like principal amount, the form and terms of which are the same as the form and terms of the exchange notes, except as otherwise described in this prospectus. The outstanding notes surrendered in exchange for the exchange notes in the exchange offer will be cancelled. As a result, the issuance of the exchange notes will not result in any change in our indebtedness.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

We present below our selected consolidated financial data as of and for the periods indicated. The selected historical consolidated financial data for each of the fiscal years ended December 31, 2009, 2010 and 2011 have been derived from our historical audited consolidated financial statements, which are adjusted for discontinued operations and are incorporated by reference herein. The selected historical consolidated financial data for each of the fiscal years ended December 31, 2007 and 2008 were derived from our historical audited consolidated financial statements, which were adjusted for discontinued operations but not included in this prospectus or incorporated by reference herein. The historical financial data, as of March 31, 2011 and 2012, and for the three-month periods ended March 31, 2011 and 2012, were derived from our historical unaudited condensed consolidated financial statements, which are incorporated by reference herein. Balance sheet data includes amounts related to discontinued operations for all periods presented except the period ended March 31, 2012.

The financial data set forth below should be read in conjunction with, and are qualified in their entirety by reference to, our historical consolidated financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are incorporated by reference herein.

	Year Ended December 31,					Three Months Ended March 31,
	2007	2008	2009	2010	2011	2011	2012

Statement of Operations Data:
Revenues	$1,444,568	$1,760,020	$1,320,641	$1,563,043	$1,964,332	$384,997	$966,837
Costs and expenses:
Cost of services (exclusive of items shown separately below)	637,694	823,302	751,530	848,492	1,046,409	217,022	546,767
Depreciation, depletion, amortization and accretion	179,068	165,491	193,992	208,097	244,915	55,824	102,596
General and administrative expenses	221,426	274,639	243,988	332,602	376,619	84,615	176,021
Reduction in value of assets(1)	—	—	212,527	—	—	—	—
Gain on sale of businesses(2)	7,483	40,946	—	—	—	—	—

Income (loss) from operations	413,863	537,534	(81,396)	173,852	296,389	27,536	141,453
Other income (expense):
Interest expense, net of amounts capitalized	(47,347)	(45,498)	(49,702)	(56,480)	(72,994)	(13,690)	(31,862)
Interest income	2,662	2,975	926	5,135	6,226	1,215	1,368
Other income (expense)(3)	189	(3,977)	571	825	(822)	323	688
Earnings (losses) from equity-method investments, net(4)	(2,940)	24,373	(22,600)	8,245	16,394	27	(287)
Reduction in value of equity-method investment(5)	—	—	(36,486)	—	—	—	—

Income (loss) from continuing operations before income taxes	366,427	515,407	(188,687)	131,577	245,193	15,411	111,360
Income taxes	127,347	179,803	(68,147)	45,431	85,804	5,534	41,203

Net income from continuing operations	239,080	335,604	(120,540)	86,146	159,389	9,877	70,157
Income (loss) from discontinued operations, net of tax(6)	32,478	15,871	18,217	(4,329)	(16,835)	5,626	(16,237)

Net income (loss)	$271,558	$351,475	$(102,323)	$81,817	$142,554	$15,503	$53,920

	Year Ended December 31,					Three Months Ended March 31,
	2007	2008	2009	2010	2011	2011	2012

Balance Sheet Data (at end of period):
Total current assets	$471,005	$631,990	$863,563	$764,052	$883,222	$713,175	$1,522,764
Property, plant and equipment, net	1,086,408	1,114,941	1,058,976	1,313,150	1,507,368	1,361,412	2,766,310
Total assets	2,255,295	2,490,145	2,516,665	2,907,533	4,048,145	2,915,247	7,468,358
Total current liabilities (exclusive of current maturities on long-term debt)	291,621	297,434	227,569	321,077	392,723	295,989	671,008
Total debt	638,599	655,009	849,475	866,445	1,685,897	852,632	1,998,508
Total stockholders’ equity	1,025,666	1,254,273	1,178,045	1,280,551	1,453,599	1,318,125	3,898,854

(1)	During the second quarter of 2009, we recorded approximately $92.7 million of impairment expense in connection with our intangible assets within our subsea and well enhancement segment due to the decline in demand in the domestic land market area. During the fourth quarter of 2009 the domestic land market remained depressed, and we recorded approximately $119.8 million of impairment expense related to our tangible assets.
(2)	In 2007, we sold the assets of a non-core rental tool business and recorded a pre-tax gain of approximately $7.5 million. During the year ended December 31, 2008, we completed the sale of 75% of our interest in SPN Resources, an entity which we used to acquire mature oil and gas properties in the Gulf of Mexico and which constituted our former oil and gas segment. As part of this transaction, SPN Resources contributed an undivided 25% of its working interest in each of its oil and gas properties to a newly formed subsidiary and then sold all of its equity interest the subsidiary. SPN Resources then effectively sold 66 2/3% of its outstanding membership interests for a pre-tax gain of $37.1 million. We also recorded a pre-tax gain of $3.8 million in 2008 resulting from additional payments received from our 2007 business dispositions.
(3)	Other income (expense) represents earnings and losses of our deferred compensation plan assets. We have a non-qualified deferred compensation plan which allows certain highly compensated employees the option to defer up to 75% of their base salary, up to 100% of their bonus, and up to 100% of the cash portion of their performance share unit compensation to the plan. Payments are made to participants based on their annual enrollment elections and plan balances. Participants earn a return on their deferred compensation that is based on hypothetical investments in certain mutual funds. The Company makes contributions that approximate the participant deferrals into various investments, principally life insurance that is invested in mutual funds similar to the participants’ hypothetical investment elections. Changes in market value of the investments and life insurance are reflected as adjustments to the deferred compensation plan asset with an offset to other income (expense).
(4)	Earnings (losses) from equity-method investments represent our share of the income and losses of entities which we do not control, but we have the ability to exercise significant influence over their operations. These entities include (i) SPN Resources from the date of our sale of a 75% interest in that entity in 2008 until we contributed all of our interest to Dynamic Offshore in March 2011; (ii) BOG until we wrote off the investment in the fourth quarter of 2009; (iii) DBH from the date we acquired a 24.6% membership interest in DBH as part of the restructuring of BOG and its sale to DBH in October 2009 until we contributed all of our interest to Dynamic Offshore in March 2011; and (iv) a 10% ownership interest in Dynamic Offshore from March 2011. For the years ended December 31, 2008, 2009, 2010 and 2011, we received net cash distributions from our equity investments of $17.3 million, $6.0 million, $11.2 million and $3.2 million, respectively. For the three months ended March 31, 2012, we received net cash distributions from our equity investments of $2.6 million. On April 17, 2012, SandRidge Energy Inc. (NYSE: SD) (“SandRidge”) completed its acquisition of Dynamic Offshore, at which time the Company received approximately $34.1 million in cash and approximately 7.0 million shares of SandRidge stock in consideration for its 10% interest in Dynamic Offshore.
(5)	During 2009, we wrote off the remaining carrying value of our 40% interest in BOG, $36.5 million, and suspended recording our share of BOG’s operating results under equity-method accounting as a result of continued negative BOG operating results, lack of viable interested buyers and unsuccessful attempts to renegotiate the terms and conditions of its loan agreements with lenders on terms that would preserve our investment.
(6)	Income (loss) from discontinued operations include the operating results and the losses associated with the sale of the liftboats comprising the marine segment and with the sale of a derrick barge during the first quarter of 2012.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for the periods shown:

	Year Ended December 31,					Three Months Ended March 31,
(dollars in thousands)	2007	2008	2009(2)	2010	2011	2012
Ratio of earnings to fixed charges (1):	8.53	11.41	(1.39)	3.24	3.83	4.28

Notes
(1)

The ratio was computed by dividing earnings by fixed charges. For this purpose, “earnings” represent the aggregate of pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees, amortization of capitalized interest, distributed income of equity investees, our share of pre-tax losses of equity investees, and fixed charges less capitalized interest.

(2)	The ratio for the year ended December 31, 2009 indicates less than one-to-one coverage. The amount of this deficiency equates to $125.6 million.

THE EXCHANGE OFFER

Purpose and effect of the exchange offer

In connection with the issuance of the outstanding notes, we entered into a registration rights agreement with the initial purchasers, for the benefit of the holders, pursuant to which the issuer and the guarantors agreed, at our cost, to:

•

as expeditiously as possible after the issuance of the outstanding notes, use our reasonable best efforts to file a registration statement (the “exchange offer registration statement”) with the SEC with respect to a registered exchange offer (the “exchange offer”) to exchange the outstanding notes for exchange notes guaranteed by the guarantors having terms identical in all material respects to the outstanding notes (except that the exchange notes will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with the registration rights agreement, as described below);

•	use our reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act;

•	commence the exchange offer promptly after the exchange offer registration statement is declared effective by the SEC; and

•	use our reasonable best efforts to complete the exchange offer not later than 60 days after the date on which the exchange offer registration statement is declared effective by the SEC.

After the effectiveness of the exchange offer registration statement, we will offer the exchange notes in exchange for surrender of the outstanding notes. We will keep the registered exchange offer open for not less than 20 business days (or longer if required by applicable law) after the date notice of the exchange offer is given to the holders. For each outstanding note surrendered to us pursuant to the exchange offer, the holder of such note will receive an exchange note having a principal amount equal to that of the surrendered outstanding note. Under existing SEC interpretations, the exchange notes and the related guarantees will generally be freely transferable by holders other than affiliates of ours after the registered exchange offer without further registration under the Securities Act. See “Plan of distribution.”

Each holder that wishes to exchange its outstanding notes for exchange notes will be required to represent to us in writing at the time of the consummation of the exchange offer that, among other things:

•	any exchange notes to be received by it will be acquired in the ordinary course of its business;

•

it is not engaged in and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

•

it is not an “affiliate” of ours or the guarantors, as defined in Rule 405 under the Securities Act, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	if such holder is a broker-dealer, it did not acquire outstanding notes directly from us; and

•

if such holder is a broker-dealer (a “participating broker-dealer”) that will receive exchange notes for its own account in exchange for outstanding notes acquired as a result of market-making or other trading activities, it will deliver a prospectus in connection with any resale of such exchange notes.

Under similar SEC interpretations, participating broker-dealers may fulfill their prospectus delivery requirements with respect to exchange notes (other than a resale of an unsold allotment from the original sale of the notes) with the prospectus contained in the exchange offer registration statement. Under the registration rights agreement, we are required to use our best efforts to keep the exchange offer registration statement continuously effective for a period of up to 180 days after the date on which such statement is declared effective, or such shorter period as may be necessary to satisfy such prospectus delivery requirements.

In the event that:

•	any changes in law or the applicable interpretations of the staff of the SEC do not permit us to effect such exchange offer;

•	for any other reason the exchange offer is not completed by September 1, 2012;

•

any holder is prohibited by law or the applicable interpretations of the staff of the SEC from participating in the exchange offer or does not receive exchange notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such holder as an affiliate of ours); or

•	the initial purchaser so requests with respect to outstanding notes that have, or that are reasonably likely to be determined to have, the status of unsold allotments in an initial distribution;

then we will, at our cost and subject to the terms of the registration rights agreement, (a) use our reasonable best efforts to file a registration statement (the “shelf registration statement”) covering resales of the outstanding notes or the exchange notes, as the case may be, from time to time, (b) use our reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act as soon as practicable after such determination and (c) use our reasonable best efforts to keep the shelf registration statement continuously effective under the Securities Act for the period ending on the date which is one year from the issue date or such shorter period ending when all outstanding notes and/or exchange notes covered by the shelf registration statement have been sold in the manner set forth and as contemplated in the shelf registration statement. We will, in the event a shelf registration statement is filed, among other things, provide to each holder for which such shelf registration statement was filed copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the outstanding notes or the exchange notes, as the case may be. A holder selling outstanding notes or exchange notes pursuant to the shelf registration statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement which are applicable to such holder (including certain indemnification obligations). In addition, each holder of the outstanding notes or exchange notes to be registered under the shelf registration statement will be required to deliver information to be used in connection with the shelf registration statement within the time period set forth in the registration rights agreement in order to have such holder’s outstanding notes or exchange notes included in the shelf registration statement and to benefit from the provisions regarding Additional Interest set forth in the following paragraph.

If:

(i) the exchange offer is not completed on or prior to September 1, 2012, or a shelf registration statement, if required, is not declared effective, on or prior to September 1, 2012; or

(ii) the shelf registration statement is declared effective but thereafter ceases to be effective or the prospectus contained therein ceases to be usable, except if the shelf registration ceases to be effective or usable as specifically permitted under the registration rights agreement;

(each such event referred to in clauses (i) and (ii) a “registration default”), additional interest in the form of additional cash interest (“additional interest”) will accrue on the affected notes beginning on the day immediately following the registration default and through and including the date on which the registration default ends. The rate of additional interest will be 0.25% per annum for the first 90-day period immediately following the occurrence of a registration default, increasing by an additional 0.25% per annum with respect to each subsequent 90-day period up to a maximum amount of additional interest of 1.00% per annum.

This summary of certain provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which we will provide upon receipt of a request delivered to our address set forth elsewhere in this prospectus.

Terms of the exchange offer

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, a copy of which accompanies this prospectus, we will accept any and all outstanding notes validly tendered and not withdrawn prior to the expiration date. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes accepted in the exchange offer. Holders may tender some or all of their outstanding notes pursuant to the exchange offer. However, outstanding notes may be tendered only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The form and terms of the exchange notes are the same as the form and terms of the outstanding notes, except that

•	the exchange notes will have been registered under the Securities Act and will not bear legends restricting their transfer pursuant to the Securities Act; and

•	except as otherwise described above, holders of the exchange notes will not be entitled to the rights of holders of outstanding notes under the registration rights agreement.

The exchange notes will evidence the same debt as the outstanding notes which they replace, and will be issued under, and be entitled to the benefits of, the indenture which governs all of the notes.

We shall be deemed to have accepted validly tendered outstanding notes when, as and if we have given oral or written notice thereof to the exchange agent. The exchange agent will act as agent for the tendering holders of the outstanding notes for the purposes of receiving the exchange notes. The exchange notes delivered pursuant to the exchange offer will be issued on the earliest practicable date following our acceptance for exchange of outstanding notes.

Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of the outstanding notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See “—Fees and expenses.”

Expiration date; extensions; amendments; termination

The term “expiration date” with respect to the exchange offer, shall mean 5:00 p.m., New York City time, on                 , 2012, unless we, in our sole discretion, extend the exchange offer, in which case the term “expiration date” shall mean the latest date and time to which the exchange offer is extended. We do not currently intend to extend the expiration date. The exchange notes issued pursuant to this exchange offer will be delivered promptly following the expiration date to the holders who validly tender their outstanding notes.

In order to extend the exchange offer, we will notify the exchange agent of any extension by oral or written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date of the exchange offer.

We reserve the right, in our sole discretion:

(1)	to delay accepting any outstanding notes;

(2)	to extend the exchange offer;

(3)	if any of the conditions set forth below under “—Conditions to the exchange offer” have not been satisfied, to terminate the exchange offer; or

(4)	to amend the terms of the exchange offer in any manner.

We may effect any such delay, extension or termination by giving oral or written notice thereof to the exchange agent.

Except as specified in the second paragraph under this heading, any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a notice thereof. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the outstanding notes. The exchange offer will then be extended for a period of five to ten business days, as required by law, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during such five to ten business day period.

Procedures for tendering outstanding notes

The tender by a holder of outstanding notes pursuant to the procedures set forth below will constitute the tendering holder’s acceptance of the terms and conditions of the exchange offer. Our acceptance for exchange of outstanding notes tendered pursuant to the procedures described below will constitute a binding agreement between such tendering holder and us in accordance with the terms and subject to the conditions of the exchange offer. Only holders are authorized to tender their outstanding notes. The procedures by which outstanding notes may be tendered by beneficial owners that are not holders will depend upon the manner in which the outstanding notes are held.

DTC has authorized DTC participants that are beneficial owners of outstanding notes through DTC to tender their outstanding notes as if they were holders. To effect a tender, DTC participants should transmit their acceptance to DTC through the DTC Automated Tender Offer Program System (“ATOP”), for which the transaction will be eligible, and follow the procedures for book-entry transfer, set forth below under “—Book-entry delivery procedures.”

Tender of outstanding notes held through a custodian

To tender effectively outstanding notes that are held of record by a custodian bank, depository, broker, trust company or other nominee, the beneficial owner thereof must instruct such holder to tender the outstanding notes on the beneficial owner’s behalf. A letter of instructions from the record owner to the beneficial owner may be included in the materials provided along with this prospectus which may be used by the beneficial owner in this process to instruct the registered holder of such owner’s outstanding notes to effect the tender.

Tender of outstanding notes held through DTC

To tender effectively outstanding notes that are held through DTC, DTC participants should transmit their acceptance through ATOP, for which the transaction will be eligible, and DTC will then edit and verify the acceptance and send an agent’s message (described below) to the exchange agent for its acceptance.

Delivery of tendering outstanding notes held through DTC must be made to the exchange agent pursuant to the book-entry delivery procedures set forth below.

Except as provided below, unless the outstanding notes being tendered are deposited with the exchange agent on or prior to the expiration date (accompanied by a properly completed and duly executed letter of transmittal or a properly transmitted agent’s message), we may, at our option, reject such tender. Exchange of exchange notes for outstanding notes will be made only against deposit of the tendered outstanding notes and delivery of all other required documents.

Book-entry delivery procedures

The exchange agent will establish accounts with respect to the outstanding notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in DTC may make book-entry delivery of the outstanding notes by causing DTC to transfer such outstanding notes into the exchange agent’s account in accordance with DTC’s procedures for such transfer.

However, although delivery of outstanding notes may be effected through book-entry at DTC, the letter of transmittal (or facsimile thereof), with any required signature guarantees or an agent’s message in connection with a book-entry transfer, and any other required documents, must, in any case, be transmitted to and received by the exchange agent at one or more of its addresses set forth in this prospectus on or prior to the expiration date. Delivery of documents to DTC does not constitute delivery to the exchange agent. The confirmation of a book-entry transfer into the exchange agent’s account at DTC as described above is referred to herein as a “book-entry confirmation.”

The term “agent’s message” means a message transmitted by DTC to, and received by, the exchange agent and forming a part of the book-entry confirmation, which states that DTC has received an express acknowledgment from each participant in DTC tendering the outstanding notes and that such participant has received the letter of transmittal and agrees to be bound by the terms of the letter of transmittal and we may enforce such agreement against such participant.

Notwithstanding any other provision hereof, delivery of exchange notes by the exchange agent for outstanding notes tendered and accepted for exchange pursuant to the exchange offer will, in all cases, be made only after timely receipt by the exchange agent of such outstanding notes (or book-entry confirmation of the transfer of such outstanding notes into the exchange agent’s account at DTC as described above), and the letter of transmittal (or facsimile thereof) with respect to such outstanding notes, properly completed and duly executed, with any required signature guarantees and any other documents required by the letter of transmittal, or a properly transmitted agent’s message.

Determination of validity

All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered outstanding notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all outstanding notes not properly tendered or any outstanding notes our acceptance of which, in the opinion of our counsel, would be unlawful.

We also reserve the right to waive any defects, irregularities or conditions of tender as to particular outstanding notes. The interpretation of the terms and conditions of our exchange offer (including the instructions in the letter of transmittal) by us will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within such time as we shall determine.

Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes through the exchange agent, neither we, the exchange agent nor any other person is under any duty to give such notice, nor shall they incur any liability for failure to give such notification. Tenders of outstanding notes will not be deemed to have been made until such defects or irregularities have been cured or waived.

Any outstanding notes received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived, or if outstanding notes are submitted in a principal amount greater than the principal amount of outstanding notes being tendered by such tendering holder, such unaccepted or non-exchanged outstanding notes will be credited to the appropriate account maintained by the appropriate book-entry transfer facility.

By tendering, each registered holder will represent to us that, among other things,

(a) the exchange notes to be acquired by the holder and any beneficial owner(s) of the outstanding notes in connection with the exchange offer are being acquired by the holder and any beneficial owner(s) in the ordinary course of business of the holder and any beneficial owner(s);

(b) the holder and each beneficial owner are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in a distribution of the exchange notes;

(c) the holder and each beneficial owner acknowledge and agree that (x) any person participating in the exchange offer for the purpose of distributing the exchange notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction with respect to the exchange notes acquired by such person and cannot rely on the position of the Staff of the SEC set forth in no-action letters that are discussed herein under “—Resale of the exchange notes; Plan of distribution,” and (y) any broker-dealer that receives exchange notes for its own account in exchange for outstanding notes pursuant to the exchange offer must deliver a prospectus in connection with any resale of such exchange notes, but by so acknowledging, the holder shall not be deemed to admit that, by delivering a prospectus, it is an “underwriter” within the meaning of the Securities Act;

(d) neither the holder nor any beneficial owner is an “affiliate,” as defined under Rule 405 of the Securities Act, of ours; and

(e) the holder and each beneficial owner understands, that a secondary resale transaction described in clause (c) above should be covered by an effective registration statement containing the selling securityholder information required by Item 507 of Regulation S-K of the SEC.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “—Resale of the exchange notes; Plan of distribution.”

Withdrawal of tenders

Except as otherwise provided herein, tenders of outstanding notes pursuant to the exchange offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date at the address set forth below under “—Exchange agent.” Any such notice of withdrawal must:

•	specify the name of the person having tendered the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn, including the principal amount of such outstanding notes;

•

specify the number of the account at the book-entry transfer facility from which the outstanding notes were tendered and specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of such facility;

•	contain a statement that such holder is withdrawing its election to have such outstanding notes exchanged;

•

be signed by the holder in the same manner as the original signature on the letter of transmittal by which such outstanding notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to the outstanding notes register the transfer of such outstanding notes in the name of the person withdrawing the tender; and

•	specify the name in which such outstanding notes are registered, if different from the person who tendered such outstanding notes.

Any notice of withdrawal must specify the name and number of the account at the appropriate book-entry transfer facility to be credited with such withdrawn outstanding notes and must otherwise comply with such book-entry transfer facility’s procedures.

If the outstanding notes to be withdrawn have been delivered or otherwise identified to the exchange agent, a signed notice of withdrawal meeting the requirements discussed above is effective immediately upon written or facsimile notice of withdrawal even if physical release is not yet effected. A withdrawal of outstanding notes can only be accomplished in accordance with these procedures.

All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by us in our sole discretion, which determination shall be final and binding on all parties. No withdrawal of outstanding notes will be deemed to have been properly made until all defects or irregularities have been cured or expressly waived. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or revocation, nor shall we or they incur any liability for failure to give any such notification. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no exchange notes will be issued with respect thereto unless the outstanding notes so withdrawn are retendered. Properly withdrawn outstanding notes may be retendered in accordance with the procedures described above under “—Procedures for tendering outstanding notes” at any time prior to the expiration date of the exchange offer.

Any outstanding notes which have been tendered but which are not accepted for exchange due to the rejection of the tender due to uncured defects or the prior termination of the exchange offer, or which have been validly withdrawn, will be returned to the appropriate account in accordance with the book-entry transfer facility’s procedures.

Conditions to the exchange offer

The exchange offer shall not be subject to any conditions, other than that

(1)	the SEC has issued an order or orders declaring the indenture governing the notes qualified under the Trust Indenture Act of 1939;

(2)	the exchange offer, or the making of any exchange by a holder, does not violate applicable law or any applicable interpretation of the staff of the SEC;

(3)	no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer, which, in our judgment, might impair our ability to proceed with the exchange offer;

(4)	there shall not have been adopted or enacted any law, statute, rule or regulation which, in our judgment, would materially impair our ability to proceed with the exchange offer; or

(5)	there shall not have occurred any material change in the financial markets in the United States or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which on the financial markets of the United States, in our judgment, would materially impair our ability to proceed with the exchange offer.

If we determine in our sole discretion that any of the conditions to the exchange offer are not satisfied, we may

(1)	refuse to accept any outstanding notes and return all tendered outstanding notes to the tendering holders;

(2)	extend the exchange offer and retain all outstanding notes tendered prior to the expiration date applicable to the exchange offer, subject, however, to the rights of holders to withdraw such outstanding notes (see “—Withdrawal of tenders”); or

(3)	waive such unsatisfied conditions with respect to the exchange offer and accept all validly tendered outstanding notes which have not been withdrawn.

If such waiver constitutes a material change to the exchange offer, we will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders, and will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during such five to ten business day period.

Consequences of failure to exchange

The outstanding notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities. Accordingly, the outstanding notes may be resold only:

(1)	to us upon redemption thereof or otherwise;

(2)	so long as the outstanding notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A;

(3)	in an offshore transaction pursuant to Regulation S under the Securities Act;

(4)	pursuant to an exemption from registration in accordance with Rule 144, if available, under the Securities Act;

(5)	in reliance on another exemption from the registration requirements of the Securities Act; or

(6)	pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

Exchange agent

The Bank of New York Mellon Trust Company, N.A., the trustee under the indenture governing the notes, has been appointed as exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for other documents should be directed to the exchange agent addressed as follows:

By Mail or Hand:

The Bank of New York Mellon Trust Company, N.A., as Exchange Agent

c/o The Bank of New York Mellon Corporation

Corporate Trust Operations – Reorganization Unit

101 Barclay Street, Floor 7 East

New York, NY 10286

Attention: William Buckley

By Facsimile:

(212) 298-1915

Confirm by

Telephone:

(212) 815-5788

Fees and expenses

The expenses of soliciting tenders pursuant to the exchange offer will be paid by us. The principal solicitation for tenders pursuant to the exchange offer is being made by mail; however, additional solicitations may be made by telegraph, telephone, telecopy or in person by our officers and regular employees.

We will not make any payments to or extend any commissions or concessions to any broker or dealer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection therewith. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the prospectus and related documents to the beneficial owners of the outstanding notes and in handling or forwarding tenders for exchange.

The expenses to be incurred by us in connection with the exchange offer will be paid by us, including fees and expenses of the exchange agent and trustee and accounting, legal, printing and related fees and expenses.

We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes pursuant to the exchange offer. If, however, exchange notes or outstanding notes for principal amounts not tendered or accepted for exchange are to be registered or issued in the name of any person other than the registered holder of the outstanding notes tendered, or if tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of outstanding notes pursuant to the exchange offer, then the amount of any such transfer taxes imposed on the registered holder or any other persons will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Accounting treatment

We will record the exchange notes at the same carrying value of the outstanding notes reflected in our accounting records on the date the exchange offer is completed. Accordingly, we will not recognize any gain or loss for accounting purposes upon the exchange of exchange notes for outstanding notes. We will amortize certain expenses incurred in connection with the issuance of the exchange notes over the respective terms of the exchange notes.

Resale of the exchange notes

For information about resale of the exchange notes, see “Plan of distribution.”

DESCRIPTION OF NOTES

The outstanding notes were, and the exchange notes will be, issued by Issuer under an Indenture (the “Indenture”) among itself, Superior Energy, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as Trustee. The terms of the notes include those expressly stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. Any outstanding notes that remain outstanding after completion of the exchange offer, together with the exchange notes issued in the exchange offer, will be treated as a single class of securities under the Indenture (the “Notes”).

The following description is a summary of the material provisions of the Notes and the Indenture and is qualified in its entirety by the provisions of the Notes and the Indenture. It does not restate those agreements in their entirety. We urge you to read the Indenture because it, and not this description, defines your rights as a Holder of the Notes. Superior Energy will make a copy of the Indenture available to Holders and prospective investors upon request.

You can find the definitions of certain terms used in this description below under the caption “—Certain definitions.” Certain defined terms used in this description but not defined below under the caption “—Certain definitions” have the meanings assigned to them in the Indenture. In this description, the words “Issuer,” “we,” “us,” or “our” refer only to SESI, L.L.C. and not to any of its Subsidiaries, and “Superior Energy” refers only to Superior Energy Services, Inc. and not to any of its Subsidiaries.

The registered Holder of a Note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the Indenture.

Brief description of the notes and the note guarantees

The Notes:

•	are general unsecured senior obligations of Issuer;

•	are limited to an aggregate principal amount of $800.0 million, subject to our ability to issue Additional Notes;

•	are pari passu in right of payment with all existing and future unsecured senior Indebtedness of Issuer;

•	are senior in right of payment to any future Subordinated Obligations of Issuer;

•

are effectively subordinated to all existing and future Secured Indebtedness of the Issuer to the extent of the value of the assets securing such Indebtedness, including any borrowings under the Credit Agreement;

•	are structurally subordinated to all liabilities of any Non-Guarantor Subsidiary;

•	are unconditionally guaranteed on a senior basis by Superior Energy and the Subsidiary Guarantors; and

•	are represented by one or more registered Notes in global form, but in certain circumstances may be represented by Notes in definitive form.

As of March 31, 2012, we had total consolidated indebtedness of approximately $2,000.0 million (including the notes and exclusive of discounts), of which a $400.0 million term loan under the Credit Agreement is secured and effectively senior to the Notes and the Note Guarantees to the extent of the value of the collateral securing such Indebtedness, and Issuer would have been able to incur additional secured borrowings of $564.2 million under the Credit Agreement (after giving effect to $35.8 million of outstanding letters of credit, which reduce availability), which could increase by up to $200.0 million, subject to certain conditions. See “Risk factors—Risks related to the notes—The notes are effectively subordinated to our indebtedness and the guarantors’ guarantees under our senior credit facility and any other secured indebtedness of our company to the extent of the value of the property securing that indebtedness.”

The note guarantees

The Notes are jointly and severally, irrevocably, fully and unconditionally guaranteed on a senior basis by Superior Energy and each of Issuer’s and Superior Energy’s Subsidiaries that guarantee Obligations under the Credit Agreement. Prior to the occurrence of an Investment Grade Rating Event, the Notes will be guaranteed by any of Issuer’s or Superior Energy’s Restricted Subsidiaries that subsequently guarantee Obligations under the Credit Agreement or other Indebtedness of the Issuer or any Guarantor. See “—Certain covenants—Future guarantors.” The Notes are not guaranteed by certain Domestic Subsidiaries that do not guarantee the senior credit facility, all Foreign Subsidiaries and any other Subsidiaries that are designated as Unrestricted Subsidiaries under certain circumstances described under the caption “—Certain definitions—Unrestricted Subsidiary.”

Each Note Guarantee:

•	is a general unsecured senior obligation of such Guarantor;

•	is pari passu in right of payment with all existing and future unsecured senior Indebtedness of such Guarantor;

•	is senior in right of payment to any future Subordinated Obligations of such Guarantor; and

•

is effectively subordinated to all existing and future Secured Indebtedness of such Guarantor to the extent of the value of the assets securing that Indebtedness, including any guarantee of Issuer’s obligations under the Credit Agreement.

Not all of the existing Subsidiaries of Issuer and Superior Energy guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these Non-Guarantor Subsidiaries, the Non-Guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us.

For the three months ended March 31, 2012, the Non-Guarantor Subsidiaries generated approximately 18% of Superior Energy’s consolidated revenues, exclusive of intercompany eliminations and approximately 9% of Superior Energy’s consolidated income from operations. As of March 31, 2012, the Non-Guarantor Subsidiaries represented approximately 18% of Superior Energy’s consolidated total assets, exclusive of intercompany eliminations, and had approximately $223.3 million of total liabilities on a consolidated basis, including debt and trade payables but excluding most intercompany liabilities, all of which would be structurally senior to the Notes. Our Subsidiaries with a book value of assets of less than $35.0 million are not required to guarantee obligations under the Credit Agreement.

All of Issuer’s and Superior Energy’s Subsidiaries, other than Superior Energy Liftboats, L.L.C., are “Restricted Subsidiaries.” However, under the circumstances described below in the definition of “Unrestricted Subsidiaries,” Superior Energy and Issuer will be permitted to designate certain of their Subsidiaries as “Unrestricted Subsidiaries.” Superior Energy’s and Issuer’s Unrestricted Subsidiaries are not subject to many of the restrictive covenants in the Indenture. Superior Energy’s and Issuer’s Unrestricted Subsidiaries do not guarantee the Notes.

Principal, maturity and interest

Issuer issued $800.0 million in aggregate principal amount of Notes. Issuer may issue an unlimited principal amount of additional Notes having identical terms and conditions as the Notes other than the issue date, the issue price and the first interest payment date (the “Additional Notes”). Any issuance of Additional Notes is subject to all of the covenants in the Indenture, including the covenant described below under the caption “—Certain covenants—Limitation on indebtedness.” The Notes and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to

“Notes” for all purposes of the Indenture and this “Description of notes” include any Additional Notes that are actually issued. Notes are issued in denominations of $2,000 and integral multiples of $1,000. The Notes will mature on December 15, 2021.

Interest on the Notes accrues at the rate of 7.125% per annum and will be payable semiannually in arrears on June 15 and December 15, commencing on June 15, 2012. Additional Interest may accrue on the Notes in certain circumstances pursuant to the Registration Rights Agreement as described under “Exchange offer; registration rights.” All references in the Indenture and this “Description of notes,” in any context, to any interest or other amount payable on or with respect to the Notes shall be deemed to include any Additional Interest required to be paid pursuant to the Registration Rights Agreement. Interest on overdue principal, interest and Additional Interest, if any, will accrue at a rate that is 1% higher than the then applicable interest rate on the Notes. Issuer will make each interest payment to the Holders of record on the immediately preceding June 1 and December 1.

Interest on the Notes accrues from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of receiving payments on the notes

If a Holder has given wire transfer instructions to Issuer, Issuer will pay all principal, interest and premium and Additional Interest, if any, on that Holder’s Notes in accordance with those instructions. All other payments on the Notes will be made at the office or agency of the paying agent and registrar unless Issuer elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

Issuer will pay principal of, premium, if any, and interest on, the Notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered Holder of such global Note.

Paying agent and registrar for the notes

The Trustee will initially act as Paying Agent and Registrar. Issuer may change the Paying Agent or Registrar without prior notice to the Holders, and Issuer or any of its Subsidiaries may act as paying agent or registrar.

Transfer and exchange

A Holder may transfer or exchange Notes in accordance with the provisions of the Indenture. The registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. Issuer will not be required to transfer or exchange any Note selected for redemption. Also, Issuer will not be required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Note guarantees

The Notes are guaranteed by Superior Energy and each of Issuer’s and Superior Energy’s Subsidiaries that guarantee Obligations under the Credit Agreement. Prior to the occurrence of an Investment Grade Rating Event, the Notes will be guaranteed by any of Issuer’s or Superior Energy’s Restricted Subsidiaries that subsequently guarantee Obligations under the Credit Agreement or other Indebtedness of the Issuer or any Guarantor. See “—Certain covenants—Future guarantors.” The Notes are not guaranteed by Domestic Subsidiaries that do not guarantee the senior credit facility and all Foreign Subsidiaries. These Note Guarantees are joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. If a Note Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Note Guarantee could be reduced to zero. See “Risk factors—Risks related to the notes—Federal and state fraudulent transfer laws may permit a court to void the notes and/or the guarantees, and if that occurs, you may not receive any payments on the notes.”

Any Guarantor that makes a payment under its Note Guarantee will be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment, based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

A Subsidiary Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person, other than Issuer or another Guarantor, unless:

(1)	immediately after giving effect to that transaction, no Default or Event of Default exists;

(2)	if such entity remains a Subsidiary Guarantor, the resulting, surviving or transferee Person (the “Successor Guarantor”) is a Person (other than an individual) organized and existing under the laws of the United States of America, any state or territory thereof or the District of Columbia;

(3)	the Successor Guarantor, if not already a Subsidiary Guarantor, expressly assumes all the obligations of such Subsidiary Guarantor under the Indenture, the Notes and its Note Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee and assumes by written agreement all the obligations of such Subsidiary Guarantor under the Registration Rights Agreement; and

(4)	if such Subsidiary Guarantor does not continue as a Subsidiary of Issuer or Superior Energy, the net proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture.

The Note Guarantee of a Subsidiary Guarantor will be released:

(1)	in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) Superior Energy, Issuer or a Restricted Subsidiary of Issuer or Superior Energy, if the sale or other disposition, and the application of the proceeds of such transaction, comply with the covenant described below under the caption “—Repurchase at option of holders—Limitation on sales of assets and subsidiary stock”;

(2)	in connection with any sale or other disposition of all of the Capital Stock of that Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) Superior Energy, Issuer or a Restricted Subsidiary of Issuer or Superior Energy, if the sale or other disposition, and the application of the proceeds of such transaction, comply with the covenant described below under the caption “—Repurchase at option of holders—Limitation on sales of assets and subsidiary stock”;

(3)	if Issuer designates any Restricted Subsidiary that is a Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture;

(4)	upon legal defeasance or satisfaction and discharge of the Indenture as provided below under the captions “—Legal defeasance and covenant defeasance” and “—Satisfaction and Discharge”; or

(5)	upon the occurrence of an Investment Grade Rating Event, if such Subsidiary Guarantor does not have outstanding Indebtedness, and it does not guarantee Indebtedness of Issuer, Superior Energy or any other Guarantor, in each case in excess of a De Minimis Amount.

See “—Repurchase at option of holders—Limitation on sales of assets and subsidiary stock.”

Superior Energy will be released from its obligations under the Indenture and its Note Guarantee only in connection with any legal defeasance or satisfaction and discharge of the Indenture.

Optional redemption

At any time prior to December 15, 2014, Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 107.125% of the principal amount, plus accrued and unpaid interest and Additional Interest, if any, to but excluding the redemption date, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date, with the Net Cash Proceeds of one or more Public Equity Offerings; provided that:

(1)	at least 65% of the aggregate principal amount of Notes (which includes Additional Notes, if any) issued under the Indenture (excluding Notes held by Superior Energy and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)	the redemption occurs within 90 days of the date of the closing of such Public Equity Offering.

Except pursuant to the preceding paragraph, the Notes are not redeemable at Issuer’s option prior to December 15, 2016.

On or after December 15, 2016, Issuer may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed, to but excluding the applicable redemption date (subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date), if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

Year	Percentage
2016	103.563%
2017	102.375%
2018	101.188%
2019 and thereafter	100.000%

At any time prior to December 15, 2016, Issuer may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to but excluding the date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date. The redemption price shall be determined by the Issuer.

Unless Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

Mandatory redemption; Offers to purchase; Open market purchases

Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, Issuer may be required to offer to purchase the Notes as described under the captions “—Repurchase at the option of holders—Change of control” and “—Repurchase at the option of holders—Limitation on sales of assets and subsidiary stock.” Issuer may at any time and from time to time purchase Notes in the open market or otherwise, so long as such acquisition does not otherwise violate the terms of the Indenture.

Selection and notice of redemption

In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed, then on a pro rata basis (to the extent practicable), by lot or by such similar method in accordance with the procedures of DTC. No Note of $2,000 in original principal amount or less will be redeemed in part.

Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder to be redeemed at its registered address or otherwise delivered in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notices of redemption may not be conditional.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.

For Notes that are represented by global certificates held on behalf of DTC, notices may be given by delivery of the relevant notices to DTC for communication to entitled account holders in substitution of the aforementioned mailing.

Repurchase at the option of holders

Change of control

Upon the occurrence of any of the following events (each a “Change of Control”), each Holder shall have the right to require that Issuer repurchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest and Additional Interest, if any, to but excluding the date of purchase (the “Change of Control Payment”) (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

(1)	any “person” (as such term is used in Section 13(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Superior Energy or Issuer;

(2)	individuals who on the Issue Date constituted the Board of Directors of Superior Energy together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of Superior Energy, as the case may be, was approved by a vote of majority of the directors of Superior Energy then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

(3)	the adoption of a plan relating to the liquidation or dissolution of either Issuer or Superior Energy;

(4)	the merger or consolidation of Issuer or Superior Energy, as the case may be, with or into another Person or the merger of another Person with or into Issuer or Superior Energy, as the case may be, other than a transaction following which, in the case of a merger or consolidation transaction, securities that represented 100% of the Voting Stock of Issuer or Superior Energy, as the case may be, immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) constitute at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction; or

(5)	the direct or indirect sale, assignment, conveyance, transfer, lease or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all the assets of Issuer or Superior Energy and their respective Subsidiaries taken as a whole, as the case may be (in each case, determined on a consolidated basis) to another Person.

Within 30 days following any Change of Control, Issuer will mail a notice to each Holder or otherwise give notice in accordance with the applicable procedures of DTC, with a copy to the Trustee (the “Change of Control Offer”) stating:

(1)	that a Change of Control has occurred and that such Holder has the right to require us to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest and Additional Interest, if any, to but excluding the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

(2)	the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

(3)	the purchase date (which shall be no earlier than 10 days nor later than 60 days from the date such notice is mailed) (the “Change of Control Payment Date”); and

(4)	the instructions, as determined by us, consistent with the Indenture, that a Holder must follow in order to have its Notes purchased.

On the Change of Control Payment Date, Issuer will, to the extent lawful:

(1)	accept for payment all Notes or portions of Notes (of $2,000 or larger integral multiples of $1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes so tendered; and

(3)	deliver or cause to be delivered to the Trustee for cancellation the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer in accordance with the terms of this covenant.

The Paying Agent will promptly mail to each Holder so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest to the Change of Control Payment Date will be paid on the relevant interest payment date to the Person in whose name a Note is registered at the close of business on such record date.

The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders to require that Issuer repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

Issuer will not be required to make a Change of Control Offer following a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (2) notice of redemption has been given pursuant to the Indenture as described under the caption “—Optional redemption,” unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue of its compliance with such securities laws or regulations.

The Credit Agreement prohibits, and future credit agreements or other agreements to which Issuer becomes a party may prohibit or limit, Issuer from purchasing any Notes as a result of a Change of Control. In the event a Change of Control occurs at a time when Issuer is prohibited from purchasing the Notes, Issuer could seek the consent of its lenders to permit the purchase of the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such consent or repay such borrowings, Issuer will remain prohibited from purchasing the Notes. In such case, Issuer’s failure to purchase tendered Notes after any applicable notice and lapse of time would constitute an Event of Default under the Indenture.

The Credit Agreement does, and future credit agreements or other agreements relating to Indebtedness to which the Issuer becomes a party may, provide that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control under the Indenture). If we experience a change of control that triggers a default under our Credit Agreement, we could seek a waiver of such default or seek to refinance our Credit Agreement. In the event we do not obtain such a waiver or refinance the Credit Agreement, such default could result in amounts outstanding under our Credit Agreement being declared due and payable.

Our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases. See “Risk factors—Risks related to the notes—We may not be able to repurchase the notes upon a change of control.”

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of Superior Energy and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between Superior Energy and the initial purchasers. Neither Superior Energy nor Issuer has any present intention to engage in a transaction involving a Change of Control, although it is possible that they could decide to do so in the future. Subject to the limitations discussed below, Superior Energy or Issuer could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to Incur additional Indebtedness are contained in the covenants described under “—Certain covenants—Limitation on indebtedness” and “—Limitation on liens.” Such restrictions can only be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, assignment, conveyance, transfer, lease or other disposition of “all or substantially all” of the properties or assets of Issuer or Superior Energy and their respective Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder to require us to repurchase the Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Issuer or Superior Energy and their respective Subsidiaries taken as a whole to another Person or group may be uncertain.

The provisions under the Indenture relative to our obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

Limitation on sales of assets and subsidiary stock

Each of Superior Energy and Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

(1)	Superior Energy, Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration) as determined in good faith by the Board of Directors of Superior Energy, an Officer of Superior Energy, an Officer of the Issuer or an Officer of such Restricted Subsidiary with responsibility for such transaction, which determination shall be conclusive evidence of compliance with this provision, of the shares and assets subject to such Asset Disposition;

(2)	in the case of an Asset Disposition for consideration exceeding $50.0 million, the fair market value is determined, in good faith, by the Board of Directors of Superior Energy, and evidenced by a resolution of the Board of Directors of Superior Energy set forth in an Officer’s Certificate delivered to the Trustee;

(3)	either (a) at least 75% of the consideration thereof received by Superior Energy, Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Temporary Cash Investments or (b) the fair market value (with the fair market value of each item of Designated Noncash Consideration being measured at the time received without giving effect to subsequent changes in value) of all forms of consideration other than cash or Temporary Cash Investments received for all Asset Dispositions since the Issue Date does not exceed in the aggregate an amount equal to 10% of Consolidated Tangible Assets at the time each determination is made; and

(4)	an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by Superior Energy, Issuer or such Restricted Subsidiary, as the case may be, within 365 days after its receipt, at its option:

(a)	to repay Secured Indebtedness under a Debt Facility;

(b)	to acquire Additional Assets or to make capital expenditures in a Related Business; and

(c)	to the extent of the balance of such Net Available Cash after application in accordance with clauses (a) and (b), to make an offer to the Holders of the Notes (and to holders of other Indebtedness of Issuer that is pari passu with the Notes) to purchase Notes (and such other Indebtedness of Issuer) pursuant to and subject to the conditions contained in the Indenture;

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (a) or (c) above, Issuer or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment, if any, to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Temporary Cash Investments or used to reduce loans outstanding under any revolving credit facility existing under a Debt Facility.

For the purposes of this covenant, the following are deemed to be cash or Temporary Cash Investments: (i) the assumption of Obligations of Superior Energy, Issuer or any Restricted Subsidiary (other than any of their Subordinated Obligations) and the release of Superior Energy, Issuer or such Restricted Subsidiary, as the case may be, from all liability on such Obligations in connection with such Asset Disposition, (ii) any securities received by Issuer or any Restricted Subsidiary from the transferee that are promptly converted by Issuer or such Restricted Subsidiary into cash within 180 days after the receipt thereof (to the extent of cash received) and (iii) any Designated Noncash Consideration received by Superior Energy, Issuer or any Restricted Subsidiary in such Asset Disposition having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed the greater of (x) $60.0 million and (y) 1.5% of Consolidated Tangible Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received without giving effect to subsequent changes in value).

The requirement of clause (4) of the first paragraph of this “Limitation on sales of assets and subsidiary stock” covenant shall be deemed to be satisfied if an agreement (including a lease) committing to make the acquisitions or expenditures referred to therein is entered into by Superior Energy, Issuer or a Restricted Subsidiary within the time period specified in such clause and such Net Available Cash is subsequently applied in accordance with such agreement within six months following such agreement.

Any Net Available Cash from Asset Dispositions that is not applied or invested as provided in clauses 4(a) or 4(b) of the first paragraph of this covenant within the time period set forth therein will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $60.0 million, Issuer will make an offer (an “Asset Disposition Offer”) to all Holders and, to the extent required under the terms of outstanding pari passu Indebtedness of Issuer, to the holders of such outstanding pari passu Indebtedness, to purchase the maximum aggregate principal amount of Notes and such other pari passu Indebtedness of Issuer in an amount equal to $2,000 or an integral multiple of $1,000 in excess thereof at a purchase price of 100% of their principal amount (or, in the event such other pari passu Indebtedness of Issuer was issued with significant original issue discount, 100% of the accreted value thereof), without premium, plus accrued but unpaid interest and Additional Interest (or, in respect of such other pari passu Indebtedness of Issuer, such lesser price, if any, as may be provided for by the terms of such Indebtedness of Issuer) to but excluding the purchase date, in accordance with the procedures set forth in the Indenture. Issuer may satisfy the foregoing obligations with respect to such Net Available Cash from an Asset Disposition by making an offer with respect to such Net Available Cash prior to the expiration of the application period.

To the extent that the aggregate amount of Notes and such pari passu Indebtedness tendered pursuant to an Asset Disposition Offer is less than the Excess Proceeds, Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to compliance with other covenants contained in the Indenture. If the aggregate principal amount of Notes or the pari passu Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee or the applicable Registrar shall select the Notes and Issuer or agent for such pari passu Indebtedness shall select such pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount (or accreted value) of the Notes or such pari passu Indebtedness tendered. Upon completion of any such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

Each of Superior Energy and Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, each of Superior Energy and Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this clause by virtue of its compliance with such securities laws or regulations. Upon the occurrence of an Investment Grade Rating Event, the Asset Disposition provisions described under this caption will cease to apply to Issuer and will no longer have effect.

Certain covenants

Termination of covenants when notes rated investment grade

The Indenture contains covenants including, among others, those summarized below. From and after the occurrence of an Investment Grade Rating Event, each of the covenants described below (except for the covenant described above under “—Repurchase at the option of holders—Change of control,” clause (a) of each of paragraph (1) and (2) of the covenant under the caption “—Merger and consolidation” and the covenant described under the caption “—SEC reports”), together with the Asset Disposition provision described above under the caption “—Repurchase at the option of holders—Limitation on sales of assets and subsidiary stock,” and clause (8) of the first paragraph under the caption “—Defaults,” will cease to apply to each of Superior Energy, Issuer and their Restricted Subsidiaries, as the case may be, and will no longer have effect. Instead, the remaining covenants enumerated above and the covenant described below under the caption “—Investment

Grade Covenant” will apply to Superior Energy and Issuer and become effective upon the occurrence of such an Investment Grade Rating Event. For the avoidance of doubt, such covenants and provisions shall not be reinstated even if the Notes are subsequently assigned a rating below an Investment Grade Rating by either or both Rating Agencies.

Limitation on indebtedness

(1)	Each of Superior Energy and Issuer will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that Superior Energy, Issuer and any Subsidiary Guarantor may Incur Indebtedness if, the Consolidated Coverage Ratio for the most recently ended four fiscal quarters for which consolidated financial statements of Superior Energy and its Subsidiaries have been provided to the Holders pursuant to the Indenture immediately preceding the date of such Incurrence would have exceeded 2.0 to 1 and no Default would have occurred and be continuing, in each case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four quarter period.

(2)	Notwithstanding the foregoing paragraph (1), so long as no Default has occurred and is continuing, Superior Energy, Issuer and their Restricted Subsidiaries may Incur, to the extent provided below, the following Indebtedness:

(a)	Indebtedness Incurred by Superior Energy, Issuer and any Subsidiary Guarantor under Debt Facilities; provided, however, that after giving effect to such Incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (a) (with letters of credit and bankers’ acceptances, if any, being deemed to have a principal amount equal to the maximum potential liability of Issuer thereunder) and then outstanding does not exceed the greater of (A) $1.2 billion and (B) the amount equal to 27.5% of Consolidated Tangible Assets as of the end of the most recent fiscal quarter for which consolidated financial statements of Superior Energy and its Subsidiaries have been provided to the Holders pursuant to the Indenture immediately preceding the date of such Incurrence;

(b)	the incurrence by Superior Energy, Issuer or any Restricted Subsidiary of intercompany Indebtedness between or among Superior Energy, Issuer or any Restricted Subsidiary; provided, however, that:

(i)	if Issuer is the obligor on Indebtedness owing to a Non-Guarantor Subsidiary, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes;

(ii)	if a Guarantor is the obligor on such Indebtedness and a Non-Guarantor Subsidiary is the obligee, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Note Guarantee of such Guarantor; and

(iii)	(1) any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than Superior Energy, Issuer or any Restricted Subsidiary and (2) any sale or other transfer of any such Indebtedness to a Person that is not Superior Energy, Issuer or any Restricted Subsidiary, will be deemed, in each case, to constitute an incurrence of such Indebtedness by Superior Energy, Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (b);

(c)	Indebtedness consisting of the Notes and the related Note Guarantees to be issued on the date of the Indenture and any Exchange Notes (including any Note Guarantee thereof);

(d)	Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (a), (b) or (c) of this paragraph (2));

(e)

Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by Superior Energy or Issuer, as the case may be (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by Superior Energy or Issuer, as the case may be); provided, however, that on the date of such acquisition and after giving pro forma effect thereto, either (1) Issuer would have been able to Incur at least $1.00 of additional Indebtedness pursuant to paragraph (1) of this covenant; or (2) the Consolidated Coverage Ratio is higher than immediately prior to such acquisition;

(f)	Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (1) or pursuant to clause (c), (d) or (e) of this paragraph (2) or this clause (f); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to clause (e) of this paragraph (2), such Refinancing Indebtedness shall be Incurred only by such Subsidiary;

(g)	Hedging Obligations entered into in the ordinary course of business of Superior Energy, Issuer or any Restricted Subsidiary and not for speculative purposes;

(h)	Indebtedness incurred solely in respect of banker’s acceptances, letters of credit, performance and surety bonds, insurance contracts and completion guarantees and other reimbursement obligations (to the extent that such incurrence does not result in the Incurrence of any obligation for the payment of borrowed money of others), in each case Incurred in the ordinary course of business;

(i)	the incurrence by Superior Energy, Issuer or any Restricted Subsidiary of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the acquisition or cost of design, construction, installation, improvement or the carrying cost of assets used in the business of Superior Energy, Issuer or any Restricted Subsidiary, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (i), not to exceed the greater of (A) $200.0 million or (B) 4.5% of Consolidated Tangible Assets as of the end of the most recent fiscal quarter for which consolidated financial statements of Superior Energy and its Subsidiaries have been provided to the Holders pursuant to the Indenture immediately preceding the date of such Incurrence (or the equivalent thereof, measured at the time of each incurrence, in applicable foreign currency) at any time outstanding;

(j)	Indebtedness arising from any agreement providing for indemnities, Guarantees, purchase price adjustments, holdbacks, contingency payment obligations based on the performance of the acquired or disposed assets or similar obligations (other than Guarantees of Indebtedness) Incurred by any Person in connection with the acquisition or disposition of assets;

(k)	in-kind obligations relating to net oil or natural gas balancing positions arising in the ordinary course of business;

(l)	the guarantee by Issuer or any of the Guarantors of Indebtedness of Superior Energy, Issuer or any Restricted Subsidiary that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes or the relevant Note Guarantee, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(m)	the incurrence by Foreign Subsidiaries of Indebtedness in an aggregate principal amount at any time outstanding pursuant to this clause (m), including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (m), not to exceed the greater of (A) $150.0 million and (B) the amount equal to 20% of Foreign Subsidiary Total Tangible Assets as of the end of the most recent fiscal quarter for which consolidated financial statements of Superior Energy and its Subsidiaries have been provided to the Holders pursuant to the Indenture immediately preceding the date of such Incurrence (or the equivalent thereof, measured at the time of each incurrence, in applicable foreign currency); and

(n)	Indebtedness of Superior Energy, Issuer and any Restricted Subsidiary in an aggregate principal amount which, together with all other Indebtedness of such Persons outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (a) through (m) of this paragraph (2) or paragraph (1) of this covenant) does not exceed $150.0 million.

(3)	Notwithstanding the foregoing, each of Superior Energy and Issuer will not, and will not permit any Subsidiary Guarantor to, Incur any Indebtedness pursuant to the foregoing paragraph (2) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of Superior Energy, Issuer or any Subsidiary Guarantor unless such Indebtedness shall be subordinated to the Notes or the relevant Note Guarantee, as applicable, to at least the same extent as such Subordinated Obligations.

(4)	Each of Superior Energy and Issuer will not, and will not permit any Subsidiary Guarantor to Incur any Indebtedness (including indebtedness permitted to be incurred by paragraph (2) of this covenant) that is contractually subordinated in right of payment to any other Indebtedness of Issuer or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of Issuer or such Guarantor solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

(5)	For purposes of determining compliance with this “Limitation on indebtedness” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of permitted debt described in clauses (a) through (n) of paragraph (2) of this covenant, or is entitled to be incurred pursuant to paragraph (l) of this covenant, Issuer will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant; provided that all Indebtedness outstanding on the Issue Date under the Credit Agreement after giving effect to the application of the proceeds from the issuance of the Notes, and all Indebtedness (or the portion thereof) Incurred under clause (a) of paragraph (2) of this covenant shall be deemed Incurred under clause (a) of paragraph (2) of this covenant and not paragraph (1) or clause (d) of paragraph (2) of this covenant and may not later be reclassified. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Superior Energy, Issuer or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

(6)	The amount of any Indebtedness outstanding as of any date will be:

(a)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(b)	the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(c)	in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(i)	the fair market value of such assets at the date of determination; and

(ii)	the amount of the Indebtedness of the other Person.

Limitation on restricted payments

(1)	Each of Superior Energy and Issuer will not, and will not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time Superior Energy, Issuer or such Restricted Subsidiary makes such Restricted Payment:

(a)	a Default shall have occurred and be continuing (or would result therefrom);

(b)	Issuer is not entitled to Incur an additional $1.00 of Indebtedness pursuant to paragraph (1) of the covenant described under “—Limitation on indebtedness;” or

(c)	the aggregate amount of such Restricted Payment and all other Restricted Payments since May 2, 2001 would exceed the sum of (without duplication):

(i)	50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from April 1, 2001 to the end of the most recent fiscal quarter for which consolidated financial statements of Superior Energy and its Subsidiaries have been provided to the Holders pursuant to the Indenture immediately preceding the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

(ii)	100% of the aggregate Net Cash Proceeds received by Superior Energy from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to May 2, 2001 (other than an issuance or sale to any of its Subsidiaries and other than an issuance or sale to an employee stock ownership plan or to a trust established by Superior Energy or any of its Subsidiaries for the benefit of their employees) or the fair market value of the consideration (if other than cash) from such issue or sale of Capital Stock and 100% of any capital cash contribution received by Superior Energy from its stockholders subsequent to May 2, 2001; plus

(iii)	the amount by which Indebtedness of Superior Energy, Issuer or any Restricted Subsidiary is reduced on Superior Energy’s consolidated balance sheet upon the conversion or exchange (other than by any Subsidiary of Superior Energy) subsequent to the Issue Date of any Indebtedness of Superior Energy, Issuer or any Restricted Subsidiary convertible or exchangeable for Capital Stock (other than Disqualified Stock) of Superior Energy (less the amount of any cash, or the fair market value of any other property, distributed by Superior Energy upon such conversion or exchange); plus

(iv)	an amount equal to the sum of (i) the net reduction in the Investments (other than Permitted Investments) made by Superior Energy, Issuer or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment, proceeds representing the return of capital (excluding dividends and returns that would be included in the calculation of Consolidated Net Income), in each case received by Superior Energy, Issuer or any Restricted Subsidiary, and (ii) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by Issuer or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

As of March 31, 2012, the aggregate amount in clause (c)(i) through (c)(iv) above was approximately $673.5 million.

(2)	The provisions of the foregoing paragraph (1) will not prohibit:

(a)

any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Capital Stock, Disqualified Stock or Subordinated Obligations made by exchange for, or out of the Net Cash Proceeds of the substantially concurrent sale of, Capital Stock of Superior Energy (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of Superior Energy or an employee stock ownership plan or to a trust established by Superior Energy, Issuer or any Restricted Subsidiaries for the benefit of their employees) or a substantially concurrent capital cash contribution received by Superior Energy from its stockholders; provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net

Cash Proceeds from such sale or such capital cash contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under clause (c)(ii) of paragraph (1) above;

(b)	any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Refinancing Indebtedness which is permitted to be Incurred pursuant to the covenant described under “—Limitation on indebtedness;” provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

(c)	any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of Issuer, Superior Energy or any Restricted Subsidiary made by exchange for, or out of the Net Cash Proceeds of the substantially concurrent sale of, Disqualified Stock of Issuer, Superior Energy or such Restricted Subsidiary, as the case may be, so long as such refinancing Disqualified Stock is permitted to be incurred pursuant to the covenant described under “—Limitation on indebtedness” and constitutes Refinancing Indebtedness; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments;

(d)	dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

(e)	so long as no Default has occurred and is continuing, the repurchase or other acquisition of shares of Capital Stock of Superior Energy or any of its Subsidiaries, other than an Unrestricted Subsidiary, from employees, former employees, directors or former directors of Superior Energy or any of its Subsidiaries, other than an Unrestricted Subsidiary (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of Superior Energy under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such repurchases and other acquisitions shall not exceed the sum of (i) $5.0 million in any calendar year (with any unused amounts in any calendar year being carried over to the immediately succeeding calendar year subject to a maximum of $5.0 million in any calendar year), (ii) the aggregate Net Cash Proceeds received during such period from the Issuance of Capital Stock (other than Disqualified Stock) of Superior Energy pursuant to such agreements or plans, in each case to existing or former employees or members of management of Superior Energy or any of its Subsidiaries that occurs after the Issue Date, to the extent the Net Cash Proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments (provided that the Net Cash Proceeds from such sales or contributions shall be excluded from the calculation of amounts under clause (c)(ii) of paragraph (1) above), and (iii) the cash proceeds of key man life insurance policies received by Issuer, Superior Energy or their Restricted Subsidiaries after the Issue Date; provided, further, however, that such repurchases and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments;

(f)

the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Obligation (a) at a purchase price not greater than 101% of the principal amount of such Subordinated Obligation in the event of a Change of Control in accordance with provisions similar to the “—Repurchase at the option of holders—Change of control” covenant or (b) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to the “—Repurchase at the option of holders—Limitation on sales of assets and subsidiary stock” covenant; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, Issuer has made the Change of Control Offer or Asset Disposition Offer, as applicable, as provided in such covenant with respect to the Notes and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer or Asset Disposition Offer; provided further, however, that such purchases, repurchases, redemptions, defeasances or other acquisitions or retirements for value shall be included in the calculation of the amount of Restricted Payments;

(g)	the declaration and payment of dividends to holders of any class or series of Disqualified Stock of Superior Energy or any of its Subsidiaries issued in accordance with the terms of the Indenture to the extent such dividends are included in the definition of “Consolidated Interest Expense”; provided, however, that such amounts shall be excluded in the calculation of the amount of Restricted Payments;

(h)	cash payments in lieu of the issuance of fractional shares or interests in connection with the exercise of warrants, options or other rights or securities convertible into or exchangeable for Capital Stock of Superior Energy or any of its Subsidiaries; provided that any such cash payment shall not be for the purpose of evading the limitation of this covenant; provided, however, that such amounts shall be included in the calculation of the amount of Restricted Payments;

(i)	repurchase of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof; provided, however, that such repurchases shall be excluded in the calculation of the amount of Restricted Payments;

(j)	other Restricted Payments in an aggregate amount not to exceed the greater of (A) $140.0 million and (B) the amount equal to 3.0% of Consolidated Tangible Assets as of the end of the most recent fiscal quarter for which consolidated financial statements of Superior Energy and its Subsidiaries have been provided to the Holders pursuant to the Indenture immediately preceding the date of such Restricted Payments; provided, however, that (A) at the time of such Restricted Payments, no Default shall have occurred and be continuing (or result therefrom) and (B) such Restricted Payments, when made and in the amount so made, shall thereafter be included in the calculation of the amount of Restricted Payments; and

(k)	any payment of cash by Superior Energy, Issuer or any Subsidiary issuer to a holder of Convertible Notes upon conversion or exchange of such Convertible Notes, and entry into or any payment in connection with any termination of any Permitted Bond Hedge or any Permitted Warrant; provided, however, that such payment shall be excluded in the calculation of the amount of Restricted Payments.

The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Superior Energy, Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors of Superior Energy whose resolution with respect thereto will be delivered to the Trustee.

Limitation on restrictions on distributions from restricted subsidiaries

Each of Superior Energy and Issuer will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(a)	pay dividends or make any other distributions on its Capital Stock to Superior Energy, Issuer or any Restricted Subsidiary, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness or other obligations owed to Superior Energy, Issuer or any of their Restricted Subsidiaries (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(b)	make any loans or advances to Superior Energy, Issuer or any of their Restricted Subsidiaries (it being understood that the subordination of loans or advances made to Superior Energy, Issuer or any

Restricted Subsidiary to other Indebtedness Incurred by Superior Energy, Issuer or any of their Restricted Subsidiaries shall not be deemed a restriction on the ability to make loans or advances); or

(c)	sell, lease or transfer any of its property or assets to Superior Energy, Issuer or any of their Restricted Subsidiaries (it being understood that such transfers shall not include any type of transfer described in clause (a) or (b) above).

The preceding provisions will not prohibit:

(1)	any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, including any such Debt Facility and the Notes, the Exchange Notes and the Indenture;

(2)	any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by Superior Energy or Issuer, as the case may be (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by Issuer), and outstanding on such date;

(3)	any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (1) or (2) of this covenant or this clause (3) or contained in any amendment to an agreement referred to in clause (1) or (2) of this covenant or this clause (3); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no more restrictive than the encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

(4)	any such encumbrance or restriction consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

(5)	in the case of clause (c) above, restrictions contained in security agreements or mortgages securing Indebtedness of Superior Energy, Issuer or a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;

(6)	provisions limiting the disposition or distribution of assets or property in joint venture agreements, limited liability agreements, joint operating agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business, which limitation is applicable only to the assets that are the subject of such agreements;

(7)	restrictions imposed by customers on cash or other amounts deposited by them pursuant to contracts entered into in the ordinary course of business;

(8)	purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (c) of the preceding paragraph;

(9)	restrictions on the transfer of property or assets required by any regulatory authority having jurisdiction over Superior Energy, Issuer or such Restricted Subsidiary;

(10)	encumbrances and restrictions contained in contracts entered into in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of, or from the ability of Superior Energy, Issuer and their Restricted Subsidiaries to realize the value of, property or assets of Issuer or any Restricted Subsidiary in any manner material to Superior Energy, Issuer or any Restricted Subsidiary;

(11)	encumbrances or restrictions contained in, or in respect of, Hedging Obligations permitted under the Indenture from time to time;

(12)	encumbrances or restrictions contained in agreements related to Secured Indebtedness otherwise permitted to be Incurred pursuant to the covenant described above under the caption “—Limitation on indebtedness” and any corresponding Liens permitted to be incurred under the provisions of the covenant described under the caption “—Limitation on liens” that limit the right of the debtor to dispose of the assets subject to such Liens; and

(13)	(x) other Indebtedness Incurred or Preferred Stock issued by a Guarantor in accordance with “—Limitation on indebtedness” that, in the good faith judgment of Senior Management, are not more restrictive, taken as a whole, than those applicable to the Issuer or Superior Energy in the Indenture or the Credit Agreement on the Issue Date (which results in encumbrances or restrictions at a Restricted Subsidiary level comparable to those applicable to the Issuer) or (y) other Indebtedness Incurred or Preferred Stock issued by a Non-Guarantor Subsidiary, in each case permitted to be Incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Limitation on indebtedness”; provided that with respect to clause (y), such encumbrances or restrictions will not materially affect Issuer’s ability to make anticipated principal and interest payments on the Notes (in the good faith judgment Senior Management).

Superior Energy will not create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on its ability to (a) make capital contributions or other Investments in Issuer or any Restricted Subsidiary or pay any Indebtedness owed to Issuer or any Restricted Subsidiary, (b) make any loans or advances to Issuer or any Restricted Subsidiary or (c) transfer any of its property or assets to Issuer or any Restricted Subsidiary, except:

(1)	any encumbrance or restriction pursuant to any Debt Facilities and any other agreement in effect at or entered into on the Issue Date; and

(2)	any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in the immediately preceding clause (1) of this covenant or this clause (2) or contained in any amendment to an agreement referred to in the immediately preceding clause (1) of this covenant of this clause (2); provided, however, that the encumbrances and restrictions with respect to Superior Energy contained in any such refinancing agreement or amendment are no more restrictive in any material respect than the encumbrances and restrictions with respect to Superior Energy contained in such predecessor agreements.

Limitation on affiliate transactions

(1)	Each of Superior Energy and Issuer will not, and will not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of Issuer or Superior Energy (an “Affiliate Transaction”) if such Affiliate Transaction involves aggregate consideration in excess of $5 million unless:

(a)	the terms of the Affiliate Transaction are no less favorable to Superior Energy, Issuer or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm’s-length dealings with a Person who is not an Affiliate; and

(b)	the Issuer delivers to the trustee:

(i)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of at least $20 million but equal to or less than $40 million, an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (a) above; and

(ii)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $40 million, a resolution of the Board of Directors of Superior Energy set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (a) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of its Board of Directors.

(2)	The provisions of the preceding paragraph (a) will not prohibit:

(a)	a Restricted Payment or Permitted Investment, in each case permitted to be made pursuant to the covenant described under “—Limitation on restricted payments”;

(b)	any employment, equity award, equity option or equity appreciation agreement or plan, agreement or other similar compensation plan entered into by Superior Energy, Issuer or any Restricted Subsidiary in the ordinary course of business;

(c)	loans or advances to officers, directors and employees for moving, entertainment and travel expense, drawing accounts and similar expenditures for other business purposes, in each case, in the ordinary course of business of Superior Energy, Issuer or any of their Restricted Subsidiaries;

(d)	maintenance in the ordinary course of business of customary benefit programs or arrangements for employees, officers or directors, including health and life insurance plans, deferred compensation plans and retirement or savings and similar plans;

(e)	any agreement as in effect as of the Issue Date, as these agreements may be amended, modified, supplemented, extended or renewed from time to time, so long as any such amendment, modification, supplement, extension or renewal is not more disadvantageous to the Holders in any material respect in the good faith judgment of Senior Management (except to the extent the arrangement is valued in excess of $40.0 million, in which case, in the good faith judgment of the Board of Directors of Superior Energy), when taken as a whole, than the terms of the agreements in effect on the Issue Date;

(f)	transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of the business of Superior Energy, Issuer and their Restricted Subsidiaries and otherwise in compliance with the terms of the Indenture; provided that in the reasonable determination of Senior Management (except to the extent the arrangement is valued in excess of $40.0 million, in which case, in the reasonable determination of the Board of Directors of Superior Energy), such transactions are on terms that are no less favorable to Superior Energy, Issuer or the relevant Restricted Subsidiary than those that could have been obtained at the time of such transactions in a comparable transaction by Superior Energy, Issuer or such Restricted Subsidiary with an unrelated Person;

(g)	any transaction with a Restricted Subsidiary or joint venture or similar entity (other than an Unrestricted Subsidiary) which would constitute an Affiliate Transaction solely because Superior Energy, Issuer or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

(h)	reasonable fees and reasonable compensation paid to, and indemnity and similar arrangements provided on behalf of, officers, directors and employees of Superior Energy, Issuer or any Restricted Subsidiary, to the extent such fees and compensation are reasonable and customary;

(i)	any Affiliate Transaction between Issuer and a Restricted Subsidiary or between Restricted Subsidiaries;

(j)	the issuance or sale of any Capital Stock (other than Disqualified Stock) of Superior Energy; and

(k)	transactions where the rates or charges involved, and related terms of payment, are determined by competitive bids and the interest of the Affiliate arises solely from such Person’s status as a non-employee member of the Board of Directors of Superior Energy and which otherwise comply with clauses (a) and (b), as applicable, of the preceding paragraph (1).

Limitation on liens

Each of Superior Energy and Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien securing any Indebtedness of any kind except for Permitted Liens of any nature whatsoever on any of its properties or assets (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, which Lien is securing Indebtedness, unless contemporaneously with the Incurrence of such Liens:

(1)	in the case of Liens securing Subordinated Obligations, the Notes and related Note Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

(2)	in all other cases, the Notes and related Note Guarantees are equally and ratably secured or are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens.

Any Lien created for the benefit of the Holders of the Notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of each of the Liens described in clauses (1) and (2) above.

Merger and consolidation

(1)	Issuer shall not, and Superior Energy shall not permit Issuer to, consolidate with or merge with or into, or convey or transfer, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

(a)	Issuer shall be the surviving Person, or the resulting, surviving or transferee Person (the “Successor Issuer”) shall be a corporation or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Issuer (if not Issuer) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of Issuer under the Notes, the Indenture and the Registration Rights Agreement;

(b)	immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Issuer or any Subsidiary as a result of such transaction as having been Incurred by such Successor Issuer or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(c)	immediately after giving pro forma effect to such transaction, either (a) the Successor Issuer would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (1) of the covenant described under “—Limitation on indebtedness” or (b) the Consolidated Coverage Ratio of the Successor Issuer will be greater than the Consolidated Coverage Ratio of Issuer and its Subsidiaries immediately prior to such transaction; and

(d)	Issuer shall have delivered to the Trustee an Officers’ Certificate of Superior Energy and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture;

provided, however, that clause (c) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to Issuer or (B) if determined in good faith by the Board of Directors of Superior Energy (as evidenced by a resolution of such board), Issuer merging with an Affiliate of Issuer solely for the purpose and with the sole effect of reorganizing Issuer in another jurisdiction, provided the surviving entity will assume all the obligations of Issuer under the Notes, the Indenture, and the Registration Rights Agreement.

In addition, Issuer shall not, and Superior Energy shall not permit Issuer to, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

The Successor Issuer will be the successor to Issuer and shall succeed to, and be substituted for, and may exercise every right and power of, Issuer under the Indenture, but Issuer in the case of a conveyance or transfer shall not be released from the obligation to pay the principal, interest and Additional Interest, if any, on the Notes.

(2)	Superior Energy will not consolidate with or merge with or into, or convey or transfer, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

(a)	Superior Energy shall be the surviving Person, or the resulting, surviving or transferee Person (the “Successor Company”) shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not Superior Energy) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of Superior Energy under its Note Guarantee, the Indenture and the Registration Rights Agreement;

(b)	immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(c)	immediately after giving pro forma effect to such transaction, either (a) the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (1) of the covenant described under “—Limitation on indebtedness” or (b) the Consolidated Coverage Ratio of the Successor Company will be greater than the Consolidated Coverage Ratio of Superior Energy and its Subsidiaries immediately prior to such transaction; and

(d)	Superior Energy shall have delivered to the Trustee an Officers’ Certificate of Superior Energy and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture;

provided, however, that clause (c) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to Superior Energy or (B) if determined in good faith by the Board of Directors of Superior Energy (as evidenced by a resolution of such board), Superior Energy merging with an Affiliate of Superior Energy solely for the purpose and with the sole effect of reorganizing Superior Energy in another jurisdiction, provided the surviving entity will assume all the obligations of Superior Energy under its Note Guarantee, the Indenture, and the Registration Rights Agreement.

In addition, Superior Energy will not directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

Future guarantors

Superior Energy and the Issuer will cause each Restricted Subsidiary that becomes a borrower under the Credit Agreement or that Guarantees, on the Issue Date or any time thereafter, the Obligations under the Credit Agreement or any other Indebtedness of Issuer or any Guarantor to execute and deliver to the Trustee a supplemental indenture to the Indenture pursuant to which such Restricted Subsidiary will irrevocably and unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest (including Additional Interest, if any) in respect of the Notes on a senior basis and all other Obligations under the Indenture.

The obligations of each Subsidiary Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any Guarantees under the Credit Agreement and the Existing Notes) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Subsidiary under its Note Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

Each Note Guarantee shall be released in accordance with the provisions of the Indenture described under “—Note guarantees.”

Payments for consent

Issuer will not and Superior Energy will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes, unless such consideration is offered to be paid and is paid to all Holders that are “qualified institutional buyers” within the meaning of Rule 144A of the Securities Act, who, upon request, confirm that they are “qualified institutional buyers,” and consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement to amend.

SEC reports

Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, Superior Energy will furnish to the Holders or cause the Trustee to furnish to the Holders, within the time periods specified in the SEC’s rules and regulations:

(1)	all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if Superior Energy were required to file such reports; and

(2)	all current reports that would be required to be filed with the SEC on Form 8-K if Superior Energy were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on Superior Energy’s consolidated financial statements by Superior Energy’s certified independent accountants. In addition, Superior Energy will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods.

If, at any time, Superior Energy is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, Superior Energy will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. Superior Energy will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept Superior Energy’s filings for any reason, Superior Energy will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if Superior Energy were required to file those reports with the SEC.

In addition, Issuer and the Guarantors agree that, for so long as any Notes remain outstanding, if at any time it they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Investment grade covenant

Upon the occurrence of an Investment Grade Rating Event, the covenant described below will apply to Superior Energy, Issuer and their Subsidiaries and become effective upon the occurrence of such an Investment Grade Rating Event.

Secured indebtedness

(a)	If Superior Energy, Issuer or any Subsidiary incurs any Secured Indebtedness (other than Investment Grading Rating Event Permitted Liens), Superior Energy, Issuer or such Subsidiary, as the case may be, will secure the notes equally and ratably with (or, at its option, prior to) the Indebtedness so secured until such time as such Indebtedness is no longer secured by a Lien; or

(b)	if any Non-Guarantor Subsidiary Incurs or Guarantees any Indebtedness of any kind (with the exception of the Incurrence of Indebtedness (other than a Guarantee of Indebtedness of Superior Energy, the Issuer or a Domestic Subsidiary) by a Foreign Subsidiary), such Subsidiary will guarantee the Notes on a full and unconditional senior basis, unless, in the case of clause (a), the aggregate amount of all Secured Indebtedness and the Attributable Debt of all Sale/Leaseback Transactions and, in the case of clause (b), Indebtedness so Incurred or Guaranteed by a Non-Guarantor Subsidiary would not exceed, in the aggregate, 12.5% of Consolidated Tangible Assets (such calculation to exclude from the numerator any Indebtedness secured by Investment Grade Rating Event Permitted Liens).

Defaults

Each of the following is an Event of Default:

(1)	a default in the payment of interest on the Notes when due, continued for 30 days;

(2)	a default in the payment of principal of any Note when due at its Stated Maturity, upon redemption, upon required purchase, upon declaration or otherwise;

(3)	the failure by Issuer or Superior Energy to comply with its obligation under “—Certain covenants—Merger and consolidation” above;

(4)	the failure by Issuer or Superior Energy to comply for 30 days after notice with any of its obligations in the covenant described above under “—Repurchase at the option of holders—Change of control” (other than a failure to purchase the Notes);

(5)	the failure by Superior Energy, Issuer or a Restricted Subsidiary to comply for 60 days after notice with its other agreements contained in the Indenture;

(6)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Superior Energy, Issuer or any of their Restricted Subsidiaries (or the payment of which is guaranteed by Superior Energy, Issuer or any of their Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, if that default:

(a)	is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness which aggregates $30.0 million or more prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b)	results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $30.0 million or more (the “Cross Acceleration Provision”), provided that in connection with any series of the Convertible Notes, (a) any conversion of such Indebtedness by a holder thereof into shares of Common Stock, cash or a combination of cash and shares of Common Stock, (b) the rights of holders of such Indebtedness to convert into shares of Common Stock, cash or a combination of cash and shares of Common Stock and (c) the rights of holders of such Indebtedness to require any repurchase by Superior Energy or the Issuer of such Indebtedness in cash upon a fundamental change shall not, in itself, constitute an Event of Default under this clause (6);

(7)	certain events of bankruptcy or insolvency described in the Indenture with respect to Superior Energy, Issuer or any of their Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, when taken together, would constitute a Significant Subsidiary (the “Bankruptcy Provisions”);

(8)	any judgment or decree for the payment of money in excess of $30.0 million (excluding amounts covered by reputable and creditworthy insurance companies) is entered against Issuer, Superior Energy or a Significant Subsidiary or any group of Restricted Subsidiaries that, when taken together, would constitute a Significant Subsidiary, remains outstanding for a period for 60 consecutive days following such judgment and is not discharged, waived or stayed within 10 days after notice (the “Judgment Default Provision”); or

(9)	a Note Guarantee ceases to be in full force and effect (other than in accordance with the terms of the Note Guarantee), or Superior Energy or a Subsidiary Guarantor denies or disaffirms its obligations under its Note Guarantee.

However, a default under clauses (4), (5), (8) and (9) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Notes notify Issuer, Superior Energy or the relevant Restricted Subsidiary, as the case may be, of the default and Issuer, Superior Energy or the relevant Restricted Subsidiary, as the case may be, does not cure such default within the time specified after receipt of such notice.

If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding may declare the principal of and accrued but unpaid interest and Additional Interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal, interest and Additional Interest, if any, shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of Issuer, Superior Energy or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, when taken together, would constitute a Significant Subsidiary occurs and is continuing, the principal of, interest and Additional Interest, if any, on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the Notes then outstanding may rescind any such acceleration with respect to the Notes and its consequences.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee is under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes unless such holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, interest and Additional Interest, if any, when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless:

(1)	such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)	Holders of at least 25% in principal amount of the Notes then outstanding have requested the Trustee to pursue the remedy;

(3)	such Holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4)	the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)	Holders of a majority in principal amount of the Notes then outstanding have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the Holders of a majority in principal amount of the Notes then outstanding are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holders of a Note or that would involve the Trustee in personal liability.

If a Default occurs, is continuing and is known to the Trustee, the Trustee must mail to each Holder of the Notes notice of the Default within 90 days after it obtains such knowledge. Except in the case of a Default in the payment of principal of, interest or Additional Interest, if any, on any Note, the Trustee may withhold notice if and so long as its trust officers determines that withholding notice is not opposed to the interest of the Holders of the Notes.

No personal liability of directors, officers, employees and stockholders

No director, officer, manager, employee, incorporator, organizer, stockholder or member of Issuer or any Guarantor, as such, will have any liability for any obligations of Issuer or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Amendments and waivers

Except as provided in the next two succeeding paragraphs, the Indenture or the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

Without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1)	reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption “—Repurchase at the option of holders”);

(3)	reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(4)	waive a Default or Event of Default in the payment of principal of, or interest or premium, or Additional Interest, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(5)	make any Note payable in money other than that stated in the Notes;

(6)	make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, or interest or premium or Additional Interest, if any, on, the Notes;

(7)	waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption “—Repurchase at the option of holders”);

(8)	release any Guarantor from any of its obligations under its Note Guarantee or the Indenture, except in accordance with the terms of the Indenture; or

(9)	make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any Holder, Issuer, the Guarantors and the Trustee may amend or supplement the Indenture, the Notes or the Note Guarantees:

(1)	to cure any ambiguity, defect or inconsistency;

(2)	to provide for uncertificated Notes in addition to or in place of Certificated Notes;

(3)	to provide for the assumption of Issuer’s or a Guarantor’s obligations to Holders and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of Issuer’s or such Guarantor’s assets, as applicable;

(4)	to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

(5)	to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(6)	to conform the text of the Indenture, the Note Guarantees or the Notes to any provision of this Description of notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the Indenture, the Note Guarantees or the Notes;

(7)	to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture as of the date of the Indenture; or

(8)	to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes.

Legal defeasance and covenant defeasance

Issuer may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1)	the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Additional Interest, if any, on, such Notes when such payments are due from the trust referred to below;

(2)	Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the Trustee, and Issuer’s and the Guarantors’ obligations in connection therewith; and

(4)	the Legal Defeasance and Covenant Defeasance provisions of the Indenture.

In addition, Issuer may, at its option and at any time, elect to have the obligations of Issuer and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers and Asset Disposition Offers) that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “—Defaults” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)

Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium and Additional Interest, if any, on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and Issuer must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(2)	in the case of Legal Defeasance, Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Issuer or any Guarantor is a party or by which Issuer or any Guarantor is bound;

(5)	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which Issuer or any of its Subsidiaries is a party or by which Issuer or any of its Subsidiaries is bound;

(6)	Issuer must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by Issuer with the intent of preferring the Holders over the other creditors of Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of Issuer or others; and

(7)	Issuer must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

(1)	either:

(a)	all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to Issuer, have been delivered to the Trustee for cancellation; or

(b)	all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, U.S. Government Obligations, or a combination of cash in U.S. dollars and U.S. Government Obligations in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption;

(2)	no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Issuer or any Guarantor is a party or by which Issuer or any Guarantor is bound;

(3)	Issuer or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

(4)	Issuer has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, Issuer must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the trustee

If the Trustee becomes a creditor of Issuer or any Guarantor, the Indenture limits the right of the Trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if the Indenture has been qualified under the Trust Indenture Act) or resign.

The Holders of a majority in aggregate principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs and is continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional information

Anyone who receives this prospectus may obtain a copy of the Indenture and Registration Rights Agreement without charge by writing to Superior Energy Services, Inc., 11000 Equity Drive, Suite 300, Houston, Texas 77401, Attention: Corporate Secretary.

Notices

Notices given by publication will be deemed given on the first date on which publication is made, and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing, provided that notices to the Trustee shall be deemed received only upon actual receipt. Notwithstanding any other provision of the Indenture or any Note, where the Indenture or any Note provides for notice of any event (including any notice of redemption) to any Holder of an interest in a global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC or any other applicable depositary for such Note (or its designee) according to the applicable procedures of DTC or such depositary.

Governing law

The Indenture and the Notes are governed by, and construed in accordance with, the laws of the State of New York.

Certain definitions

“Additional Assets” means (1) any property or assets (other than Indebtedness, Capital Stock and working capital assets) used or useful in a Related Business, (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by Superior Energy, Issuer or another Restricted Subsidiary or (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clauses (2) and (3) above is primarily engaged in a Related Business.

“Additional Interest” any and all additional interest payable in accordance with the Registration Rights Agreement with respect to the Notes.

“Affiliate” of any specified Person means (1) any other Person, directly or indirectly, controlling or controlled by, or (2) under direct or indirect common control with, such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of the covenants described under “—Certain covenants—Limitation on restricted payments,” “—Certain covenants—Limitation on affiliate transactions” and “—Repurchase at option of holders—Limitation on sales of assets and subsidiary stock” only, “Affiliate” shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of Superior Energy or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

“Affiliate Transaction” has the meaning set forth above under the caption “—Certain covenants—Limitation on affiliate transactions.”

“Applicable Premium” means, as determined by the Issuer, with respect to any Note on any redemption date, the greater of:

(1)	1.0% of the principal amount of the Note; and

(2)	the excess of:

(a)	the present value at such redemption date of (i) the redemption price of the Note at December 15, 2016, (such redemption price being set forth in the table appearing above under the caption “—Optional redemption”) plus (ii) all required interest payments due on the Note through December 15, 2016, (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)	the then-outstanding principal amount of the Note, if greater.

“Asset Disposition” means any sale, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by Superior Energy, Issuer or any Restricted Subsidiary, including any disposition by means of a sale and leaseback or a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than Issuer or a Restricted Subsidiary), (2) all or substantially all the assets or rights of any division or line of business of Superior Energy, Issuer or any Restricted Subsidiary or (3) any other assets or rights of Superior Energy, Issuer or any Restricted Subsidiary outside of the ordinary course of business of Superior Energy, Issuer or such Restricted Subsidiary (other than, in the case of clauses (1), (2) and (3) above, (A) a disposition by a Restricted Subsidiary to Superior Energy or Issuer or by Superior Energy, Issuer or a Restricted Subsidiary to a Wholly Owned Subsidiary, (B) for purposes of the covenant described under “—Repurchase at option of holders—Limitation on sales of assets and subsidiary stock” only, a disposition that constitutes a Restricted Payment permitted by the covenant described under “—Certain covenants—Limitation on restricted payments” or a Permitted Investment, (C) the trade or exchange by Superior Energy, Issuer or any Restricted Subsidiary of any assets for any similar assets of another Person, including any cash or cash equivalents necessary in order to achieve an exchange of equivalent value; provided, however, that the value of the property received by Superior Energy, Issuer or any Restricted Subsidiary in such trade or exchange (including any cash or cash equivalents) is at least equal to the fair market value (as determined in good faith by the Board of Directors of Superior Energy, an Officer of Superior Energy or an Officer of such Restricted Subsidiary with responsibility for such transaction, which determination shall be conclusive evidence of compliance with this provision) of the property (including any cash or cash equivalents) so traded or exchanged, (D) the creation of a Lien, (E) surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind, (F) the trade, sale, exchange or other disposition of inventory or obsolete assets in the ordinary course of business, (G) the disposition of assets received in settlement of debts accrued in the ordinary course of business, and (H) a disposition of assets in any single transaction or a series of related transaction that involve assets with a fair market value of less than $20.0 million ; provided further, however, that the sale, transfer or other disposition of all or substantially all of the assets or rights of Superior Energy, Issuer and their Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption “—Repurchase at the option of holders—Change of control” and “—Certain covenants—Merger and consolidation” and not by the provisions of the Indenture described above under the caption “—Repurchase at option of holders—Limitation on sales of assets and subsidiary stock.”

“Asset Disposition Offer” has the meaning set forth above under the caption “—Repurchase at the option of holders—Limitation on sales of assets and subsidiary stock.”

“Attributable Debt” in respect of a Sale/ Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/ Leaseback Transaction (including any period for which such lease has been extended).

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

“Bankruptcy Provisions” has the meaning set forth above under the caption “—Defaults.”

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)	with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)	with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means each day other than a Saturday, Sunday or a day on which commercial banking institutions are authorized or required by law to close in New York City.

“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Change of Control” has the meaning set forth above under the caption “—Repurchase at the option of holders—Change of control.”

“Change of Control Offer” has the meaning set forth above under the caption “—Repurchase at the option of holders—Change of control.”

“Change of Control Payment” has the meaning set forth above under the caption “—Repurchase at the option of holders—Change of control.”

“Change of Control Payment Date” has the meaning set forth above under the caption “—Repurchase at the option of holders—Change of control.”

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means with respect to any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock, whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Consolidated Coverage Ratio” as of any date of determination means the ratio of (a) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which the consolidated financial statements of Superior Energy and its Subsidiaries have been provided to the Holders pursuant to the Indenture prior to the date of such determination to (b) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

(1)	if Superior Energy, Issuer or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period;

(2)	if Superior Energy, Issuer or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility existing under a Debt Facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and if Issuer or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

(3)	if since the beginning of such period Superior Energy, Issuer or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of Superior Energy, Issuer or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to Superior Energy, Issuer and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent Issuer and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(4)

if since the beginning of such period Superior Energy, Issuer or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period;

(5)	if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Issuer or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by Issuer or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period; and

(6)	any other transaction that may be given pro forma effect in accordance with Article 11 of Regulation S-X promulgated by the SEC, as such Regulation is in effect on the Issue Date, and thereafter, as in effect from time to time.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculation shall be (x) made in good faith by a responsible financial or accounting officer of Superior Energy (and may include, for the avoidance of doubt, cost savings and operating expense reductions resulting from such Asset Disposition, Investment or acquisition of assets which is being given pro forma effect that have been or are reasonably expected to be realized within 12 months of such transaction) or (y) determined in accordance with Regulation S-X promulgated by the SEC, as such Regulation is in effect on the Issue Date, and thereafter, as in effect from time to time. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

“Consolidated Interest Expense” means, for any period, the total interest expense of Superior Energy, Issuer and their Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by Superior Energy, Issuer or any Restricted Subsidiary, without duplication:

(1)	interest expense attributable to Capital Lease Obligations and the interest expense attributable to leases constituting part of a Sale/ Leaseback Transaction;

(2)	amortization of debt discount and debt issuance cost;

(3)	capitalized interest;

(4)	non-cash interest expenses;

(5)	commission, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(6)	net payments pursuant to, and other net costs associated with, Hedging Obligations (including amortization of fees);

(7)	Preferred Stock dividends in respect of all Preferred Stock held by Persons other than Issuer or a Wholly Owned Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of Issuer of such Preferred Stock);

(8)	interest incurred in connection with Investments in discontinued operations;

(9)	interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) Superior Energy, Issuer or any of their Restricted Subsidiaries; and

(10)	the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Superior Energy or Issuer) in connection with Indebtedness Incurred by such plan or trust.

“Consolidated Net Income” means, for any period, the net income of Superior Energy, Issuer and their consolidated Restricted Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income to the extent included in computing such net income (without duplication):

(1)	any net income of any Person (other than Issuer) if such Person is not a Restricted Subsidiary, except that (A) subject to the exclusion contained in clauses (3), (5) and (7) below, Issuer’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Superior Energy, Issuer or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (2) below) and (B) Superior Energy’s or Issuer’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

(2)	solely for the purpose of determining the amount available for Restricted Payments under clause (c)(i) of the first paragraph of “—Certain covenants—Limitations on restricted payments,” any net income of any Restricted Subsidiary to the extent that, directly or indirectly, the declaration or payment of dividends or the making of similar distributions by such Restricted Subsidiary, directly or indirectly, to Issuer or Superior Energy, of that net income (or loss) is not at the date of determination permitted without prior government approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its organizational documents and all agreements (other than those agreements permitted by clauses (1), (2), (3), (5) and (6) of the “—Certain covenants—Limitation on restrictions on distributions from restricted subsidiaries” covenant) except that Superior Energy’s or Issuer’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

(3)	any gain (or loss) realized upon the sale or other disposition of any assets of Superior Energy, Issuer or their consolidated Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(4)	effects of adjustments (including the effects of such adjustments pushed down to Superior Energy, Issuer and their Restricted Subsidiaries) in such Person’s consolidated financial statements, including adjustments to the inventory, property and equipment, software and other intangible assets (including favorable and unfavorable leases and contracts), deferred revenue and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off or write-down of any amounts thereof, net of taxes;

(5)	any unrealized non-cash gains or losses in respect of Hedging Obligations (including those under Accounting Standards Codification 815);

(6)	extraordinary gains or losses;

(7)	any non-cash compensation charges in connection with stock options, restricted stock grants and similar employee benefit plans;

(8)	impairment charges relating to Investments that were treated as Restricted Payments; and

(9)	the cumulative effect of a change in accounting principles.

Notwithstanding the foregoing, for the purposes of the covenant described under “—Certain covenants—Limitation on restricted payments” only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of the Investments or return of capital to Superior Energy, Issuer or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such covenant pursuant to clause (1)(c)(iv) thereof.

“Consolidated Tangible Assets” as of any date of determination, means the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) which would appear on a consolidated balance sheet of Superior Energy, Issuer and their Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, after deducting therefrom, to the extent otherwise included, the amounts of:

(1)	minority interests in such consolidated Subsidiaries held by Persons other than Superior Energy, Issuer or a Restricted Subsidiary;

(2)	cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Indebtedness or Capital Stock; and

(3)	all goodwill, trade names, trademarks, patents, organization expense, unamortized debt discount and expense and other similar intangibles properly classified as intangibles in accordance with GAAP;

in each case after giving pro forma effect, in accordance with GAAP, to any acquisition (whether effected as a merger, stock purchase, asset acquisition or other purchase), Investment or Asset Disposition occurring on or after the date of such consolidated balance sheet as if such transaction had occurred immediately prior to such balance sheet date, it being understood that for the avoidance of doubt, such transaction need not have actually been included in the most recent consolidated financial statements of Superior Energy and its Subsidiaries that have been provided to the Holders pursuant to the Indenture preceding the date of such transaction.

“Convertible Notes” means Indebtedness of Superior Energy that is optionally convertible into Common Stock of Superior Energy (and/or cash based on the value of such Common Stock) and/or Indebtedness of a Subsidiary of Superior Energy (including the Issuer) that is optionally exchangeable for Common Stock of Superior Energy (and/or cash based on the value of such Common Stock).

“Covenant Defeasance” has the meaning set forth above under the caption “—Legal defeasance and covenant defeasance.”

“Credit Agreement” means that certain Third Amended and Restated Credit Agreement dated February 7, 2012, by and among Superior Energy, Issuer, JPMorgan Chase Bank, N.A. as administrative agent, the other lenders named therein, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Cross Acceleration Provision” has the meaning set forth above under the caption “—Defaults.”

“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

“De Minimis Amount” means a principal amount of Indebtedness that does not exceed $5 million.

“Debt Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or issuances of debt securities evidenced by notes, debentures, bonds or similar instruments, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Noncash Consideration” means the fair market value of noncash consideration received by Superior Energy, Issuer or any Restricted Subsidiary in connection with an Asset Disposition that is so designated as Designated Noncash Consideration pursuant to an Officers’ Certificate setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale, redemption or payment of, on or with respect to such Designated Noncash Consideration.

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (2) is convertible or exchangeable for Indebtedness or Disqualified Stock or (3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the first anniversary of the Stated Maturity of the Notes shall not constitute Disqualified Stock if (i) the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions described under “—Repurchase at the option of holders—Limitation on sales of assets and subsidiary stock” and “—Repurchase at the option of holders—Change of control” and (ii) any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

“Domestic Subsidiary” means with respect to any Person, any Restricted Subsidiary of such Person that is organized or existing under the laws of the United States of America, any state thereof or the District of Columbia.

“DTC” means The Depository Trust Company.

“EBITDA” for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income:

(1)	all income tax expense of Superior Energy, Issuer and their consolidated Restricted Subsidiaries; plus

(2)	Consolidated Interest Expense; plus

(3)	depreciation, depletion, accretion and amortization expense of Superior Energy, Issuer and their consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period); plus

(4)	all other non-cash charges of Superior Energy, Issuer and their consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period); plus

(5)	the amount of any restructuring charge or reserve, integration cost or cost associated with establishing new facilities that is certified by the chief financial officer of Superior Energy and deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Issue Date and costs related to the closure and/or consolidation of facilities; provided that the aggregate amount of all charges, expenses, costs and losses added back under this clause (5) in the aggregate in any consecutive four-quarter period will not exceed $10.0 million in the aggregate; plus

(6)	consolidated amortization expense or impairment charges of Superior Energy, Issuer and their consolidated Restricted Subsidiaries recorded in connection with the application of Accounting Standards Codification No. 350, “Goodwill and Other Intangibles” and Accounting Standards Codification No. 360, “Accounting for the Impairment or Disposal of Long Lived Assets”; minus

(7)	non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case for such period.

Notwithstanding the foregoing, clauses (1) through (7) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the

Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (1) through (7) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the Issuer and Superior Energy by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Excess Proceeds” has the meaning set forth above under the caption “—Repurchase at the option of holders—Limitation on sales of assets and subsidiary stock.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the debt securities of Issuer issued pursuant to the Indenture in exchange for, and in an aggregate principal amount at maturity equal to, the outstanding Notes, in compliance with the terms of the Registration Rights Agreement.

“Existing Notes” means the Issuer’s 6 7/8% senior notes due 2014 and Issuer’s 6.375% senior notes due 2019.

“Foreign Subsidiary” means any Restricted Subsidiary not created or organized in the United States of America or any State thereof or the District of Columbia.

“Foreign Subsidiary Total Assets” means the total assets of the Foreign Subsidiaries that are not Guarantors, on a consolidated basis determined in accordance with GAAP, as shown on the most recent consolidated balance sheet of Superior Energy or such other Person as may be expressly stated.

“Foreign Subsidiary Total Tangible Assets” means Foreign Subsidiary Total Assets after deducting accumulated depreciation and amortization, allowances for doubtful accounts, other applicable reserves and other similar items of the Foreign Subsidiaries that are not Guarantors and after deducting therefrom, to the extent otherwise included, the amounts of:

(1)	minority interests in consolidated Subsidiaries held by Persons other than the Foreign Subsidiaries;

(2)	cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Indebtedness or Capital Stock; and

(3)	all goodwill, trade names, trademarks, patents, organization expense, unamortized debt discount and expense and other similar intangibles properly classified as intangibles in accordance with GAAP;

in each case after giving pro forma effect, in accordance with GAAP, to any acquisition (whether effected as a merger, stock purchase, asset acquisition or other purchase), Investment or Asset Disposition occurring on or after the date of such consolidated balance sheet as if such transaction had occurred immediately prior to such balance sheet date, it being understood that for the avoidance of doubt, such transaction need not have actually been included in the most recent consolidated financial statements of Superior Energy and its Subsidiaries that have been provided to the Holders pursuant to the Indenture preceding the date of such transaction.

“GAAP” means generally accepted accounting principles in the United States of America, which are in effect on the Issue Date, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) statements and pronouncements of the Financial Accounting Standards Board, (3) such other statements by such other entity as approved by a significant segment of the accounting profession and (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.

“Guarantor” means Superior Energy and each Restricted Subsidiary that provides a Note Guarantee on the Issue Date (and any other Restricted Subsidiary that provides a Note Guarantee in accordance with the Indenture); provided that upon release or discharge of Superior Energy or such Restricted Subsidiary from its Note Guarantee in accordance with the Indenture, such Restricted Subsidiary or Superior Energy ceases to be a Guarantor.

“Hedging Agreement” means any oil and natural gas hedging agreement and any other agreement or arrangement designed to protect Superior Energy, Issuer or any Restricted Subsidiary against fluctuations in oil and natural gas prices.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Hedging Agreement.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning.

“Indebtedness ” means, with respect to any Person on any date of determination (without duplication):

(1)	the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(2)	all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/ Leaseback Transactions entered into by such Person;

(3)	all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(4)	all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

(5)	the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Subsidiary of such Person, the liquidation preference with respect to, any Preferred Stock (but excluding, in each case, any accrued dividends);

(6)	all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

(7)	all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured; and

(8)	any net Hedging Obligations of such Person;

if and to the extent any of the preceding items (other than the items described in the preceding clauses (4), (6), (7) and (8)) would appear on the liability side of a balance sheet of the specified Person prepared in accordance with GAAP. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Indebtedness shall not include obligations of any Person resulting from its endorsement of negotiable instruments for collection in the ordinary course of business. For the avoidance of doubt, obligations of any Person under a Permitted Bond Hedge or a Permitted Warrant shall not be deemed to be “Indebtedness.”

“Indenture” has the meaning set forth above in the initial paragraph under the heading “Description of notes.”

“Interest Rate Agreement” means in respect of a Person any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of “Unrestricted Subsidiary,” the definition of “Restricted Payment” and the covenant described under “—Certain covenants—Limitation on restricted payments”:

(1)	“Investment” shall include the portion (proportionate to Superior Energy’s or Issuer’s direct or indirect equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of Superior Energy or Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Superior Energy or Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) Superior Energy’s or Issuer’s “Investment” in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to Superior Energy’s or Issuer’s direct or indirect equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2)	any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of Superior Energy.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or, in either case, an equivalent rating by any other Rating Agency.

“Investment Grade Rating Event” means the first day on which the Notes are assigned an Investment Grade Rating by both of the Rating Agencies and no Default or Event of Default has occurred and is continuing.

“Investment Grade Rating Event Permitted Liens” means, with respect to any Person:

(1)	pledges or deposits by such Person under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2)	carriers’, operator’s, warehousemen’s, repairmen, mechanics’ and other similar Liens arising in the ordinary course of business;

(3)	Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith and by appropriate proceedings;

(4)	Liens to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other similar instruments incurred in the ordinary course of its business;

(5)	Liens in favor of collecting or payor banks having a right or setoff, revocation, refund or chargeback;

(6)	survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties;

(7)	Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto or the proceeds or products of such property, plant or equipment), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion or construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(8)	Liens existing upon the occurrence of an Investment Grade Rating Event;

(9)	Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(10)	Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(11)	Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Wholly Owned Subsidiary of such Person;

(12)	Liens securing Hedging Obligations in each case incurred in the ordinary course of business and not for speculative purposes;

(13)	Liens on Superior Energy’s, Issuer’s or a Restricted Subsidiary’s Investment in another Person securing Indebtedness of that Person as long as any such Indebtedness is not assumed or otherwise guaranteed by Superior Energy, Issuer or any Restricted Subsidiary; and

(14)	Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (7), (8), (9), (10) or (13); provided, however, that:

(a)	such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b)	the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (7), (8), (9), (10) or (13) at the time the original Lien became an Investment Grade Rating Event Permitted Lien and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement.

“Issue Date” means December 6, 2011.

“Judgment Default Provision” has the meaning set forth above under the caption “—Defaults.”

“Legal Defeasance” has the meaning set forth above under the caption “—Legal defeasance and covenant defeasance.”

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction).

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Available Cash” from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of:

(1)	all accounting, engineering, investment banking, brokerage, legal, title and recording tax expenses, commission and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

(2)	taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangement;

(3)	all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

(4)	all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

(5)	any required escrow against indemnification liabilities (until such amounts are released from escrow) and the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by Superior Energy, Issuer or any Restricted Subsidiary after such Asset Disposition.

“Net Cash Proceeds” means, with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net taxes paid or payable as a result thereof.

“Non-Guarantor Subsidiary” means any Restricted Subsidiary that is not a Subsidiary Guarantor. “Non-Recourse Debt” means Indebtedness:

(1)

as to which none of Issuer, Superior Energy, or any Restricted Subsidiary (A) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) beyond pledging its interest in the Unrestricted Subsidiary or (B) is directly or indirectly liable (subject to customary exceptions such as indemnifications for collection costs in pledge or security agreements, environmental and title matters and fraud) for payment on or in respect of such Indebtedness beyond its interest in the Unrestricted Subsidiary;

(2)	no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of Issuer, Superior Energy or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3)	as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Issuer, Superior Energy or any Restricted Subsidiary.

“Notes” means collectively the outstanding Notes and the Exchange Notes.

“Note Guarantee” means, individually, any Guarantee of payment of the Notes and the Issuer’s other Obligations under the Indenture by a Guarantor pursuant to the terms of the Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees.

“Obligations” means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable pursuant to the documentation governing such Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of any Person or, in the event that such Person is a partnership or a limited liability company that has no such officers, a person duly authorized under applicable law by the general partner, managers, members or a similar body to act on behalf of such Person.

“Officers’ Certificate” means a certificate signed by two Officers of Issuer, one of whom is the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer, or by an Officer and either an Assistant Treasurer or an Assistant Secretary of Issuer.

“Opinion of Counsel” means a written opinion acceptable to the Trustee from legal counsel. The counsel may be an employee of or counsel to Issuer or any Subsidiary of Issuer.

“Permitted Bond Hedge” means any call options or capped call options referencing Superior Energy’s Common Stock purchased by Superior Energy concurrently with the issuance of Convertible Notes to hedge the Superior Energy’s or any Subsidiary issuer’s (including Issuer) obligations under such Indebtedness.

“Permitted Business Investments” means Investments and expenditures made in the ordinary course of, and of a nature that is customary in, the oil and gas business as means of actively exploiting, acquiring, developing, processing, gathering, marketing or transporting oil, natural gas, other hydrocarbons and minerals through agreements, transactions, interests or arrangements that permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the oil and gas business jointly with third parties, including: ownership interests in oil, natural gas, other hydrocarbon and mineral properties or gathering, transportation, processing, storage or related systems; and entry into, and Investments and expenditures in the form of or pursuant to, operating agreements, working interests, royalty interests, mineral leases, processing agreements, farm-in agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil, natural gas, other hydrocarbons and minerals, production sharing agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), limited liability company agreements, subscription agreements, stock purchase agreements, stockholder agreements and other similar agreements with third parties (including Unrestricted Subsidiaries).

“Permitted Investment” means an Investment by Superior Energy, Issuer or any Restricted Subsidiary in:

(1)	Issuer, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

(2)	another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, Issuer or a Restricted Subsidiary; provided, however, that such person’s primary business is a Related Business;

(3)	cash and Temporary Cash Investments;

(4)	receivables owing to Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionaire trade terms as Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)	payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)	loans or advances to employees made in the ordinary course of business consistent with past practices of Issuer or such Restricted Subsidiary;

(7)	stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Issuer or any Restricted Subsidiary or in satisfaction of judgments;

(8)	Hedging Obligations;

(9)	Permitted Business Investments in an aggregate amount not to exceed the greater of (a) $200.0 million and (b) an amount equal to 5.0% of Consolidated Tangible Assets as of the end of the most recent fiscal quarter for which consolidated financial statements of Superior Energy have been provided to the Holders pursuant to the Indenture prior to the date of the Permitted Business Investment;

(10)	Guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course of business, including obligations under master service and charter agreements, oil and natural gas exploration, development, joint operating, and related agreements;

(11)	any Person to the extent such investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to the covenant described under “—Repurchase at option of holders—Limitation on sales of assets and subsidiary stock;”

(12)	Investments existing on the Issue Date;

(13)	Guarantees issued in accordance with “—Certain covenants—Limitation on indebtedness”;

(14)	other Investments to the extent paid for with Common Stock of Superior Energy;

(15)	any security or other Investment received or Investment made as a result of the receipt of non-cash consideration from an Asset Disposition or disposition of assets that does not constitute an Asset Disposition; and

(16)	Investments by means of any payment of cash by Superior Energy or any Subsidiary issuer (including Issuer) upon conversion or exchange of any Convertible Notes, and Investments in any Permitted Bond Hedge.

“Permitted Liens” means, with respect to any Person:

(1)

pledges or deposits by such Person under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2)	carriers’, operator’s, warehousemen’s, repairmen, mechanics’ and other similar Liens arising in the ordinary course of business;

(3)	Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith and by appropriate proceedings;

(4)	Liens to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other similar instruments incurred in the ordinary course of its business;

(5)	Liens in favor of collecting or payor banks having a right or setoff, revocation, refund or chargeback;

(6)	survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties;

(7)	Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto or the proceeds or products of such property, plant or equipment), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion or construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(8)	Liens to secure Indebtedness permitted under the provisions described in clauses (a), (i), (m) and (n) of paragraph (2) under “—Certain covenants—Limitation on indebtedness” and Guarantees of such Indebtedness, to the extent permitted by clause (l) of paragraph (2) under “—Certain covenants—Limitation on indebtedness;”

(9)	Liens existing on the Issue Date (other than Liens securing Obligations under the Credit Agreement);

(10)	Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(11)	Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(12)	Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Wholly Owned Subsidiary of such Person;

(13)	Liens securing Hedging Obligations in each case incurred in the ordinary course of business and not for speculative purposes;

(14)	Liens on Superior Energy’s, Issuer’s or a Restricted Subsidiary’s Investment in another Person securing Indebtedness of that Person as long as any such Indebtedness is not assumed or otherwise guaranteed by Superior Energy, Issuer or any Restricted Subsidiary; and

(15)	Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (7), (9), (10), (11) or (14); provided, however, that:

(a)	such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b)	the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (7), (9), (10), (11) or (14) at the time the original Lien became a Permitted Lien and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement.

“Permitted Warrant” means any call option in respect of Superior Energy’s Common Stock sold by Superior Energy concurrently with the issuance of Convertible Notes.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“principal” of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

“Public Equity Offering” means an underwritten primary public offering of Capital Stock of Superior Energy (other than Disqualified Stock) pursuant to an effective registration statement under the Securities Act (other than a registration statement on Form S-4 or Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of Superior Energy), to the extent the Net Cash Proceeds are contributed to Issuer.

“Rating Agencies” means Moody’s and S&P, or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of Issuer or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced, (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; (4) to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Notes or any Note Guarantee, such Refinancing Indebtedness is subordinated or pari passu to the Notes or the Note Guarantee at least to the same extent as the Indebtedness being refinanced or refunded; provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a

Non-Guarantor Subsidiary that Refinances Indebtedness of Issuer, (B) Indebtedness of a Non-Guarantor Subsidiary that Refinances Indebtedness of a Guarantor, or (C) Indebtedness of Superior Energy, Issuer or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

“Registration Rights Agreement” means that certain Registration Rights Agreement dated as of the Issue Date by and among Issuer, the Guarantors and the initial purchasers set forth therein and, with respect to any Additional Notes, one or more substantially similar registration rights agreements among Issuer and the other parties thereto, as such agreements may be amended from time to time.

“Related Business” means any business in which Superior Energy, Issuer or any Restricted Subsidiary was engaged on the Issue Date and any business related, ancillary or complementary to any business of Superior Energy, Issuer or any Restricted Subsidiary in which any of them was engaged on the Issue Date.

“Restricted Payment” with respect to any Person means:

(1)	the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to Superior Energy, Issuer or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

(2)	the purchase, redemption or other acquisition or retirement for value of any Capital Stock of Superior Energy or Issuer held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of Superior Energy or Issuer (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of Superior Energy that is not Disqualified Stock);

(3)	the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such Person (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition); or

(4)	the making of any Investment (other than a Permitted Investment) in any Person.

“Restricted Subsidiary” means, without duplication, any Subsidiary of Superior Energy (including the Issuer) or Issuer which, at the relevant time of determination, is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale/Leaseback Transaction” means an arrangement relating to property owned by Superior Energy, Issuer or a Restricted Subsidiary on the Issue Date or thereafter acquired by Superior Energy, Issuer or a Restricted Subsidiary whereby Superior Energy, Issuer or a Restricted Subsidiary transfers such property to a Person and Superior Energy, Issuer or a Restricted Subsidiary leases it from such Person.

“SEC” means the Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of Superior Energy, Issuer or their Restricted Subsidiaries that is secured by a Lien.

“Senior Management” means the Chief Executive Officer and the Chief Financial Officer of Superior Energy.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as such Regulation is in effect on the date of the Indenture.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subordinated Obligation” means with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes or a Note Guarantee of such Person, as the case may be, pursuant to a written agreement to that effect.

“Subsidiary” means, with respect to any Person, (1) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of shares of Voting Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (A) such Person, (B) such Person and one or more Subsidiaries of such Person or (C) one or more Subsidiaries of such Person, and (2) any partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Subsidiary Guarantor” means any Guarantor that is a Subsidiary of Superior Energy or the Issuer.

“Successor Company” has the meaning set forth above under the caption “—Certain covenants—Merger and consolidation.” “Superior Energy” means Superior Energy Services, Inc., a Delaware corporation, and any successor corporation.

“Temporary Cash Investments” means any of the following:

(1)	any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

(2)	investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(3)	repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(4)	investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Issuer or Superior Energy) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P; and

(5)	investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or “A” by Moody’s.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to December 15, 2016; provided, however, that if the period from the redemption date to December 15, 2016, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” has the meaning set forth above in the initial paragraph under the heading “Description of notes.”

“Trustee” has the meaning set forth above in the initial paragraph under the heading “Description of notes.”

“Unrestricted Subsidiary” means (i) Superior Energy Liftboats, L.L.C. and (ii) any other Subsidiary of Issuer that is designated by the Board of Directors of Superior Energy as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that each such Subsidiary described in the preceding clauses (i) and (ii):

(1)	has no Indebtedness to any Person other than (A) Non-Recourse Debt or (B) Indebtedness owed to Issuer, Superior Energy or any Restricted Subsidiary;

(2)	is not party to any agreement, contract, arrangement or understanding with Issuer, Superior Energy or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Issuer, Superior Energy or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Issuer;

(3)	is a Person with respect to which neither Issuer nor Superior Energy, nor any Restricted Subsidiary has any direct or indirect obligation (A) to subscribe for additional Capital Stock or (B) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)	has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Issuer, Superior Energy or any Restricted Subsidiary.

Any such designation by the Board of Directors of Superior Energy shall be evidenced to the Trustee by filing with the Trustee a certified copy of the board resolution giving effect to such designation and an Officers’ Certificate of Superior Energy certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption “—Certain covenants—Restricted payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture, and any Indebtedness of that Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Issuer as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under paragraph (a) of the covenant described above under the caption “—Certain covenants—Limitation on indebtedness,” Issuer shall be in default of such covenant).

The Board of Directors of Superior Energy may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that the designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and the designation shall only be permitted if:

(1)	such Indebtedness is permitted under the covenant described above under the caption “—Certain Covenants—Limitation on indebtedness,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and

(2)	no Default would occur or be in existence following such designation.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at Issuer’s option.

“Voting Stock” of a Person means all classes of Capital Stock or other interest (including partnership interests) of such person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than Issuer or a Wholly Owned Subsidiary) is owned by Issuer or one or more Wholly Owned Subsidiaries.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of certain U.S. federal income tax considerations relating to the exchange of unregistered outstanding notes for registered exchange notes pursuant to the exchange offer and the ownership and disposition of the exchange notes issued pursuant to the exchange offer. It is not a complete analysis of all the potential tax considerations relating to the notes. This summary is based on the Internal Revenue Code of 1986, as amended (“Code”), existing and proposed Treasury Regulations thereunder, administrative rulings and pronouncements and judicial decisions, all as in effect on the date of this prospectus and all subject to change or differing interpretations, possibly with retroactive effect.

This summary is limited to beneficial owners of outstanding notes that purchased the original notes at their “issue price” (the first price at which a substantial amount of the original notes were sold to persons other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and have held the outstanding notes, and will hold the exchange notes, as “capital assets” within the meaning of section 1221 of Code. This summary does not address the tax considerations arising under other federal tax laws (such as estate and gift tax laws) or the laws of any foreign, state or local jurisdiction. In addition, this discussion does not address all tax considerations that may be applicable to holders’ particular circumstances or to holders that may be subject to special tax rules under the U.S. federal income tax laws, such as, for example:

•	holders subject to the alternative minimum tax;

•	banks, insurance companies, or other financial institutions;

•	tax-exempt organizations;

•	brokers and dealers in securities or currencies;

•	persons who have ceased to be citizens or residents of the United States;

•	traders in securities that elect to use a mark-to-market method of tax accounting for their securities holdings;

•	U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar or who hold notes through a foreign entity or foreign account;

•	persons that will hold the notes as a position in a hedging transaction, straddle, conversion transaction or other risk reduction transaction;

•	persons deemed to sell the notes under the constructive sale provisions of the Code; or

•	partnerships (or other entities or arrangements classified as partnerships for U.S. federal income tax purposes) or other pass-through entities, or investors in such entities.

This summary of certain U.S. federal income tax consequences is for general information only and is not tax advice. This summary is not binding on the Internal Revenue Service, which we refer to as the IRS. We have not sought, and will not seek, any ruling from the IRS with respect to the statements made in this summary, and there can be no assurance that the IRS will not take a position contrary to these statements or that a contrary position taken by the IRS would not be sustained by a court. You are urged to consult your own tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences arising under other U.S. federal tax laws, the laws of any state, local or foreign taxing jurisdiction or any applicable income tax treaty.

Exchange of outstanding notes for exchange notes

Our tax counsel, Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P., has rendered an opinion for us opining that the exchange of an outstanding note for an exchange note pursuant to the exchange offer (described under “The exchange offer”) will not constitute a taxable exchange for U.S. federal income tax purposes.

Consequently, a holder will not recognize any gain or loss upon the receipt of an exchange note pursuant to the exchange offer. The holding period for such an exchange note will include the holding period for the outstanding note exchanged pursuant to the exchange offer, and the initial tax basis in such an exchange note will be the same as the adjusted tax basis in the outstanding note as of the time of the exchange. The U.S. federal income tax consequences of holding and disposing of an exchange note received pursuant to the exchange offer generally will be the same as the U.S. federal income tax consequences of holding and disposing of an outstanding note.

The following summary assumes that the exchange of the outstanding notes for the exchange notes pursuant to the exchange offer will not be treated as a taxable exchange and that the outstanding notes and the exchange notes will be treated as the same security for U.S. federal income tax purposes.

Certain additional payments

It is possible that the IRS could assert that the additional interest which we would have been obligated to pay if the exchange offer registration statement was not filed or declared effective within the applicable time periods was a contingent payment for purposes of the original issue discount, or OID, rules. It is also possible that the IRS could assert that the payment by us of 101% of the face amount of any note purchased by us at the holder’s election after a change of control, as described above under the heading “Description of notes—Repurchase at the option of holders—Change of control,” is a contingent payment for purposes of the OID rules. If any such payment is treated as a contingent payment, the notes may be treated as contingent payment debt instruments, in which case the timing and amount of income inclusions and the character of income recognized may be different from the consequences described herein. The Treasury regulations regarding debt instruments that provide for one or more contingent payments state that, for purposes of determining whether a debt instrument is a contingent payment debt instrument, remote or incidental contingencies are ignored. We believe that the possibility of our making any of the above payments was and is remote and, accordingly, we will not treat the notes as contingent payment debt instruments. Our treatment will be binding on all holders, except a holder that discloses its differing treatment in a statement attached to its timely filed U.S. federal income tax return for the taxable year during which the note was acquired. However, our treatment is not binding on the IRS. If the IRS were to challenge our treatment, a holder might be required to accrue income on the notes in excess of stated interest and to treat as ordinary income, rather than capital gain, any gain recognized on the disposition of the notes before the resolution of the contingencies. In any event, if we actually make any such payment, the timing, amount and character of a holder’s income, gain or loss with respect to the notes may be affected. The remainder of this discussion assumes that the notes will not be contingent payment debt instruments. Holders are urged to consult their own tax advisors regarding the potential application to the exchange notes of the rules regarding contingent payment debt instruments and the consequences thereof.

Tax considerations for U.S. holders

This subsection describes the U.S. federal income tax considerations for a U.S. holder. For purposes of this summary, “U.S. holder” means a beneficial owner of the notes that is, for U.S. federal income tax purposes:

•	an individual that is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust, if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust (or certain other trusts that have elected to continue to be treated as U.S. trusts).

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner in the partnership will generally depend upon the partner’s status and the activities of the partnership. If you are an entity or arrangement treated as a partnership for U.S. federal income tax purposes (or if you are a partner in such a partnership), you are urged to consult your own tax advisors about the U.S. federal income tax considerations relating to acquiring, owning and disposing of the notes.

If you are not a U.S. holder, this subsection does not apply to you and you should refer to “—Tax considerations for non-U.S. holders” below.

Payments of stated interest

You will generally be required to include stated interest in income as ordinary income at the time the interest is received or accrued, according to your method of tax accounting.

Sale, exchange or other taxable disposition of the notes

You will generally recognize capital gain or loss upon the sale, exchange, redemption, repurchase or other taxable disposition of the notes equal to the difference between (1) the amount of cash proceeds and the fair market value of any property received (other than amounts representing accrued but unpaid interest, which, if not previously taxed, will be taxable as such) and (2) your adjusted tax basis in the note. Your adjusted tax basis in a note will, in general, be your cost for the note.

The capital gain or loss recognized on the disposition of an exchange note generally will be long-term capital gain or loss if, at the time of such disposition, your holding period for the exchange note is more than one year. Long-term capital gains of individuals and other non-corporate taxpayers are generally eligible for preferential rates of taxation. The deductibility of capital losses is subject to certain limitations.

Medicare tax

For taxable years beginning after December 31, 2012, recently enacted legislation will generally impose a 3.8% Medicare tax on the net investment income of certain individuals with a modified adjusted gross income of over $200,000 ($250,000 in the case of joint filers) and on the undistributed net investment income of certain estates and trusts. For these purposes, “net investment income” will generally include interest paid with respect to an exchange note and net gain from the sale, exchange, redemption, repurchase or other taxable disposition of an exchange note, unless such interest or net gain is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisor regarding the applicability of the Medicare tax to your income and gains in respect of the exchange notes.

Tax considerations for non-U.S. holders

This subsection describes the U.S. federal income tax considerations for a non-U.S. holder. For purposes of this summary, a “non-U.S. holder” is a beneficial owner of notes that is neither a U.S. holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes is a holder of a note, the U.S. federal income tax treatment of a partner in such a partnership will generally depend on the status of the partner and the activities of the partnership. Partners in such a partnership are urged to consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them of acquiring, holding or disposing of the notes.

If you are not a non-U.S. holder, this subsection does not apply to you and you should refer to “—Tax considerations for U.S. holders” above.

Payments of interest

Subject to the discussion of backup withholding below, you will generally not be subject to U.S. federal income tax or the 30% U.S. federal withholding tax on interest paid on the notes so long as that interest is not effectively connected with your conduct of a trade or business within the United States (or, if an income tax treaty applies, is not attributable to a permanent establishment maintained by you in the United States), provided that:

•	you do not (directly or indirectly, actually or constructively) own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote;

•	you are not a controlled foreign corporation that is related to us through stock ownership;

•	you are not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the Code; and

•

you provide the applicable withholding agent with, among other things, your name and address, and certify, under penalties of perjury, that you are not a U.S. person (which certification may be made on an IRS Form W-8BEN (or successor form)).

If you cannot satisfy the requirements described above, payments of interest will be subject to the 30% U.S. federal withholding tax, unless you provide the applicable withholding agent with a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or successor form) stating that interest is not subject to U.S. federal withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

Sale, exchange or other taxable disposition of the notes

Subject to the discussion of backup withholding below, you will generally not be subject to U.S. federal income or withholding tax on any gain recognized on the sale, exchange, redemption, repurchase or other taxable disposition of a note, unless:

•

that gain is effectively connected with the conduct by you of a trade or business within the United States (and if an income tax treaty applies, such gain is attributable to a permanent establishment maintained by you in the United States); or

•

if you are an individual non-U.S. holder, you are present in the United States for at least 183 days in the taxable year of such sale, exchange, redemption, repurchase or disposition and certain other conditions are met.

If you are described in the second bullet point above, you will generally be subject to U.S. federal income tax at a rate of 30% on the amount by which your capital gains allocable to U.S. sources, including gain from such sale, exchange, redemption, repurchase or disposition, exceed capital losses allocable to U.S. sources, except as otherwise required by an applicable income tax treaty.

To the extent that the amount realized on any sale, exchange, redemption, repurchase or other taxable disposition of notes is attributable to accrued but unpaid interest on the note, this amount generally will be treated in the same manner as payments of interest as described under the heading “—Payments of stated interest” above.

Interest or gain effectively connected with a U.S. trade or business

If you are engaged in a trade or business in the United States and interest on a note or gain recognized from the sale, exchange, redemption, repurchase or other taxable disposition of a note is effectively connected with the conduct of that trade or business (and, if an income tax treaty applies, is attributable to a permanent establishment maintained by you in the United States), you will generally be subject to U.S. federal income tax (but not the 30% U.S. federal withholding tax if you provide an IRS Form W-8ECI (or successor form) with respect to interest as described above) on that interest or gain on a net income basis in the same manner as if you were a

U.S. person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a “branch profits tax” equal to 30% (or lower applicable income tax treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States. For this purpose, interest and gain effectively connected with your trade or business in the United States will be included in the earnings and profits of a foreign corporation.

Backup withholding and information reporting

Payments to you of interest on a note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to you. Copies of these information returns may also be made available under the provisions of a specific treaty or other agreement to tax authorities of the country in which a non-U.S. holder resides.

If you are a U.S. holder, information reporting requirements generally will apply to all payments we make to you and the proceeds from a sale of a note (including a retirement or redemption), unless you are an exempt recipient. If you fail to supply your correct taxpayer identification number, under-report your tax liability or otherwise fail to comply with applicable U.S. information reporting or certification requirements, the IRS may require us to backup withhold U.S. federal income tax at the applicable backup withholding rate (currently 31%) from those payments.

Generally, interest payments on the notes to non-U.S. holders and any U.S. federal withholding tax deducted from such payments must be reported annually to the IRS and to the non-U.S. holders. As a non-U.S. holder, you generally will not be subject to backup withholding and information reporting with respect to payments that we make to you provided that we do not have actual knowledge or reason to know that you are a U.S. person (as defined under the Code) and you have given us the certification described under the heading “—Tax considerations for non-U.S. holders—Payments of interest” above. In addition, if you are a non-U.S. holder, you will not be subject to backup withholding and information reporting with respect to the proceeds from a sale of the notes within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives the certification described under the heading “—Tax considerations for non-U.S. holders—Payments of interest” above and does not have actual knowledge or reason to know that you are a U.S. person (as defined under the Code) or you otherwise establish an exemption.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules may be credited against your U.S. federal income tax liability and any excess may be refundable if the proper information is provided to the IRS on a timely basis.

Recent legislation

Recently enacted legislation regarding foreign account tax compliance, effective for payments made after December 31, 2012, imposes a withholding tax of 30% on interest and gross proceeds from the disposition of certain debt instruments paid to certain foreign entities unless various information reporting and certain other requirements are satisfied. However, the withholding tax will not be imposed on payments pursuant to obligations outstanding as of March 18, 2012. In addition, the legislation also imposes new U.S. return disclosure obligations (and related penalties for failure to disclose) on persons required to file U.S. federal income tax returns that hold certain specified foreign financial assets (which include financial accounts in foreign financial institutions). Holders should consult their own tax advisors regarding the possible implications of this recently enacted legislation on their investment in the notes.

PLAN OF DISTRIBUTION

Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer may be offered for resale, resold and otherwise transferred by holders thereof without compliance with the registration and prospectus delivery provisions of the Securities Act; provided, that such exchange notes are acquired in the ordinary course of such holders’ business and such holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such exchange notes; and provided further, that such holder is not (1) an “affiliate” of ours or the guarantors within the meaning of the Securities Act, (2) a broker-dealer who acquired outstanding notes directly from our company or (3) except as provided below, a broker-dealer who acquired outstanding notes as a result of market-making or other trading activities.

Based on such SEC interpretations, a broker-dealer who acquired outstanding notes as a result of market-making or other trading activities may participate in the exchange offer with respect to such notes and resell the exchange notes received in exchange, provided that the following conditions are met: (1) in connection with any such resales, the broker-dealer delivers this prospectus (which contains a plan of distribution with respect to such resale transactions); (2) the broker-dealer has not entered into any arrangement with us or any of our affiliates to distribute the exchange notes; (3) we make each person participating in the exchange offer aware that any such broker-dealer may be considered an “underwriter” under the Securities Act and must deliver such prospectus; and (4) we include in the letter of transmittal an acknowledgement by such broker-dealer that it will deliver this prospectus in connection with any resale of such exchange notes. By so acknowledging and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes only where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers.

Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. The letter of transmittal also states that any holder participating in this exchange offer will have no arrangements or understanding with any person to participate with the distribution of the outstanding notes or the exchange notes within the meaning of the Securities Act.

Any holder using the exchange offer to participate in a distribution of the exchange notes cannot rely on the SEC staff positions enunciated in Exxon Capital Holdings Corporation, Morgan Stanley & Co., Incorporated or

similar letters and, in the absence of an exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of exchange notes. Such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by the Securities Act and rules promulgated thereunder.

For the period described above, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, other than commissions or concessions of any broker-dealers and will indemnify the holders of the exchange notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the exchange notes and the related guarantees offered hereby will be passed upon for us by Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P.

EXPERTS

The consolidated financial statements and schedule of Superior Energy Services, Inc. and subsidiaries as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 have been incorporated by reference in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Complete Production Services, Inc. included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

AVAILABLE INFORMATION AND INCORPORATION BY REFERENCE

We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our common stock is listed on The New York Stock Exchange. You may also inspect the information we file with the SEC at the offices of The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. The information we file with the SEC and other information about us also is available on our website at http://www.superiorenergy.com. However, the information on our website is not a part of this prospectus.

We are incorporating by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this prospectus and the closing of the exchange offer:

•	our Annual Report on Form 10-K for the year ended December 31, 2011, except for the portions updated by the Current Report on Form 8-K filed with the SEC on June 15, 2012;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012;

•

our Current Reports on Form 8-K filed with the SEC on February 8, 2012, March 1, 2012, March 12, 2012, April 5, 2012, May 8, 2012, May 18, 2012 and June 15, 2012 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of such Current Report); and

•

the portions of our definitive proxy statement on Schedule 14A relating to our 2012 Annual Meeting of Shareholders that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2011.

The information incorporated by reference is considered to be part of this prospectus and information that we file later with the SEC will automatically update and may supersede information in this prospectus and information previously filed with the SEC.

Descriptions in this prospectus, including those contained in the documents incorporated by reference, of contracts and other documents are not necessarily complete and, in each instance, reference is made to the copies of these contracts and documents filed as exhibits to the documents incorporated by reference in this prospectus.

You may review these filings, at no cost, over the Internet at our website at http://www.superiorenergy.com, or request a copy of these filings by writing or calling us as follows:

Superior Energy Services, Inc.

11000 Equity Drive, Suite 300

Houston, Texas 7741

Attention: Investor Relations

(281) 999-0047

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF COMPLETE PRODUCTION SERVICES, INC. AND SUBSIDIARIES(1)

(1)	On February 7, 2012, Superior Energy Services, Inc. (“Superior”) acquired Complete Production Services, Inc. (“Complete”). Complete and certain of its subsidiaries guarantee SESI, L.L.C.’s, a wholly-owned first tier subsidiary of Superior (the “Company”), 7.125% Senior Notes 2021, which are being registered under this registration statement. As such, Complete and certain of its subsidiaries are consider to be recently acquired subsidiary guarantors under Article 3-10(g) of Regulation S-X of the Securities and Exchange Commission’s rules and regulations (“Rule 3-10(g)”). Accordingly, these consolidated financial statements of Complete are included in this registration statement to satisfy the Company’s requirements under Rule 3-10(g) for the year ended December 31, 2011.

Report of Independent Registered Public Accounting Firm

The Stockholders’

Complete Production Services, Inc.

We have audited the accompanying consolidated balance sheets of Complete Production Services, Inc. (a Delaware corporation) and subsidiaries (the “Company”) as of December 31, 2011 and 2010, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Complete Production Services, Inc. and subsidiaries as of December 31, 2011 and 2010, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Houston, Texas

July 3, 2012

Complete Production Services, Inc.

CONSOLIDATED BALANCE SHEETS

December 31, 2011 and 2010

(In thousands, except share data)

	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$203,588	$119,135
Accounts receivable, net of allowance for doubtful accounts of $4,203 and $4,159, respectively	474,277	320,914
Inventory, net of obsolescence reserve of $1,219 and $2,453, respectively	35,977	28,389
Prepaid expenses	28,500	17,813
Income tax receivable	—	30,290
Current deferred tax assets	9,149	2,499
Other current assets	1,183	1,384
Current assets of discontinued operations	—	38,314

Total current assets	752,674	558,738
Property, plant and equipment, net	1,178,455	915,770
Intangible assets, net of accumulated amortization of $15,964 and $21,293, respectively	44,289	9,209
Deferred financing costs, net of accumulated amortization of $11,748 and $9,316, respectively	9,740	9,694
Goodwill	291,223	244,138
Restricted cash	17,000	17,000
Other long-term assets	3,687	5,259
Long-term assets of discontinued operations	—	47,596

Total assets	$2,297,068	$1,807,404

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$108,323	$70,240
Accrued liabilities	59,385	38,331
Accrued payroll and payroll burdens	36,950	24,339
Accrued interest	2,521	2,446
Accrued income taxes payable	36,072	—
Current liabilities of discontinued operations	—	19,876

Total current liabilities	243,251	155,232
Long-term debt	650,000	650,000
Deferred income taxes	297,548	181,473
Other long-term liabilities	3,511	5,916
Long-term liabilities of discontinued operations	—	8,949

Total liabilities	1,194,310	1,001,570
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value per share, 200,000,000 shares authorized,
78,048,850 (2010: 76,443,926) issued	780	764
Preferred stock, $0.01 par value per share, 5,000,000 shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	692,204	657,993
Retained earnings	396,830	126,165
Treasury stock, 382,189 (2010: 167,643) shares at cost	(7,750)	(1,765)
Accumulated other comprehensive income	20,694	22,677

Total stockholders’ equity	1,102,758	805,834

Total liabilities and stockholders’ equity	$2,297,068	$1,807,404

The accompanying notes are an integral part of these financial statements.

Complete Production Services, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

Years ended December 31, 2011, 2010 and 2009

(In thousands)

	2011	2010	2009
Revenue	$2,153,317	$1,424,053	$967,985
Service expenses	1,358,611	910,629	659,792
Selling, general and administrative expenses	204,555	165,905	171,964
Depreciation and amortization	191,792	175,322	194,105
Fixed asset and other intangibles impairment loss	—	—	38,646
Goodwill impairment loss	—	—	97,643

Income (loss) from continuing operations before interest and taxes	398,359	172,197	(194,165)
Interest expense	53,303	57,605	56,895
Interest income	(588)	(322)	(143)
Write-off of deferred financing costs	—	—	528

Income (loss) from continuing operations	345,644	114,914	(251,445)
Taxes	128,580	44,694	(64,120)

Income (loss) from continuing operations	217,064	70,220	(187,325)
Income from discontinued operations (net of tax expenses of $41,512, $6,886, and $1,032, respectively)	53,601	13,938	5,657

Net income (loss)	$270,665	$84,158	$(181,668)

The accompanying notes are an integral part of these financial statements.

Complete Production Services, Inc.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

Years ended December 31, 2011, 2010 and 2009

(In thousands)

	2011	2010	2009
Net income (loss)	$270,665	$84,158	$(181,668)
Change in cumulative translation adjustment	(1,983)	3,116	7,059

Comprehensive income (loss)	$268,682	$87,274	$(174,609)

The accompanying notes are an integral part of these financial statements.

Complete Production Services, Inc.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

For the years ended December 31, 2009, 2010 and 2011

(In thousands, except share data)

	Number of shares	Common stock	Additional paid-in capital	Retained earnings	Treasury stock	Accumulated other comprehensive income	Total
Balance at January 1, 2009	74,766,317	$748	$623,988	$223,675	$(202)	$12,502	$860,711
Net loss	—	—	—	(181,668)	—	—	(181,668)
Change in cumulative translation adjustment	—	—	—	—	—	7,059	7,059
Exercise of stock options	123,858	—	496	—	—	—	496
Expense related to employee stock options	—	—	3,987	—	—	—	3,987
Excess tax benefit from share-based compensation	—	—	215	—	—	—	215
Purchase of treasury shares	(18,743)	—	—	—	(132)	—	(132)
Vested restricted stock	406,974	4	(4)	—	—	—	—
Amortization of non-vested restricted stock	—	—	8,222	—	—	—	8,222

Balance at December 31, 2009	75,278,406	752	636,904	42,007	(334)	19,561	698,890
Net income	—	—	—	84,158	—	—	84,158
Change in cumulative translation adjustment	—	—	—	—	—	3,116	3,116
Exercise of stock options	599,035	6	8,076	—	—	—	8,082
Expense related to employee stock options	—	—	2,321	—	—	—	2,321
Excess tax benefit from share-based compensation	—	—	1,465	—	—	—	1,465
Purchase of treasury shares	(113,330)	(1)	1	—	(1,431)	—	(1,431)
Vested restricted stock	679,815	7	(7)	—	—	—	—
Amortization of non-vested restricted stock	—	—	9,233	—	—	—	9,233

Balance at December 31, 2010	76,443,926	764	657,993	126,165	(1,765)	22,677	805,834
Net income	—	—	—	270,665	—	—	270,665
Change in cumulative translation adjustment	—	—	—	—	—	(1,983)	(1,983)
Exercise of stock options	936,019	9	16,062	—	—	—	16,071
Expense related to employee stock options	—	—	2,315	—	—	—	2,315
Excess tax benefit from share-based compensation	—	—	5,026	—	—	—	5,026
Purchase of treasury shares	(214,546)	(2)	2	—	(5,985)	—	(5,985)
Vested restricted stock	875,451	9	(9)	—	—	—	—
Amortization of non-vested restricted stock	—	—	10,815	—	—	—	10,815

Balance at December 31, 2011	78,040,850	$780	$692,204	$396,830	$(7,750)	$20,694	$1,102,758

The accompanying notes are an integral part of these financial statements.

Complete Production Services, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31, 2011, 2010 and 2009

(In thousands)

	2011	2010	2009
Cash provided by:
Net income (loss)	$270,665	$84,158	$(181,668)
Items not affecting cash:
Depreciation and amortization	197,526	181,823	200,732
Deferred income taxes	88,800	47,841	(7,567)
Fixed asset and other intangibles impairment loss	—	—	38,646
Goodwill impairment loss	—	—	97,643
Write-off of deferred financing fees	—	—	528
Gain on sale of discontinued operations	(37,194)	—	—
Excess tax benefit from share-based compensation	(5,026)	(1,465)	(215)
Non-cash compensation expense	13,130	11,554	12,209
(Gain) loss on non-monetary asset exchange	—	(493)	4,868
Provision for (recoveries of) bad debt expense	1,640	(159)	10,770
Loss on the disposal of fixed assets	885	839	10,284
Provision for write-off of note receivable	—	1,926	—
Loss on the write-off of equity investment	1,497	—	—
Other	2,132	2,995	2,081
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(138,332)	(173,328)	155,303
Inventory	(8,097)	3,585	4,339
Prepaid expenses and other current assets	(9,743)	(1,095)	11,292
Accounts payable	25,201	25,831	(24,544)
Income taxes	23,461	34,093	(30,892)
Restricted cash	—	(17,000)	—
Accrued liabilities and other	28,051	13,097	(22,588)

Net cash provided by operating activities	454,596	214,202	281,221
Investing activities:
Business acquisitions, net of cash acquired	(109,915)	(33,721)	—
Additions to property, plant and equipment	(411,232)	(145,023)	(37,431)
Proceeds from sale of fixed assets	7,965	5,482	20,800
Proceeds from sale of disposal groups	130,431	—	—
Other	299	(826)	(1,497)

Net cash used in investing activities	(382,452)	(174,088)	(18,128)
Financing activities:
Issuances of long-term debt	—	—	3,194
Repayments of long-term debt	—	(230)	(200,609)
Repayments of notes payable	—	(1,069)	(8,244)
Proceeds from issuances of common stock	16,071	8,082	496
Deferred financing fees	(2,477)	—	(2,911)
Treasury stock purchased	(5,985)	(1,431)	(132)
Excess tax benefit from share-based compensation	5,026	1,465	215

Net cash provided by (used for) financing activities	12,635	6,817	(207,991)
Effect of exchange rate changes on cash	(326)	434	(225)

Change in cash and cash equivalents	84,453	47,365	54,877
Cash and cash equivalents, beginning of period	119,135	71,770	16,893

Cash and cash equivalents, end of period	$203,588	$119,135	$71,770

Supplemental cash flow information:
Cash paid for interest, net of capitalized interest	$50,938	$54,301	$52,686
Cash paid (refund received) for taxes	$16,365	$(31,067)	$(25,414)
Significant non-cash investing and financing activities:
Non-cash capital expenditures	$31,190	$25,952	$1,056
Note issued to finance insurance premiums	$—	$—	$7,960

The accompanying notes are an integral part of these financial statements.

Complete Production Services, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2011, 2010 and 2009

(In thousands, except share data)

NOTE A – GENERAL

1.	Nature of Operations

Complete Production Services, Inc. is a provider of specialized services and products focused on developing hydrocarbon reserves, reducing operating costs and enhancing production for oil and gas companies. Complete Production Services, Inc. focuses its operations on basins within North America and manages its operations from regional field service facilities located throughout the U.S. Rocky Mountain region, Texas, Oklahoma, Arkansas, Pennsylvania, western Canada and Mexico. On July 6, 2011, Complete Production Services, Inc. sold its operations in Southeast Asia to MTQ Corporation Limited and on November 30, 2011, Complete Production Services, Inc. sold its drilling logistics business based in Louisiana to TransForce Inc., a U.S. subsidiary of a Canadian company.

References to “Complete”, the “Company”, “we”, “our” and similar phrases are used throughout these financial statements and relate collectively to Complete Production Services, Inc. and its consolidated affiliates.

On October 9, 2011, we entered into a merger agreement with Superior Energy Services, Inc. (“SPN”), a Delaware corporation and SPN Fairway Acquisition, Inc., a newly formed Delaware corporation which is an indirect wholly-owned subsidiary of SPN. Pursuant to this agreement, each share of our common stock issued and outstanding immediately prior to the effective date of the merger was converted automatically into the right to receive 0.945 shares of common stock, par value $0.001 per share, of SPN and $7.00 in cash. Pursuant to the agreement, on February 7, 2012, we merged with and into SPN Fairway Acquisition, Inc., the surviving corporation and an indirect wholly-owned subsidiary of SPN. Subsequently, our common stock ceased trading on the New York Stock Exchange and was delisted. For terms of the agreement, refer to the Agreement and Plan of Merger filed as Exhibit 2.1 to our Current Report on Form 8-K with the Securities and Exchange Commission on October 11, 2011.

Effective February 21, 2012, we filed Form 15-12B pursuant to which our common stock was deemed no longer subject to the reporting requirements of the Exchange Act.

2.	Basis of Presentation

Our consolidated financial statements are expressed in U.S. dollars and have been prepared by us in accordance with accounting principles generally accepted in the United States of American (“U.S. GAAP”). In preparing financial statements, we make informed judgments and estimates that affect the reported amounts of assets and liabilities as of the date of the financial statements and affect the reported amounts of revenues and expenses during the reporting period. On an ongoing basis, we review our estimates, including those related to impairment of long-lived assets and goodwill, contingencies and income taxes. Changes in facts and circumstances may result in revised estimates and actual results may differ from these estimates.

These audited consolidated financial statements reflect all normal recurring adjustments that are, in the opinion of management, necessary for a fair statement of the financial position of Complete as of December 31, 2011 and 2010 and the statements of operations, comprehensive income (loss), stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2011. We believe that these financial statements contain all adjustments necessary so that they are not misleading.

On July 6, 2011, we sold our Southeast Asian products business, through which we provided oilfield equipment sales, rentals and refurbishment services, to MTQ Corporation Limited (“MTQ”), a Singapore firm which provides engineering services to oilfield and industrial equipment users and manufacturers.

Complete Production Services, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years ended December 31, 2011, 2010 and 2009

(In thousands, except share data)

NOTE A – GENERAL—Continued

Proceeds from the sale of this business totaled $21,913, of which $2,613 represented cash on hand at July 6, 2011 which was transferred to us in October 2011 pursuant to the final settlement. We recorded a loss on the sale of this business of $136 as of December 31, 2011. We have classified this disposal group as discontinued operations for all periods presented.

On November 30, 2011, we sold I.E. Miller Services, Inc. (“IEM”), a wholly-owned subsidiary which operated a drilling logistics business based in Eunice, Louisiana to TransForce Inc., a U.S. subsidiary of a Canadian company for $111,131, subject to working capital and other adjustments. We recorded a gain of $37,330 on the sale of this business. We have accounted for this disposal group as discontinued operations for all periods presented in the accompanying financial statements.

On February 1, 2012, we sold a wholly-owned Canadian subsidiary, Integrated Production Services ULC (“IPSU”), which represented the majority of our Canadian operations, to 1655300 Alberta Ltd., an acquisition company controlled by SCF Partners for approximately $44,000. IPSU provided wireline services in western Canada. We retained ownership of our Canadian plunger lift/optimization business, Premier Integrated Technologies, Ltd. Pursuant to U.S. GAAP, we did not account for this business as a discontinued operation at December 31, 2011. Rather, we have presented the pro forma effect of accounting for this disposal group as a discontinued operation.

See Note M, “Discontinued operations” for a detailed description of these three transactions.

NOTE B – SIGNIFICANT ACCOUNTING POLICIES

1.	Basis of Preparation

Our consolidated financial statements include the accounts of the legal entities discussed above and their wholly owned subsidiaries. All material inter-company balances and transactions have been eliminated in consolidation.

2.	Foreign Currency Translation

Assets and liabilities of foreign subsidiaries, whose functional currencies are the local currency, are translated from their respective functional currencies to U.S. dollars at the balance sheet date exchange rates. Income and expense items are translated at the average rates of exchange prevailing during the period. Foreign exchange gains and losses resulting from translation of account balances are included in income or loss in the year in which they occur. The adjustment resulting from translating the financial statements of such foreign subsidiaries into U.S. dollars is reflected as a separate component of stockholders’ equity.

3.	Revenue Recognition

We recognize service revenue when it is realized and earned. We consider revenue to be realized and earned when the services have been provided to the customer, the product has been delivered, the sales price is fixed or determinable and collectibility is reasonably assured. Generally, services are provided over a relatively short time.

Revenue and costs on drilling contracts are recognized as work progresses. Progress is measured and revenues recognized based upon agreed day-rate charges. For certain contracts, we may receive additional

Complete Production Services, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years ended December 31, 2011, 2010 and 2009

(In thousands, except share data)

NOTE B – SIGNIFICANT ACCOUNTING POLICIES—Continued

lump-sum payments for the mobilization of rigs and other drilling equipment. Consistent with drilling contract day-rate revenues and charges, the revenues and related direct costs incurred for rig mobilization are deferred and recognized over the term of the related drilling contract. Costs incurred to relocate rigs and other drilling equipment to areas in which a contract has not been secured are expensed as incurred.

We recognize revenue under service contracts as services are performed. We had no significant unearned revenues associated with long-term service contracts as of December 31, 2011 and 2010.

4.	Cash and Cash Equivalents

Short-term investments with original maturities of less than three months, when purchased, are considered to be cash equivalents and are recorded at cost, which approximates fair market value. For purposes of the consolidated statements of cash flows, we consider all investments in highly liquid debt instruments with original maturities of three months or less to be cash equivalents. We invest excess cash in overnight investments which are accounted for as cash. At December 31, 2011, our cash and cash equivalents exceeded what is federally insured.

5.	Trade Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is our best estimate of the amount of probable credit losses incurred in our existing accounts receivable. We determine the allowance based on historical write-off experience, account aging and our assumptions about the oil and gas industry economic cycle. We review our allowance for doubtful accounts monthly. Past due balances over 90 days and over a specified amount are reviewed individually for collectibility. All other balances are reviewed on a pooled basis. Account balances are charged off against the allowance after all appropriate means of collection have been exhausted and the potential for recovery is considered remote. Considering our customer base, we do not believe that we have any significant concentrations of credit risk other than our concentration in the oil and gas industry. We have no significant off balance-sheet credit exposure related to our customers.

6.	Inventory

Inventory, which consists of finished goods, materials and supplies held for resale, work in process and bulk fuel, is carried at the lower of cost or market. Market is defined as net realizable value for finished goods and as replacement cost for manufacturing parts and materials. Cost is determined on a first-in, first-out basis for refurbished parts and an average cost basis for all other inventories and includes the cost of raw materials and labor for finished goods. We record a reserve for excess and obsolete inventory based upon specific identification of items based on periodic reviews of inventory on hand.

7.	Property, Plant and Equipment

Property, plant and equipment are carried at cost less accumulated depreciation. Major betterments are capitalized. Repairs and maintenance that do not extend the useful life of equipment are expensed.

Complete Production Services, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years ended December 31, 2011, 2010 and 2009

(In thousands, except share data)

NOTE B – SIGNIFICANT ACCOUNTING POLICIES—Continued

Depreciation is provided over the estimated useful life of each asset as follows:

	Basis	Rate
Asset:
Buildings	Straight-line	39 years
Field equipment:
Wireline, optimization and coiled tubing equipment	Straight-line	10 years
Production testing equipment	Straight-line	15 years
Drilling rigs	Straight-line	20 years
Well-servicing rigs	Straight-line	10 to 25 years
Pressure pumping equipment	Straight-line	10 years
Office furniture and computers	Straight-line	3 to 7 years
Leasehold improvements	Straight-line	Shorter of 5 years or the life of the lease
Vehicles and other equipment	Straight-line	3 to 10 years

8.	Intangible Assets

Intangible assets, consisting of acquired customer relationships, service marks, non-compete agreements, acquired patents and technology, are carried at cost less accumulated amortization, which is calculated on a straight-line basis over a period of 2 to 10 years based on the shorter of the asset’s estimated useful life or contractual term. The weighted average amortization period for these intangible assets was approximately 7 years as of December 31, 2011.

9.	Impairment of Long-Lived Assets

We review long-lived assets including property, plant and equipment and intangible assets with definite lives for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by comparing the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. When assets are determined to be held for sale, they are separately presented in the appropriate asset and liability sections of the balance sheet and reported at the lower of the carrying amount or fair value less cost to sell, and are no longer depreciated. We recorded a fixed asset and other intangibles impairment loss of $38,646 for the year ended December 31, 2009.

10.	Asset Retirement Obligations

Asset retirement obligations are recorded at fair value as a liability in the period in which a legal obligation is incurred associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development, and/or normal use of the assets. Furthermore, a corresponding asset is recorded

Complete Production Services, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years ended December 31, 2011, 2010 and 2009

(In thousands, except share data)

NOTE B – SIGNIFICANT ACCOUNTING POLICIES—Continued

and depreciated over the contractual term of the underlying asset. Subsequent to the initial measurement of the asset retirement obligation, the obligation is adjusted at the end of each period to reflect the passage of time and changes in the estimated future cash flows underlying the obligation. Our asset retirement obligations totaled $3,382 and $5,022 at December 31, 2011 and 2010, respectively, related to the expected cost to plug our saltwater disposal wells at the end of the service lives of the assets, as well as other retirement commitments. We did not have significant retirement obligations recorded at December 31, 2009.

11.	Deferred Financing Costs

Deferred financing costs associated with long-term debt under our revolving credit facilities and senior notes are carried at cost and are expensed over the term of the applicable long-term debt facility or the term of the notes.

12.	Goodwill

Goodwill represents the excess of costs over the fair value of the assets and liabilities of businesses acquired. In 2011, the Financial Accounting Standards Board (“FASB”) issued additional guidance whereby entities could evaluate goodwill from a qualitative standpoint to determine if a goodwill impairment test was necessary. Under this new guidance, which we adopted early as permitted under the standard, the entity would determine if it was more-likely-than-not that an impairment did not exist at the balance sheet date based on qualitative and other factors. If such criteria were met, no additional testing would be required. We determined that the criteria were met as of December 31, 2011, and therefore, no further impairment testing was performed and no goodwill impairment was recorded at December 31, 2011. We did not record a goodwill impairment for the year ended December 31, 2010. We recorded a goodwill impairment loss for the year ended December 31, 2009. See (19) “Fair Value Measurements.”

13.	Deferred Income Taxes

We follow the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are determined based upon temporary differences between the carrying amount and tax basis of our assets and liabilities and measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in the tax rates is recognized in income in the period in which the change occurs. We record a valuation allowance when we believe that it is more likely than not that a deferred tax asset will not be realized.

In assessing the realizability of deferred income tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.

14.	Financial Instruments

The financial instruments recognized in the balance sheet consist of cash and cash equivalents, trade accounts receivable, revolving credit facilities, accounts payable and accrued liabilities, long-term debt and senior notes. The fair value of our financial instruments approximate their carrying amounts due to their

Complete Production Services, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years ended December 31, 2011, 2010 and 2009

(In thousands, except share data)

NOTE B – SIGNIFICANT ACCOUNTING POLICIES—Continued

current maturities or market rates of interest, except the senior notes which were issued in December 2006 with a fixed 8% coupon rate. At December 31, 2011 and 2010, the fair value of these notes was $667,875 and $669,500, respectively, based on the published closing prices for the applicable day.

15.	Stock-Based Compensation

We have stock-based compensation plans for our employees, officers and directors to acquire common stock. For stock option grants made prior to January 1, 2006, no compensation expense was recorded if the stock options were issued at fair value on the date of grant. Accordingly, we did not recognize compensation expense associated with these stock option grants. Subsequent to January 1, 2006, we measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award, with limited exceptions, by using an option pricing model to determine fair value. We applied the modified-prospective transition method to account for grants of stock options between September 30, 2005, the date of our initial filing with the Securities and Exchange Commission, and December 31, 2005. For stock options granted on or after January 1, 2006, we use the prospective transition method to account for these grants and record compensation expense. See Note L, “Stockholders’ equity.”

16.	Research And Development

Research and development costs are charged to income as period costs when incurred.

17.	Contingencies

Liabilities for loss contingencies, including environmental remediation costs not within the scope of FASB guidance provided with regard to asset retirement obligations and which arise from claims, assessments, litigation, fines, and penalties and other sources, are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated.

18.	Measurement Uncertainty

Our consolidated financial statements are prepared in accordance with U.S. GAAP. The preparation of the consolidated financial statements in accordance with U.S. GAAP necessarily requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We evaluate our estimates including those related to bad debts, inventory obsolescence, useful lives of property, plant and equipment, goodwill, intangible assets, income taxes, contingencies and litigation on an ongoing basis. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Under different assumptions or conditions, the actual results could differ, possibly materially, from those previously estimated. Many of the conditions impacting these assumptions are estimates outside of our control.

19.	Fair Value Measurement

We evaluate fair value measurements in accordance with U.S. GAAP, which requires us to base our estimates on assumptions that a market participant might use to price an asset or liability, and to establish a

Complete Production Services, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years ended December 31, 2011, 2010 and 2009

(In thousands, except share data)

NOTE B – SIGNIFICANT ACCOUNTING POLICIES—Continued

hierarchy that prioritizes the information used to determine fair value, whereby quoted market prices in active markets are given highest priority with lowest priority given to data provided by the reporting entity based on unobservable facts. U.S. GAAP requires disclosure of significant fair value measurements by level within the prescribed hierarchy.

We generally apply fair value valuation techniques on a non-recurring basis associated with: (1) valuing assets and liabilities acquired in connection with business combinations and other transactions; (2) valuing potential impairment loss related to long-lived assets; and (3) valuing potential impairment loss related to goodwill and indefinite-lived intangible assets. We generally do not hold a significant investment in trading securities, and we were not party to significant derivative contract arrangements during the years ended December 31, 2011, 2010 or 2009.

Business Combinations and Other Transactions

We acquired several businesses during the years ended December 31, 2011 and 2010. We determine the fair value of the assets acquired, primarily fixed assets, based upon the value of comparable assets in the market as of the date of the acquisition, taking into consideration the support of a third-party appraiser. For one business acquired in late 2010, the assets were recently constructed and cost was deemed to approximate fair value at the date of acquisition. In addition, we applied an income method approach to value identifiable intangible assets associated with our acquisitions, as applicable, including customer relationships, trade names and non-compete agreements. For working capital items, including receivables, payables and inventory, carrying value was deemed to approximate fair value. During the year ended December 31, 2010, we recorded an insignificant non-monetary exchange of assets which resulted in a gain on the transaction of $493. The fair value of the assets received in the exchange was $914 and was more readily determinable based upon the seller’s price for such equipment received in the exchange. For the year ended December 31, 2009, we acquired certain property, plant and equipment at a subsidiary in Canada through a non-monetary exchange of assets. We determined that this transaction had economic substance and that the assets received should be recorded at the fair value of the assets surrendered in the exchange. To determine the fair value of these assets, management obtained assistance from a third-party appraiser and used the orderly-liquidation value of the assets surrendered as an estimate of fair value. This transaction resulted in a loss of $4,868 for the year ended December 31, 2009.

Long-Lived Assets

We reviewed our tangible fixed assets and intangible assets with definite lives at December 31, 2011 and 2010 and noted no significant indicators of impairment. Therefore, no impairment losses related to long-lived assets were recorded for the years ended December 31, 2011 or 2010. In September 2009, we evaluated the fair value of assets in our contract drilling business with the assistance of a third-party appraiser and determined that the carrying value of certain of these drilling rigs exceeded the fair value estimates. We projected the undiscounted cash flows associated with these rigs, including an estimate of salvage value, and compared these expected future cash flows to the carrying amount of the rigs. If the undiscounted cash flows exceeded the carrying amount, no further testing was performed and the rig was deemed to not be impaired. If the undiscounted cash flows did not exceed the carrying value, we estimated the fair market value of the equipment based on management estimates and general market data obtained by the third-party appraiser using the sales comparison market approach, which included the analysis of recent

Complete Production Services, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years ended December 31, 2011, 2010 and 2009

(In thousands, except share data)

NOTE B – SIGNIFICANT ACCOUNTING POLICIES—Continued

sales and offering prices of similar equipment to arrive at an indication of the most probable selling price for the equipment. The result of this analysis was a calculated fixed asset impairment of $36,158, which was recorded as an impairment loss in the accompanying statement of operations for the year ended December 31, 2009. This impairment was deemed necessary due to an overall decline in oil and gas exploration and production activity in late 2008 which extended throughout 2009, as well as management’s expectation of future operating results for this business segment for the foreseeable future. We continue to evaluate the remaining useful lives of our drilling rigs, and have considered our depreciation methodology and these estimates of useful lives in our projected future cash flows associated with these assets.

In addition, we evaluated certain long-term intangible assets with definite lives in accordance with U.S. GAAP as of December 31, 2009. Based on our review, we believe that impairment was indicated at one of our businesses due to lower-than-expected results, revised expected future cash flows for the business and changes in local management. Therefore, we determined that certain non-compete agreements and customer relationship intangibles were impaired at December 31, 2009, with the assistance of a third-party appraiser. We recorded an impairment charge related to these intangible assets totaling $2,488 in the accompanying statement of operations for the year ended December 31, 2009.

Goodwill

Goodwill represents the excess of costs over the fair value of the assets and liabilities of businesses acquired. Historically, we have performed an impairment test with regards to goodwill, at least annually, or more frequently if indicators of impairment are present, whereby we estimate the fair value of the asset by discounting future cash flows at a projected cost of capital rate. If the fair value estimate is less than the carrying value of the asset, an additional test is required whereby we applied a purchase price allocation consistent with authoritative guidance pertaining to business combinations. If impairment was still indicated, we would record an impairment loss in the current reporting period for the amount by which the carrying value of the intangible asset exceeds its implied fair value. In 2011, the Financial Accounting Standards Board (“FASB”) issued additional guidance whereby entities could evaluate goodwill from a qualitative standpoint to determine if a goodwill impairment test was necessary. Under this new guidance, which we adopted early as permitted under the standard, the entity would determine if it was more-likely-than-not that impairment did not exist at the balance sheet date based on qualitative and other factors. If such criteria were met, no additional testing would be required. We determined that the criteria had been met as of our annual testing date, and therefore, no further impairment testing was performed and no goodwill impairment was recorded during the year ended December 31, 2011.

Prior to the adoption of this new standard in 2011, U.S. GAAP required an annual impairment test of goodwill and other intangible assets with indefinite lives, or a more frequent test if impairment was indicated. For the year ended December 31, 2010, we evaluated our goodwill and indefinite-lived intangible assets in accordance with the recoverability tests prescribed by U.S. GAAP as of our annual testing date in 2010. We prepared several valuation models including a discounted cash flow analysis, a market multiples approach and a review of precedent transactions, with the assistance of third-party consultants. We weighted these valuation methodologies, with greatest weight given to our discounted cash flow projections, which included assumptions related to organic growth, capital investment, working capital needs, residual value and other assumptions. Based on this analysis, we determined that our goodwill and indefinite-lived intangible assets were not impaired as of the annual testing date for the year ended December 31, 2010. For the year ended December 31, 2009, we determined that goodwill associated with three of our reporting units

Complete Production Services, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years ended December 31, 2011, 2010 and 2009

(In thousands, except share data)

NOTE B – SIGNIFICANT ACCOUNTING POLICIES—Continued

was impaired as of the testing date. We update our assumptions used in the preparation of our discounted cash flow analysis each year based largely upon unobservable inputs from management, which represent our best estimates of actual results over a long-term period, appropriately discounted as of the test date. Although the assumptions used vary from year-to-year based upon our perception of market conditions, the valuation methodology used to value goodwill was consistent for the years ended December 31, 2010 and 2009.

For the year ended December 31, 2009, we performed step two of the goodwill impairment test as prescribed by U.S. GAAP. In performing the two-step goodwill impairment test, we compared the fair value of each of our reportable units to its carrying value. We estimated the fair value of our reportable units by considering both the income approach and market approach. Under the market approach, the fair value of the reportable unit is based on market multiples and recent transaction values of peer companies. Under the income approach, the fair value of the reportable unit is based on the present value of estimated future cash flows using the discounted cash flow method. The discounted cash flow method is dependent on a number of unobservable inputs including projections of the amounts and timing of future revenues and cash flows, assumed discount rates and other assumptions. Based upon this initial testing, we determined that goodwill associated with several of our reporting units within our completion and production services business were impaired, which triggered step two. For step two, we calculated the implied fair value of goodwill and compared it to the carrying amount of that goodwill, by examining the fair value of the tangible and intangible property of these reportable units. The inputs for this model were largely unobservable estimates from management based on historical performance. We retained the assistance of a third-party appraiser to collect market data for a sample of assets from each of these reporting units to assess the market value of the property, plant and equipment of these reportable units, and the results were extrapolated to the asset population. Thus, the primary source for our assessment of value was based on management’s estimates and projections. The result of this analysis was a calculated goodwill impairment of $97,643 which is recorded in the accompanying statement of operations at December 31, 2009. These impairments were deemed necessary due to an overall decline in oil and gas exploration and production activity throughout 2009. We continue to hold an investment in the reportable unit for which impairment loss was recorded in 2009.

The following tabular presentation is presented for quantitative presentation of our significant fair value measurements for the years ended December 31, 2011, 2010 and 2009:

Description	Balance at year end	Quoted prices in active markets for identical assets Level 1	Significant other observable inputs Level 2	Significant unobservable inputs Level 3	Total gains (losses)
As of December 31, 2010:
Non-monetary exchange	$914	$—	$914	$—	$493

	$914	$—	$914	$—	$493

As of December 31, 2009:
Non-monetary exchange	$4,487	$—	$4,487	$—	$(4,868)
Property, plant and equipment	100,820	—	—	100,820	(36,158)
Definite-lived intangible assets	187	—	—	187	(2,488)
Goodwill	240,965	—	—	240,965	(97,643)

	$346,459	$—	$4,487	$341,972	$(141,157)

Complete Production Services, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years ended December 31, 2011, 2010 and 2009

(In thousands, except share data)

NOTE B – SIGNIFICANT ACCOUNTING POLICIES—Continued

20.	Investment in Unconsolidated Subsidiaries

We constructed a salt water disposal well for a customer during 2009 at a cost of $1,497. In exchange for this service, we received a non-controlling interest in the company that owns and operates the well. In accordance with U.S. GAAP, in previous years we accounted for our interest in this company as an equity investment in an unconsolidated subsidiary, whereby we recorded our initial investment as a long-term asset. In 2011, we determined that this well was fully-impaired, so we have expensed our investment of $1,497 as of December 31, 2011.

NOTE C – BUSINESS COMBINATIONS

We did not acquire any businesses during the year ended December 31, 2009. However, we did execute several business acquisitions for the years ended December 31, 2011 and 2010, as described below.

1.	Acquisitions During the Year Ended December 31, 2011

(i)	On May 11, 2011, we completed the purchase of the hydraulic snubbing and production testing assets of a business with operations in the Marcellus, Eagle Ford and Barnett Shales. We paid a total of $15,576 in cash for these assets, which included tax-deductible goodwill of $4,433. We believe this acquisition supplements our hydraulic snubbing and production testing service offerings in Pennsylvania and Texas. The following table summarizes our purchase price allocation for this acquisition:

Net assets acquired:
Other current assets	$725
Property, plant and equipment	5,868
Current liabilities	(10)
Intangible assets	4,560
Goodwill	4,433

Net assets acquired	$15,576

Consideration:
Cash, net of cash and cash equivalents acquired	$15,576

Complete Production Services, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years ended December 31, 2011, 2010 and 2009

(In thousands, except share data)

NOTE C – BUSINESS COMBINATIONS—Continued

(ii)	On October 25, 2011, we completed the purchase of a hydraulic fracturing, cementing and acidizing business with operations in the Permian Basin in west Texas. We paid cash of $77,817, net of cash acquired, for these assets, resulting in non-deductible goodwill of $35,663. This transaction is subject to working capital and other adjustments. We recorded a current liability of $6,197, which represented the present value of future obligations under an earn-out agreement with the sellers. We believe this acquisition will supplement our hydraulic snubbing and production testing service offerings in New Mexico and Texas. The following table summarizes our preliminary purchase price allocation for this acquisition:

Net assets acquired:
Accounts receivable	$15,953
Property, plant and equipment	26,410
Current liabilities	(13,031)
Intangible assets	32,980
Goodwill	35,663
Deferred tax liability	(20,158)

Net assets acquired	$77,817

Consideration:
Cash, net of cash and cash equivalents acquired	$77,817

(iii)	On October 31, 2011, we completed the purchase of two fluid management service businesses based in Douglas, Wyoming which serves the Niobrara Play. We paid a total of $16,522 in cash for these assets, which included tax-deductible goodwill of $6,959. The following table summarizes our preliminary purchase price allocation for this acquisition:

Net assets acquired:
Property, plant and equipment	$5,763
Intangible assets	3,800
Goodwill	6,959

Net assets acquired	$16,522

Consideration:
Cash, net of cash and cash equivalents acquired	$16,522

The purchase price of these acquired businesses was negotiated as arm’s length transactions with these sellers. We use various valuation techniques, including an earnings multiple approach, to evaluate acquisition targets. We also consider precedent transactions which we have undertaken and similar transactions of others in our industry.

We determined the fair value of assets and liabilities acquired through these business acquisitions as of the acquisition date by performing valuation techniques related to identifiable intangible assets and evaluating property, plant and equipment acquired based upon, at minimum, the replacement cost of the assets, with the assistance of third-party consultants. Working capital items were deemed to have a fair market value equal to book value. Of the total intangible assets acquired, $33,510 related to customer relationship intangibles determined by applying an income approach over the expected term, allowing for customer attrition at an estimated rate.

Complete Production Services, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years ended December 31, 2011, 2010 and 2009

(In thousands, except share data)

NOTE C – BUSINESS COMBINATIONS—Continued

Results for each of these acquisitions were included in our accounts and results of operations since the date of acquisition.

2.	Acquisitions During the Year Ended December 31, 2010

During the year ended December 31, 2010, we acquired assets or all of the equity interests in various service companies, for $33,721 in cash, resulting in tax deductible goodwill of $6,710.

(i)	On May 11, 2010, we acquired certain assets of a provider of gas lift services based in Oklahoma City, Oklahoma. The total purchase price for the assets was $1,440 in cash. We recorded tax-deductible goodwill totaling $1,017 in conjunction with this acquisition. We believe this acquisition supplemented our plunger lift service offering for the completion and production services business.

(ii)	On September 3, 2010, we completed the purchase of a well service and fluid handling service provider based in Carrizo Springs, Texas. The total purchase price for the assets was $20,767 and included tax-deductible goodwill of $4,046. We believe this acquisition enhanced our position in the Eagle Ford Shale in south Texas.

(iii)	On December 1, 2010, we completed the purchase of all of the outstanding common stock of a disposal well operator located in Colorado for $11,514 in cash, subject to an additional $500 holdback. We recorded tax-deductible goodwill totaling $1,457 in conjunction with this acquisition. We believe this acquisition enhanced our position in the Denver-Julesburg Basin in Colorado.

We accounted for these acquisitions using the purchase method of accounting, whereby the purchase price was allocated to the fair value of net assets acquired, including definite-lived intangible assets and property, plant and equipment, with the excess recorded as goodwill. Results for each of these acquisitions were included in our accounts and results of operations since the date of acquisition. The following table summarizes the purchase price allocations for these acquisitions as of December 31, 2010:

Net assets acquired:
Accounts receivable	$209
Inventory and other current assets	428
Property, plant and equipment	23,960
Payables and accrued liabilities	(106)
Intangible assets	2,520
Goodwill	6,710

Net assets acquired	$33,721

Consideration:
Cash, net of cash and cash equivalents acquired	$33,721

We determined the fair value of assets and liabilities acquired through these business acquisitions as of the acquisition date by performing valuation techniques related to identifiable intangible assets and evaluating property, plant and equipment acquired based upon, at minimum, the replacement cost of the assets, with the assistance of third-party consultants, except for the two saltwater disposal wells in Colorado which were

Complete Production Services, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years ended December 31, 2011, 2010 and 2009

(In thousands, except share data)

NOTE C – BUSINESS COMBINATIONS—Continued

valued at cost as they were newly constructed just prior to acquisition. Working capital items were deemed to have a fair market value equal to book value. Of the total intangible assets acquired, $1,670 related to customer relationship intangibles determined by applying an income approach over the expected term, allowing for customer attrition at an assumed rate.

Our acquisitions during the years ended December 31, 2011 and 2010 were not deemed to be significant to our overall results for those respective years. Therefore, no pro forma disclosure of the impact of these acquisitions has been provided.

NOTE D – ACCOUNTS RECEIVABLE

	2011	2010
Trade accounts receivable	$345,368	$234,412
Related party receivables(a)	60,966	51,046
Unbilled revenue	69,596	37,534
Notes and other receivables	2,550	2,081

	478,480	325,073
Allowance for doubtful accounts	4,203	4,159

	$474,277	$320,914

(a)	See Note Q, “Related Party Transactions.”

The following table summarizes the change in our allowance for doubtful accounts for the years ended December 31, 2011, 2010 and 2009:

	Balance at beginning of period	Additions charged to expense	Write-offs or adjustments	Balance at end of period
Year ended:
2011	$4,159	$1,640	$(1,596)	$4,203
2010	12,463	(99)	(8,205)	4,159
2009	5,976	10,403	(3,916)	12,463

NOTE E – INVENTORY

	2011	2010
Finished goods	$16,355	$13,497
Manufacturing parts, materials and fuel	18,937	16,063
Work in process	1,904	1,282

	37,196	30,842
Inventory reserves	1,219	2,453

	$35,977	$28,389

Complete Production Services, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years ended December 31, 2011, 2010 and 2009

(In thousands, except share data)

NOTE F – PROPERTY, PLANT AND EQUIPMENT

	Cost	Accumulated depreciation	Net book value
December 31, 2011:
Land	$11,325	$—	$11,325
Building	36,650	5,697	30,953
Field equipment	1,672,706	751,739	920,967
Vehicles	134,895	73,350	61,545
Office furniture and computers	22,768	13,062	9,706
Leasehold improvements	22,844	7,938	14,906
Construction in progress	129,053	—	129,053

	$2,030,241	$851,786	$1,178,455

	Cost	Accumulated depreciation	Net book value
December 31, 2010:
Land	$8,307	$—	$8,307
Building	31,282	4,346	26,936
Field equipment	1,379,834	615,745	764,089
Vehicles	126,969	57,045	69,924
Office furniture and computers	17,600	11,461	6,139
Leasehold improvements	22,500	6,004	16,496
Construction in progress	23,879	—	23,879

	$1,610,371	$694,601	$915,770

Depreciation and depletion expense on property, plant and equipment of continuing operations was $185,575, $168,731, and $186,336 as of December 31, 2011, 2010 and 2009, respectively.

Construction in progress at December 31, 2011 and 2010 primarily included progress payments to vendors for equipment to be delivered in future periods and component parts to be used in final assembly of operating equipment, which in all cases were not yet placed into service at the time. For the years ended December 31, 2011, 2010 and 2009, we recorded capitalized interest of $3,268, $1,250 and $878, respectively, related to assets that we are constructing for internal use and amounts paid to vendors under progress payments for assets that are being constructed on our behalf.

NOTE G – INTANGIBLE ASSETS

		As of December 31, 2011			As of December 31, 2011
Description	Term	Historical cost	Accumulated amortization	Net book value	Historical cost	Accumulated amortization	Net book value
	(In months)
Patents and trademarks	60 to 120	$10,164	$3,796	$6,368	$5,215	$3,353	$1,862
Contractual agreements	24 to 120	39,292	5,723	33,569	11,985	8,660	3,325
Customer lists and other	36 to 60	10,797	6,445	4,352	13,302	9,280	4,022

Totals	—	$60,253	$15,964	$44,289	$30,502	$21,293	$9,209

Complete Production Services, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years ended December 31, 2011, 2010 and 2009

(In thousands, except share data)

NOTE G – INTANGIBLE ASSETS—Continued

We recorded amortization expense associated with intangible assets of continuing operations totaling $6,217, $6,591 and $7,769 for the years ended December 31, 2011, 2010 and 2009, respectively. We expect to record amortization expense associated with these intangible assets for the next five years approximating: 2012 — $9,656; 2013 — $8,181; 2014 — $5,912; 2015 — $5,043 and 2016 — $2,999.

NOTE H – DEFERRED FINANCING COSTS

	Cost	Accumulated amortization	Net book value
December 31, 2011:
Deferred financing costs	$21,488	$11,748	$9,740

December 31, 2010:
Deferred financing costs	$19,010	$9,316	$9,694

We incurred deferred financing costs associated with our amended credit facility as well as $13,414 related to the issuance of our senior notes in December 2006. In October 2009, we amended our senior secured credit facility and incurred additional financing costs of $2,911 in the fourth quarter of 2009. In October 2009, due to the decrease in borrowing capacity after giving effect to the amendment, we expensed $528 of unamortized fees related to our prior revolving credit facilities. In 2011, we incurred additional fees of $2,478 related to our new credit agreement as amended in June 2011, which is further described below in Note K, “Long-Term Debt.” These facilities were retired or replaced in February 2012 as a result of the merger with Superior Energy Services. See Note T, “Subsequent Events.”

NOTE I – TAXES

Tax expense (benefit) from continuing operations consisted of:

	2011	2010	2009
Domestic:
Current income taxes	$30,654	$(105)	$(59,637)
Deferred income taxes	89,948	42,327	(4,724)

	120,602	42,222	(64,361)
Foreign:
Current income taxes	8,659	2,986	3,042
Deferred income taxes	(681)	(514)	(2,801)

	7,978	2,472	241

Tax expense (benefit)—continuing operations	$128,580	$44,694	$(64,120)

Complete Production Services, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years ended December 31, 2011, 2010 and 2009

(In thousands, except share data)

NOTE I – TAXES—Continued

We operate in several tax jurisdictions. A reconciliation of the U.S. federal income tax rate of 35% for the years ended December 31, 2011, 2010 and 2009 to our effective income tax rate follows:

	2011	2010	2009
Expected provision for taxes	$120,975	$39,678	$(88,009)
Increase (decrease) resulting from foreign tax rate differential	(600)	416	(659)
Change in foreign tax rates	—	—	68
Change in domestic tax rates	—	1,357	4,544
State taxes, net of federal benefit	5,426	978	(4,948)
Non-deductible expenses	1,273	2,180	18,125
Other, net	1,506	85	6,759

Tax expense (benefit)—continuing operations	$128,580	$44,694	$(64,120)

Non-deductible expenses for the year ended December 31, 2009 related primarily to impaired goodwill with limited tax basis. There was no goodwill impairment for the years ended December 31, 2011 and 2010.

The net deferred income tax liability was comprised of the tax effect of the following temporary differences:

	2011	2010
Deferred income tax assets:
Net operating loss	$11,069	$10,386
Goodwill and intangible assets	—	8,395
Accrued liabilities and other	3,560	6,789
Stock-based compensation costs	7,203	4,125

	21,832	29,695
Less valuation allowance	(125)	(253)

	21,707	29,442

Deferred income tax liabilities:
Property, plant and equipment	(298,893)	(203,795)
Goodwill and intangible assets	(8,741)	—
Other	(2,472)	(4,621)

	(310,106)	(208,416)

Net deferred income tax liability	$(288,399)	$(178,974)

The net deferred income tax liability consisted of:

	2011	2010
Domestic	$(288,153)	$(179,072)
Foreign	(246)	98

	$(288,399)	$(178,974)

Complete Production Services, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years ended December 31, 2011, 2010 and 2009

(In thousands, except share data)

NOTE I – TAXES—Continued

Included in our deferred tax assets are state tax net operating loss carry forwards of $11,069. We expect to generate future state taxable income to fully utilize these loss carry forwards.

We had no U.S. federal loss carry forwards at December 31, 2011 or 2010. We have no foreign non-capital loss carry forward at December 31, 2011, compared to $1,107 at December 31, 2010.

No deferred income taxes were provided on $40,689 of undistributed earnings of foreign subsidiaries as of December 31, 2011, as we intend to indefinitely reinvest these funds. Upon distribution of these earnings in the form of dividends or otherwise, we may be subject to U.S. income taxes and foreign withholding taxes. It is not practical, however, to estimate the amount of taxes that may be payable on the eventual distribution of these earnings after consideration of available foreign tax credits.

We account for uncertainty in income taxes related to the accounting for uncertain tax positions that may have been taken in accordance with U.S. GAAP. Specifically, we apply a more-likely-than-not recognition threshold to measure a tax position taken or expected to be taken in a tax return through a two-step process: (1) determining whether it is more likely than not that a tax position will be sustained upon examination by taxing authorities, after all appeals, based upon the technical merits of the position; and (2) measuring to determine the amount of benefit/expense to recognize in the financial statements, assuming taxing authorities have all relevant information concerning the issue. The tax position is measured at the largest amount of benefit/expense that is greater than 50 percent likely of being realized upon ultimate settlement. If a tax position previously failed the more-likely-than-not recognition threshold, it would be recognized in the first subsequent financial reporting period in which the threshold is met. Similarly, a position that no longer meets this recognition threshold would no longer be recognized in the first financial reporting period in which the threshold is no longer met.

The FASB issued additional guidance on how an entity is to determine whether a tax position has effectively settled for purposes of recognizing previously unrecognized tax benefits. Specifically, this guidance states that an entity would recognize a benefit when a tax position is effectively settled using the following criteria: (1) the taxing authority has completed its examination including all appeals and administrative reviews; (2) the entity does not plan to appeal or litigate any aspect of the tax position; and (3) it is remote that the taxing authority would examine or reexamine any aspect of the tax position, assuming the taxing authority has full knowledge of all relevant information relative to making their assessment on the position.

We performed an examination of our tax positions and calculated the cumulative amount of our estimated exposure by evaluating each issue to determine whether the impact exceeded the 50 percent threshold of being realized upon ultimate settlement with the taxing authorities. Based upon this examination, we determined that the aggregate exposure did not have a material impact on our financial statements during the years ended December 31, 2011, 2010 and 2009. Therefore, we have not recorded an adjustment to our financial statements related to this interpretation. We will continue to evaluate our tax positions, and recognize any future impact as a charge to income in the applicable period in accordance with the standard. Our tax filings for tax years 2006 to 2010 remain open for examination by taxing authorities. We do not anticipate any significant changes in our uncertain tax positions during the next twelve months.

Our accounting policy related to income tax penalties and interest assessments is to accrue for these costs and record a charge to selling, general and administrative expense for tax penalties and a charge to interest expense for interest assessments during the period that we take an uncertain tax position through resolution with the taxing authorities or the expiration of the applicable statute of limitations. We did not record any significant amounts related to penalties and interest during the years ended December 31, 2011, 2010 and 2009.

Complete Production Services, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years ended December 31, 2011, 2010 and 2009

(In thousands, except share data)

NOTE J – NOTES PAYABLE

We entered into a note arrangement to finance certain of our annual insurance premiums for the policy term from December 1, 2007 to April 30, 2009. Effective May 1, 2009, we renewed our insurance policies and entered into a similar financing arrangement for the twelve-month policy term which extended through April 2010. Effective May 1, 2010, we renewed our annual insurance premiums for the policy term May 1, 2010 through April 30, 2011, but chose to prepay our premiums for certain insurance coverages which had been financed through a note arrangement in prior renewals. For the years ended December 31, 2010 and 2009, we made payments totaling $1,069 and $8,244, respectively, pursuant to these financing arrangements.

NOTE K – LONG-TERM DEBT

The following table summarizes long-term debt as of December 31, 2011 and 2010:

	2011	2010
U.S. revolving credit facility(a)	$—	$—
Canadian revolving credit facility(a)	—	—
8% senior notes(b)	650,000	650,000

	650,000	650,000
Less: Current maturities of long-term debt and capital leases	—	—

	$650,000	$650,000

(a)	Prior to June 13, 2011, we maintained a senior secured facility (the “Amended Credit Agreement”) with Wells Fargo Bank, National Association, as U.S. Administrative Agent, HSBC Bank Canada, as Canadian Administrative Agent, and certain other financial institutions which was structured as an asset-based facility subject to borrowing base restrictions. In connection with the facility, Wells Fargo Capital Finance, LLC (formerly known as Wells Fargo Foothill, LLC) served as U.S. Administrative Agent and also served as U.S. Issuing Lender and U.S. Swingline Lender. The Amended Credit Agreement provided for a U.S. revolving credit facility of up to $225,000 that was to mature in December 2011 and a Canadian revolving credit facility of up to $15,000 (with Integrated Production Services Ltd., one of our wholly-owned subsidiaries, as the borrower thereof (“Canadian Borrower”)) that was to mature in December 2011. The Amended Credit Agreement included a provision for a “commitment increase”, as defined therein, which permitted us to effect up to two separate increases in the aggregate commitments under the Amended Credit Agreement by designating one or more existing lenders or other banks or financial institutions, subject to the bank’s sole discretion as to participation, to provide additional aggregate financing up to $75,000, with each committed increase equal to at least $25,000 in the U.S., or $5,000 in Canada, and in accordance with other provisions as stipulated in the Amended Credit Agreement. Certain portions of the credit facilities were available to be borrowed in U.S. dollars, Canadian dollars and other currencies approved by the lenders.

Subject to certain limitations set forth in the Amended Credit Agreement, we had the ability to elect how interest under the Amended Credit Agreement would be computed. Interest under the Amended Credit Agreement could be determined by reference to (1) the London Inter-bank Offered Rate, or LIBOR, plus an applicable margin between 3.75% and 4.25% per annum (with the applicable margin depending upon our Excess Availability Amount, as defined in the Amended Credit Agreement) or (2) the Base Rate (which

Complete Production Services, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years ended December 31, 2011, 2010 and 2009

(In thousands, except share data)

NOTE K – LONG-TERM DEBT—Continued

means the higher of the Prime Rate, Federal Funds Rate plus 0.50%, 3 month LIBOR plus 1.00% and 3.50%), plus the applicable margin, as described above. If an event of default existed or continued under the Amended Credit Agreement, advances would bear interest as described above with an applicable margin rate of 4.25% plus 2.00%. Interest was payable monthly.

We incurred unused commitment fees under the Amended Credit Agreement ranging from 0.50% to 1.00% based on the average daily balance of amounts outstanding.

Letters of credit outstanding under the Amended Credit Agreement incurred fees equal to the applicable margin, as described above. If an event of default existed or continued, such fee would have been equal to the applicable margin plus 2.00%.

Under the Amended Credit Agreement, the only financial covenant to which we were subject was a “Fixed Charge Coverage Ratio” covenant, which must have exceeded 1.10 to 1.00. This covenant became effective only if our Excess Availability Amount, as defined under the Amended Credit Agreement, plus certain qualified cash and cash equivalents is less than $50,000.

New Credit Agreement, effective June 13, 2011:

On June 13, 2011, we entered into a Third Amended and Restated Credit Agreement among us, a subsidiary of the Company that is designated as a borrower under the Canadian facility, if any (the “Canadian Borrower”), the lenders party thereto, Wells Fargo Bank, National Association, as the U.S. administrative agent, U.S. issuing lender and U.S. swingline lender, and the other persons from time to time party thereto (the “New Credit Agreement”), which amends and restates the Amended Credit Agreement. Defined terms not otherwise described herein shall have the meanings given to them in the New Credit Agreement.

The New Credit Agreement modifies the Amended Credit Agreement by, among other things:

•	changing the structure of the credit facility from an asset-based facility to a cash flow facility;

•

substituting Wells Fargo Bank, National Association, for Wells Fargo Capital Finance, LLC (f/k/a Wells Fargo Foothill, LLC), as U.S. administrative agent, and appointing Wells Fargo Bank, National Association, as U.S. issuing lender and U.S. swingline lender; and

•

increasing our U.S. revolving credit facility from $225,000 to $300,000 and terminating the existing Canadian revolving credit facility (subject to our option to convert and reallocate any portion of the U.S. revolving credit facility then held by HSBC Bank USA, N.A., into a Canadian revolving credit facility upon satisfaction of certain conditions, including obtaining the consent of HSBC Bank USA, N.A., to such conversion and reallocation).

Subject to certain limitations set forth in the New Credit Agreement, we have the option to determine how interest is computed by reference to either (i) the London Inter-bank Offered Rate, or LIBOR, plus an applicable margin between 2.25% and 3.00% based on the Total Debt Leverage Ratio (as defined in the New Credit Agreement), or (ii) the “Base Rate” (which means the higher of the Prime Rate, Federal Funds Rate plus 0.50%, or the daily one-month LIBOR plus 1.00%), plus an applicable margin between 1.25% and 2.00% based on the Total Debt Leverage Ratio (as defined in the New Credit Agreement). Advances under the Canadian revolving credit facility, if any, will bear interest as described in the New Credit Agreement. If an event of default exists or continues under the New Credit Agreement, advances may bear interest at the rates described above, plus 2.00%. Interest is payable in arrears on a quarterly basis.

Complete Production Services, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years ended December 31, 2011, 2010 and 2009

(In thousands, except share data)

NOTE K – LONG-TERM DEBT—Continued

Additionally, the New Credit Agreement, among other things:

•	permits us to effect up to two separate increases in the aggregate commitments under the credit facility, of at least $50,000 per commitment increase, and of up to $150,000 in the aggregate;

•

requires us to comply with a “Total Debt Leverage Ratio” covenant, which prohibits us from permitting the Total Debt Leverage Ratio (as defined in the New Credit Agreement), at the end of each fiscal quarter, to be greater than 4.00 to 1.00;

•

requires us to comply with a “Senior Debt Leverage Ratio” covenant, which prohibits us from permitting the Senior Debt Leverage Ratio (as defined in the New Credit Agreement), at the end of each fiscal quarter, to be greater than 2.50 to 1.00 and

•

requires us to comply with a “Consolidated Interest Coverage Ratio” covenant, which prohibits us from permitting the ratio of, as of the last day of each fiscal quarter, (i) the consolidated EBITDA of Complete and its consolidated Restricted Subsidiaries (as defined in the New Credit Agreement), calculated for the four fiscal quarters then ended, to (ii) the consolidated interest expense of Complete and its consolidated Restricted Subsidiaries for the four fiscal quarters then ended, to be less than 2.75 to 1.00.

We were in compliance with these debt covenant requirements as of December 31, 2011.

The term of the credit facilities provided for under the New Credit Agreement was to continue until the earlier of (i) June 13, 2016 or (ii) the earlier termination in whole of the U.S. lending commitments (or Canadian lending commitments, if any) as further described in the New Credit Agreement. Events of default under the New Credit Agreement remain substantially the same as under the Amended Credit Agreement.

The obligations under the U.S. portion of the New Credit Agreement are secured by first priority security interests on substantially all of the assets (other than certain excluded assets) of Complete and any Domestic Restricted Subsidiary (as defined in the New Credit Agreement), whether now owned or hereafter acquired including, without limitation: (i) all equity interests issued by any domestic subsidiary, (ii) 100% of equity interests issued by first tier foreign subsidiaries but, in any event, no more than 66% of the outstanding voting securities issued by any first tier foreign subsidiary, and (iii) the Existing Mortgaged Properties (as defined in the New Credit Agreement). Additionally, all of the obligations under the U.S. portion of the New Credit Agreement will be guaranteed by Complete and each existing and subsequently acquired or formed Domestic Restricted Subsidiary. The obligations under the Canadian portion of the New Credit Agreement, if any, will be secured by substantially all of the assets (other than certain excluded assets) of Complete and any Restricted Subsidiary (other than our Mexican subsidiary), as further described in the New Credit Agreement. Additionally, all of the obligations under the Canadian portion of the New Credit Agreement, if any, will be guaranteed by Complete as well as certain of our subsidiaries. Subject to certain limitations, we will have the right to designate certain newly acquired and existing subsidiaries as unrestricted subsidiaries under the New Credit Agreement, and the assets of such unrestricted subsidiaries will not serve as security for either the U.S. portion or the Canadian portion, if any, of the New Credit Agreement.

There were no borrowings outstanding under the New Credit Agreement as of December 31, 2011. There were letters of credit outstanding under the U.S. revolving portion of the facility totaling $22,248, which reduced the available borrowing capacity as of December 31, 2011. We incurred fees related to our letters of credit as of December 31, 2011 at 1.50% per annum. For the year ended December 31, 2011, fees related to

Complete Production Services, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years ended December 31, 2011, 2010 and 2009

(In thousands, except share data)

NOTE K – LONG-TERM DEBT—Continued

our letters of credit were calculated using a 360-day provision, at 3.75% per annum prior to the amendment on June 13, 2011, and ranged from 1.50% per annum to 1.66% thereafter resulting in a weighted average interest rate of 2.51% per annum for the year ended December 31, 2011. Our available borrowing capacity under the revolving credit facility at December 31, 2011 was $277,752.

We incurred unused commitment fees under the New Credit Agreement ranging from 0.375% to 0.50% based on the average daily balance of amounts outstanding. The unused commitment fees were calculated at 0.375% as of December 31, 2011. For the year ended December 31, 2011, the weighted average interest rate associated with unused commitments was 0.66% per annum.

We recorded deferred financing fees associated with the New Credit Agreement totaling $2,477. These fees were to be amortized to expense, along with the remaining balance of deferred financing fees associated with the prior amendments to this facility, over the term of the facility which matures in June 2016.

This facility was retired and replaced in conjunction with the merger with Superior Energy Services in February 2012. See Note T, “Subsequent Events.”

(b)	On December 6, 2006, we issued 8.0% senior notes with a face value of $650,000 through a private placement of debt. These notes were to mature in 10 years, on December 15, 2016, and required semi-annual interest payments, paid in arrears and calculated based on an annual rate of 8.0%, on June 15 and December 15, of each year, which commenced on June 15, 2007. There was no discount or premium associated with the issuance of these notes. The senior notes were guaranteed by all of our current domestic subsidiaries. The senior notes had covenants which, among other things: (1) limited the amount of additional indebtedness we can incur; (2) limited restricted payments such as a dividend; (3) limited our ability to incur liens or encumbrances; (4) limited our ability to purchase, transfer or dispose of significant assets; (5) limited our ability to purchase or redeem stock or subordinated debt; (6) limited our ability to enter into transactions with affiliates; (7) limited our ability to merge with or into other companies or transfer all or substantially all of our assets; and (8) limited our ability to enter into sale and leaseback transactions. We had the option to redeem all or part of these notes on or after December 15, 2011.

Pursuant to a registration rights agreement with the holders of our 8.0% senior notes, on June 1, 2007, we filed a registration statement on Form S-4 with the SEC which enabled these holders to exchange their notes for publicly registered notes with substantially identical terms. These holders exchanged 100% of the notes for publicly traded notes on July 25, 2007. On August 28, 2007, we entered into a supplement to the indenture governing the 8.0% senior notes, whereby additional domestic subsidiaries became guarantors under the indenture. Effective April 1, 2009, we entered into a second supplement to this indenture whereby additional domestic subsidiaries became guarantors under the indenture.

These notes were retired and replaced in conjunction with the merger with Superior Energy Services in February 2012. See Note T, “Subsequent Events.”

NOTE L – STOCKHOLDERS’ EQUITY

1.	Authorized Share Capital

On September 12, 2005, our authorized share capital was increased to 200,000,000 shares of common stock from 24,000,000 shares of common stock with par value of $0.01 per share and to 5,000,000 shares of preferred stock from 1,000 shares of preferred stock with a par value of $0.01 per share. All of our

Complete Production Services, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years ended December 31, 2011, 2010 and 2009

(In thousands, except share data)

NOTE L – STOCKHOLDERS’ EQUITY—Continued

outstanding common shares were exchanged for shares of Superior Energy Services common stock in conjunction with the merger in February 2012. See Note T, “Subsequent Events.”

2.	Initial Public Offering

On April 26, 2006, we sold 13,000,000 shares of our common stock, $.01 par value per share, in our initial public offering. These shares were offered to the public at $24.00 per share, and we recorded proceeds of approximately $292,500 after underwriter fees of $19,500. In addition, we incurred transaction costs of $3,865 associated with the issuance that were netted against the proceeds of the offering. Our stock began trading on the New York Stock Exchange on April 21, 2006, and ceased to be traded on the New York Stock Exchange and was delisted as of February 8, 2012 in connection with the merger with Superior Energy Services. See Note T, “Subsequent Events.”

3.	Stock-Based Compensation

We maintain option plans under which we grant stock-based compensation to employees, officers and directors to purchase our common stock. The exercise price of each option is based on the fair value of the Company’s common stock at the date of grant. Options may be exercised over a five or ten-year period and generally a third of the options vest on each of the first three anniversaries from the grant date. Upon exercise of stock options, we issue our common stock.

For grants of stock-based compensation on or after January 1, 2006, we apply the prospective transition method prescribed by U.S. GAAP, whereby we recognize expense associated with new awards of stock-based compensation ratably, as determined using a Black-Scholes pricing model, over the expected term of the award.

In November 2006, we assumed the stock option plan of Pumpco Services, Inc. (“Pumpco”), which included 145,000 outstanding employee stock options at an exercise price of $5.00 per share. The exercise price of these stock options was $5.00 per share, which was below market price at the date of grant pursuant to the agreed-upon conversion rate negotiated as part of the acquisition. These options vested ratably over the three-year term. Upon exercise of these Pumpco stock options, we issue shares of our common stock.

(i)	Employee Stock Options Granted Between October 1, 2005 and December 31, 2005:

For grants of stock-based compensation between October 1, 2005 and December 31, 2005, we have utilized the modified prospective transition method to record expense associated with these stock-based compensation instruments. Under this transition method, beginning January 1, 2006, we began to recognize expense related to these option grants over the applicable vesting period, with expense calculated by applying a Black-Scholes pricing model with the following assumptions: risk-free rate of 4.23% to 4.47%; expected term of 4.5 years and no dividend rate. The weighted average fair value of these option grants was $2.05 per share.

(ii)	Employee Stock Options Granted On or After January 1, 2006:

For grants of stock-based compensation on or after January 1, 2006, we apply the prospective transition method prescribed by U.S. GAAP, whereby we recognize expense associated with new awards of stock-based compensation ratably, as determined using a Black-Scholes pricing model, over the expected term of the award.

Complete Production Services, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years ended December 31, 2011, 2010 and 2009

(In thousands, except share data)

NOTE L – STOCKHOLDERS’ EQUITY—Continued

During the years ended December 31, 2011 and 2010, the Compensation Committee of our Board of Directors authorized and issued to our officers and employees 231,300 and 480,300 employee stock options, respectively, and 415,950 and 774,800 non-vested restricted shares, respectively. The stock options granted on January 31, 2011 had an exercise price of $27.94 per share. The stock options granted on January 29, 2010 had an exercise price of $12.53 per share. The exercise price represented the fair market value of the shares on the date of grant. These stock option grants vest ratably over a three-year term. In addition, our directors received stock option grants during 2010 of 30,000 shares, respectively, which vest ratably over a three-year period. Furthermore, the directors received 36,510 shares of non-vested restricted stock in 2011 which vested 100% on January 31, 2012 and received 34,296 shares of non-vested restricted stock in 2010 which vested 100% on January 29, 2011. The fair value of the stock option grants was determined by applying a Black-Scholes option pricing model based on the following assumptions:

	For the year ended December 31,
	2011	2010
Assumptions:
Risk-free rate	0.96% to 1.92%	1.38% to 2.34%
Expected term (in years)	3.7 to 5.1	3.7 to 5.1
Volatility	54.1%	50%
Calculated fair value per option	$11.32 to $13.53	$4.83 to $5.81

The weighted average fair value of stock option grants for the years ended December 31, 2011, 2010 and 2009 was $13.36, $5.74 and $1.82, respectively.

For stock option grants made prior to the second quarter of 2008, we did not have sufficient historical market data in order to determine the volatility of our common stock. In accordance with U.S. GAAP, we analyzed the market data of peer companies and calculated an average volatility factor based upon changes in the closing price of these companies’ common stock for a three-year period. This volatility factor was then applied as a variable to determine the fair value of our stock option grants. For stock options granted during or after the second quarter of 2008, we calculated an average volatility factor for our common stock for the period from April 21, 2006 through the respective quarter end, or for the three-year period then ended. These volatility calculations were used to compute the calculation of the fair market value of stock option grants made subsequent to June 30, 2008.

We projected a rate of stock option forfeitures based upon historical experience and management assumptions related to the expected term of the options. After adjusting for these forfeitures, we expect to recognize expense totaling $22,320 related to our stock option grants made after January 1, 2006. For the years ended December 31, 2011, 2010 and 2009, we have recognized expense related to these stock option grants totaling $2,315, $2,321 and $3,987, respectively, which represents a reduction of net income before taxes. The impact on net income (loss) was a reduction (increase) of $1,454, $1,439 and $(2,926), respectively. The unrecognized compensation costs related to the non-vested portion of these awards was $2,924 as of December 31, 2011 and will be recognized over the applicable remaining vesting periods.

The non-vested restricted shares were granted at fair value on the date of grant. If the restricted non-vested shares are not forfeited, we would have recognized compensation expense related to our 2011, 2010 and 2009 grants to officers and employees totaling $11,683, $9,781 and $7,634, respectively, over a three-year

Complete Production Services, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years ended December 31, 2011, 2010 and 2009

(In thousands, except share data)

NOTE L – STOCKHOLDERS’ EQUITY—Continued

vesting period. We recognized expense associated with grants to our directors in 2011, 2010 and 2009 totaling $1,020, $430 and $703, respectively, over a twelve-month vesting period.

On February 7, 2012, in conjunction with the merger agreement with SPN, we accelerated the stock vesting of certain of our officers, directors and executive management team. We recognized $5,569 in compensation expense associated with this vesting as of the acceleration date.

The following tables provide a roll forward of stock options from December 31, 2008 to December 31, 2011 and a summary of stock options outstanding by exercise price range at December 31, 2011:

	Options outstanding
	Number	Weighted average exercise price
Balance at December 31, 2008	2,746,512	$15.33
Granted	915,300	$6.41
Exercised	(123,858)	$4.01
Canceled	(154,334)	$20.17

Balance at December 31, 2009	3,383,620	$13.09
Granted	510,300	$12.53
Exercised	(599,035)	$13.49
Canceled	(153,305)	$18.16

Balance at December 31, 2010	3,141,580	$12.68
Granted	231,300	$27.94
Exercised	(936,019)	$17.17
Canceled	(2,000)	$34.19

Balance at December 31, 2011	2,434,861	$12.38

	Options outstanding			Options exercisable
	Outstanding at December 31, 2011	Weighted average remaining life (months)	Weighted average exercise price	Outstanding at December 31, 2011	Weighted average remaining life (months)	Weighted average exercise price
Range of exercise price:
$5.00	60,000	17	$5.00	60,000	17	$5.00
$6.69 - $8.16	1,250,467	64	$6.55	955,189	57	$6.59
$1.66 - $12.53	483,964	93	$12.47	143,765	84	$12.32
$15.90	61,900	73	$15.90	61,900	61	$15.90
$17.60 - $19.87	133,363	61	$19.73	133,363	61	$19.73
$22.55 - $24.07	121,367	52	$23.97	121,367	52	$23.97
$26.26 - $27.11	276,300	102	$27.68	45,000	65	$26.35
$29.88	40,000	77	$29.88	40,000	77	$29.88
$34.19	7,500	78	$34.19	7,500	78	$34.19

	2,434,861	72	$12.38	1,568,084	59	$11.18

Complete Production Services, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years ended December 31, 2011, 2010 and 2009

(In thousands, except share data)

NOTE L – STOCKHOLDERS’ EQUITY—Continued

The total intrinsic value of stock options exercised during the years ended December 31, 2011 and 2010 was $16,071 and $7,888, respectively. The total intrinsic value of all in-the-money vested outstanding stock options at December 31, 2011 was $35,098. Assuming all stock options outstanding at December 31, 2011 were vested, the total intrinsic value of all in-the-money outstanding stock options would have been $51,954.

4.	2008 Incentive Award Plan

In March 2008, upon the recommendation of the Compensation Committee and subject to approval by stockholders, our Board of Directors approved the Complete Production Services, Inc. 2008 Incentive Award Plan, which was intended to succeed the prior stock option plan, the Amended and Restated 2001 Stock Incentive Plan, pursuant to which, 2,500,000 shares of common stock were authorized for future issuance to our directors, officers and employees in conjunction with stock-based compensation arrangements. On May 22, 2008, stockholders owning more than a majority of the shares of our common stock adopted the 2008 Stock Incentive Plan. We subsequently filed a registration statement on Form S-8 and made grants to our directors, officers and employees. In March 2009, upon the recommendation of the Compensation Committee and as approved by our stockholders owning more than a majority of the shares of our common stock on May 24, 2009, we amended the 2008 Incentive Award Plan to increase the number of shares authorized for future issuance to up to 6,400,000 shares. As amended, the aggregate number of shares of common stock available for issuance under the 2008 Incentive Award Plan will be reduced by (i) 1.3 shares for each share of common stock delivered in settlement of any full value award, and (ii) 1.0 shares for each share of common stock delivered in settlement of any option, stock appreciation right or any other award that is not a full value award. If all of the shares authorized by the amendment to the 2008 Incentive Award Plan were granted as full value awards, then there would be 4,900,000 shares granted as full value awards and no shares available for issuance as awards that were not full value awards. For purposes of the 2008 Incentive Award Plan, full value awards mean any award other than (i) an option, (ii) a stock appreciation right or (iii) any other award for which the holder pays the intrinsic value existing as of the date of grant (whether directly or by forgoing a right to receive a payment from us or any subsidiary of ours). We subsequently filed a registration statement on Form S-8 and made grants to our directors, officers and employees under the 2008 Incentive Award Plan, as amended. The 2008 Stock Incentive Plan provides that forfeitures under the Amended and Restated 2001 Stock Incentive Plan will become available for issuance under the 2008 Incentive Award Plan. In connection with our merger with Superior Energy Services on February 7, 2012, SPN has assumed our 2001 Stock Incentive Plan and 2008 Incentive Award Plan and the future obligations associated with these plans. See Note T, “Subsequent Events.”

5.	Non-vested Restricted Stock

We present the amortization of non-vested restricted stock as an increase in additional paid-in capital. At December 31, 2011 and 2010, amounts not yet recognized related to non-vested stock totaled $11,233 and $9,704, respectively, which represented the unamortized expense associated with awards of non-vested stock granted to employees, officers and directors under our compensation plans. Compensation expense associated with these grants of non-vested stock is determined as the fair value of the shares on the date of grant, and recognized ratably over the applicable vesting periods. We recognized compensation expense associated with non-vested restricted stock totaling $10,815, $9,233 and $8,222 for the years ended December 31, 2011, 2010 and 2009, respectively.

Complete Production Services, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years ended December 31, 2011, 2010 and 2009

(In thousands, except share data)

NOTE L – STOCKHOLDERS’ EQUITY—Continued

The following table summarizes the change in non-vested restricted stock from December 31, 2008 to December 31, 2011:

	Non-vested restricted stock
	Number	Weighted average grant price
Balance at December 31, 2008	789,191	$19.95
Granted	1,301,008	$6.41
Vested	(406,974)	$16.75
Forfeited	(47,660)	$9.85

Balance at December 31, 2009	1,635,565	$10.27
Granted	809,096	$12.62
Vested	(679,815)	$10.89
Forfeited	(91,992)	$10.89

Balance at December 31, 2010	1,672,854	$11.12
Granted	452,460	$28.08
Vested	(875,451)	$10.96
Forfeited	(18,532)	$19.28

Balance at December 31, 2011	1,231,331	$17.34

6.	Treasury Shares

In accordance with the provisions of the 2008 Incentive Award Plan, holders of unvested restricted stock were given the option to either remit to us the required withholding taxes associated with the vesting of restricted stock, or to authorize us to repurchase shares equivalent to the cost of the withholding tax and to remit the withholding taxes on behalf of the holder. Pursuant to this provision, we repurchased the following shares during the year ended December 31, 2011:

Period	Shares purchased	Average price paid per share	Extended amount
January 1 – 31, 2011	199,510	$27.45	$5,476
February 1 – 28, 2011	—	$—	—
March 1 – 31, 2011	1,374	$28.22	39
April 1 – 30, 2011	426	$29.72	13
May 1 – 31, 2011	1,065	$30.80	33
June 1 – 30, 2011	644	$30.90	20
July 1 – 31, 2011	1,326	$37.11	49
August 1 – 31, 2011	353	$37.33	13
September 1 – 30, 2011	—	$—	—
October 1 – 31, 2011	—	$—	—
November 1 – 30, 2011	9,418	$34.87	328
December 1 – 31, 2011	430	$32.54	14

	214,546		$5,985

These shares were included as treasury stock at cost in the accompanying balance sheet as of December 31, 2011. We expect to purchase additional shares in the future pursuant to this plan provision.

Complete Production Services, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years ended December 31, 2011, 2010 and 2009

(In thousands, except share data)

NOTE M – DISCONTINUED OPERATIONS

1.	2011 Southeast Asian Business Disposition

On July 6, 2011, we sold our Southeast Asian products business, through which we provided oilfield equipment sales, rentals and refurbishment services, to MTQ, a Singapore firm that provides engineering services to oilfield and industrial equipment users and manufacturers. Proceeds from the sale of this business totaled $21,913, of which $2,613 represented cash on hand at July 6, 2011 which was transferred to us in October 2011 pursuant to the final settlement. We recorded a loss on the sale of this business of $136, which has been included in income from discontinued operations for the year ended December 31, 2011.

Although this sale did not represent a material disposition of assets relative to our total assets as presented in the accompanying balance sheets, the Southeast Asia products business did represent a significant portion of the assets and operations which were attributable to our overall products business, and therefore, we accounted for it as discontinued operations. We revised our financial statements and reclassified the assets and liabilities of the Southeast Asia products business as discontinued operations as of the date of each balance sheet presented and removed the results of operations of the Southeast Asia products business from net income from continuing operations, and presented these separately as income from discontinued operations, net of tax, for each of the accompanying statements of operations.

The following table summarizes the results for this disposal group for the years ended December 31, 2011, 2010 and 2009:

	2011	2010	2009
Revenue	$13,766	$30,528	$30,329
Income before taxes	$3,343	$4,827	$6,724
Taxes	$1,149	$745	$1,041

Net income	$2,194	$4,082	$5,683

The following table presents the assets and liabilities of this disposal group as of July 6, 2011 and December 31, 2010:

	July 6, 2011	December 31, 2010
Current assets of discontinued operations:
Cash	$2,613	$7,546
Accounts receivable	6,805	3,664
Inventory, net	5,264	5,147
Prepaid expenses	455	343

	$15,137	$16,700

Long-term assets of discontinued operations:
Property, plant and equipment, net	$4,963	$5,096
Goodwill	2,858	2,858
Other long-term assets	941	943

	$8,762	$8,897

Complete Production Services, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years ended December 31, 2011, 2010 and 2009

(In thousands, except share data)

NOTE M – DISCONTINUED OPERATIONS—Continued

	July 6, 2011	December 31, 2010
Current liabilities of discontinued operations:
Accounts payable	$2,774	$597
Accrued liabilities	781	1,582
Income taxes payable	431	662

	$3,986	$2,841

Long-term liabilities of discontinued operations:
Deferred income taxes	$42	$33

We have included cash held by this disposal group as a component of current assets of discontinued operations for the accompanying balance sheets, rather than including this amount as cash and cash equivalents of the consolidated entity at December 31, 2011 and 2010. For cash flow statement presentation, the sources and uses of cash for this disposal group are presented as operating, investing and financing cash flows, as applicable, combined with such cash flows for continuing operations, as permitted by US GAAP.

2.	I.E. Miller Services, Inc. (“IEM”) Disposition

On November 30, 2011, we sold our rig relocation business, IEM, a wholly-owned subsidiary based in Eunice, Louisiana to TransForce Inc., a U.S. subsidiary of a Canadian company. Proceeds from the sale of this business totaled approximately $111,130, subject to working capital and other adjustments, and the gain on the sale, which has been included in income from discontinued operations for the year ended December 31, 2011, was $37,330.

The following table summarizes the operating results for this disposal group for the years ended December 31, 2011, 2010 and 2009, and does not include the gain resulting from the sale:

	2011	2010	2009
Revenue	$119,010	$106,812	$58,080
Income (loss) before taxes	$22,890	$15,997	$(35)
Taxes	$8,813	$6,141	$9

Net income (loss)	$14,077	$9,856	$(26)

Complete Production Services, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years ended December 31, 2011, 2010 and 2009

(In thousands, except share data)

NOTE M – DISCONTINUED OPERATIONS—Continued

The following table presents the assets and liabilities of this disposal group as of November 30, 2011 and December 31, 2010:

	November 30, 2011	December 31, 2010
Current assets of discontinued operations:
Cash	$3	$—
Accounts receivable	24,465	21,070
Prepaid expenses	459	544

	$24,927	$21,614

Long-term assets of discontinued operations:
Property, plant and equipment, net	$34,134	$35,162
Goodwill	3,537	3,537

	$37,671	$38,699

	November 30, 2011	December 31, 2010
Current liabilities of discontinued operations:
Accounts payable	$6,415	$4,262
Accrued liabilities	2,566	4,824
Accrued payroll and payroll burdens	3,504	1,783
Income taxes payable	—	6,166

	$12,485	$17,035

Long-term liabilities of discontinued operations:
Deferred income taxes	$9,147	$8,916

For cash flow statement presentation, the sources and uses of cash for IEM are presented as operating, investing and financing cash flows, as applicable, combined with such cash flows for continuing operations, as permitted by US GAAP.

Complete Production Services, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years ended December 31, 2011, 2010 and 2009

(In thousands, except share data)

NOTE M – DISCONTINUED OPERATIONS—Continued

3.	Certain Canadian Operations Disposition

On February 1, 2012, we sold a wholly-owned Canadian subsidiary, Integrated Production Services ULC (“IPSU”), which represented the majority of our Canadian operations, to 1655300 Alberta Ltd., an acquisition company controlled by SCF Partners for approximately $44,000. IPSU provided wireline services in western Canada. We retained ownership of our Canadian plunger lift/optimization business, Premier Integrated Technologies, Ltd. As management had not yet committed to this sale of these operations as of the balance sheet date, we deemed these assets to be held and used as of December 31, 2011; however the following tables present the unaudited pro forma effect of the sale of this disposal group on the presentation of revenue, income before taxes and net income for each of the periods presented in the accompanying statements of operations. No pro forma effect of the gain or loss on the sale of this business is included in the following tables:

	As reported	Disposal group	Pro forma
Year ended December 31, 2011:
Revenue	$2,153,317	$73,052	$2,080,265
Income from continuing operations before taxes	$345,644	$2,938	$342,706
Net income from continuing operations	$217,064	$2,053	$215,011
Year ended December 31, 2010:
Revenue	$1,424,053	$67,922	$1,356,131
Income from continuing operations before taxes	$114,914	$325	$114,589
Net income (loss) from continuing operations	$70,220	$(178)	$70,398
Year ended December 31, 2009:
Revenue	$967,985	$45,223	$922,762
Income (loss) from continuing operations before taxes	$(251,445)	$(10,559)	$(240,886)
Net income (loss) from continuing operations	$(187,325)	$(6,946)	$(180,379)

Complete Production Services, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years ended December 31, 2011, 2010 and 2009

(In thousands, except share data)

NOTE M – DISCONTINUED OPERATIONS—Continued

The following tables present the unaudited pro forma balance sheet presentation for each of the applicable periods presented, assuming the assets and liabilities associated with the Canadian operations that were sold had been reclassified as held for sale at December 31, 2011 and December 31, 2010:

	As reported	Disposal group	Pro forma
Year ended December 31, 2011:
Current assets:
Accounts receivable	$474,277	$(13,410)	$460,867
Inventory, net	$35,977	$(4,285)	$31,692
Prepaid expenses	$28,500	$(455)	$28,045
Current assets held for sale	$—	$18,150	$18,150
Long-term assets
Property, plant and equipment	$1,178,455	$(25,385)	$1,153,070
Other long-term assets	$74,716	$(409)	$74,307
Long-term assets held for sale	$—	$25,794	$25,794
Current liabilities:
Accounts payable	$108,323	$(4,299)	$104,024
Accrued liabilities	$98,856	$(2,024)	$96,832
Income taxes payable	$36,072	$(3,080)	$32,992
Current liabilities held for sale	$—	$9,403	$9,403
Long-term liabilities:
Deferred income taxes	$297,548	$(357)	$297,191
Long-term liabilities held for sale	$—	$357	$357

	As reported	Disposal group	Pro forma
Year ended December 31, 2010:
Current assets:
Accounts receivable	$320,914	$(14,059)	$306,855
Inventory, net	$28,389	$(2,739)	$25,650
Prepaid expenses	$17,813	$(383)	$17,430
Income taxes receivable	$—	$326	$326
Current assets held for sale	$38,314	$16,855	$55,169
Long-term assets
Property, plant and equipment	$915,770	$(30,105)	$885,665
Other long-term assets	$41,162	$(3,893)	$37,269
Long-term assets held for sale	$47,596	$33,998	$81,594
Current liabilities:
Accounts payable	$70,240	$(6,860)	$63,380
Accrued liabilities	$65,116	$(3,111)	$62,005
Current liabilities held for sale	$19,876	$9,971	$29,847
Long-term liabilities:
Deferred income taxes	$181,473	$(909)	$180,564
Long-term liabilities held for sale	$8,949	$909	$9,858

Complete Production Services, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years ended December 31, 2011, 2010 and 2009

(In thousands, except share data)

NOTE N – LEGAL MATTERS AND CONTINGENCIES

On October 14, 2011, October 26, 2011, and November 11, 2011, putative class action complaints captioned Hetherington v. Winkler, et al., C.A. No. 6935-VCL (“Hetherington Complaint”), Walsh v. Winkler, et al., C.A. No. 6984-VCL (“Walsh Complaint”), and Wallack v. Winkler, et al., C.A. No. 7040-VCL (“Wallack Complaint”), respectively, were filed in the Court of Chancery of the State of Delaware on behalf of an alleged class of Complete stockholders. On November 1, 2011 and November 16, 2011, putative class action complaints captioned City of Monroe Employees’ Retirement System v. Complete Production Services, Inc., et al., 2011-66385 (“City of Monroe Complaint”) and Seniuk v. Complete Production Services, Inc., et al., 2011-69384 (“Seniuk Complaint”), respectively, were filed in the District Court of Harris County, Texas, on behalf of an alleged class of Complete stockholders. The complaints named as defendants all members of our board of directors, our company, SPN and SPN Fairway Acquisition, Inc. The plaintiffs alleged that the defendants breached their fiduciary duties to our stockholders in connection with the proposed merger, or aided and abetted the other defendants’ breaches of their fiduciary duties. The complaints alleged that the proposed merger between us and SPN involved an unfair price, an inadequate sales process and unreasonable deal protection devices. The Hetherington Complaint claimed that defendants agreed to the transaction to benefit SPN and that neither our company, nor our board of directors, had adequately explained the reason for the proposed merger. The Walsh Complaint, the Wallack Complaint, and the Seniuk Complaint claimed that defendants acted for their personal interests rather than the interests of our stockholders. The City of Monroe Complaint claimed that defendants engaged in self-dealing and failed to seek maximum value for stockholders. The Wallack Complaint further claimed that the Registration Statement omitted material information about the sales process, Credit Suisse’s financial valuation of Complete, and fees received by Credit Suisse for prior financial services rendered to Complete. All five complaints sought injunctive relief including to enjoin the merger, rescissory damages, and an award of attorneys’ and other fees and costs, in addition to other relief. The Wallack Complaint also sought supplemental disclosures regarding the merger. These cases were subsequently dismissed with no damages paid out by the Company.

Additionally, in the normal course of our business, we are a party to various pending or threatened claims, lawsuits and administrative proceedings seeking damages or other remedies concerning our commercial operations, products, employees and other matters, including warranty and product liability claims and occasional claims by individuals alleging exposure to hazardous materials, on the job injuries and fatalities as a result of our products or operations. Many of the claims filed against us relate to motor vehicle accidents which can result in the loss of life or serious bodily injury. Some of these claims relate to matters occurring prior to our acquisition of businesses. In certain cases, we are entitled to indemnification from the sellers of such businesses.

Although we cannot know or predict with certainty the outcome of any claim or proceeding or the effect such outcomes may have on us, we believe that any liability resulting from the resolution of any of these matters, to the extent not otherwise provided for or covered by insurance, will not have a material adverse effect on our financial position, results of operations or liquidity.

We have historically incurred additional insurance premium related to a cost-sharing provision of our general liability insurance policy, and we cannot be certain that we will not incur additional costs until either existing claims become further developed or until the limitation periods expire for each respective policy year. Any such additional premiums should not have a material adverse effect on our financial position, results of operations or liquidity. We incurred no additional premium related to this cost-sharing provision of our general liability policy for the years ended December 31, 2011, 2010 or 2009.

Complete Production Services, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years ended December 31, 2011, 2010 and 2009

(In thousands, except share data)

NOTE O – FINANCIAL INSTRUMENTS

1.	Interest Rate Risk

We currently have little exposure to interest rate risks. At December 31, 2011, 100% of our outstanding debt related to the senior notes issued in December 2006 with a fixed interest rate of 8%. We are exposed to variable interest rate impact related to our outstanding letters of credit under our amended credit facility. See Note K, “Long-Term Debt.”

2.	Foreign Currency Rate Risk

We are exposed to foreign currency fluctuations in relation to our foreign operations. Approximately 4%, 6% and 6% of our revenues from continuing operations were derived from operations conducted in Canadian dollars for the years ended December 31, 2011, 2010 and 2009, respectively. For our Canadian operations, we recorded net income from continuing operations before taxes of $4,130 and $1,255 for the years ended December 31, 2011 and 2010, respectively. Total assets denominated in Canadian dollars at December 31, 2011 and 2010 were $93,108 and $71,842, respectively.

3.	Credit Risk

A significant portion of our trade accounts receivable are from companies in the oil and gas industry, and as such, we are exposed to normal industry credit risks. We evaluate the credit-worthiness of our major new and existing customers’ financial condition and generally do not require collateral.

For the year ended December 31, 2011, we had two customers who provided 19.0% and 9.7% of our total annual revenue. For the year ended December 31, 2010, the same two customers represented 12.2% and 8.0% of our total annual revenue and 9.7% and 4.1% of our total revenue for the year ended December 31, 2009.

NOTE P – COMMITMENTS AND CONTINGENCES

We have non-cancelable operating lease commitments for equipment and office space. These commitments for the next five years and thereafter are as follows at December 31, 2011:

2012	$33,464
2013	26,815
2014	16,089
2015	9,399
2016	6,832
Thereafter	13,915

$106,514

We expensed operating lease payments totaling $38,286, $31,184 and $25,029 for the years ended December 31, 2011, 2010 and 2009, respectively.

Complete Production Services, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years ended December 31, 2011, 2010 and 2009

(In thousands, except share data)

NOTE Q – RELATED PARTY TRANSACTIONS

We believe all transactions with related parties have terms and conditions no less favorable to us than transactions with unaffiliated parties.

We have entered into lease agreements for properties owned by certain of our employees and former officers. The leases expire at different times through December 2016. Total lease expense pursuant to these leases was $3,092, $2,993 and $2,749 for the years ended December 31, 2011, 2010 and 2009, respectively.

In connection with the Complete Energy Services, Inc. (“CES”) acquisition of Hamm Co. in 2004, CES entered into a certain Strategic Customer Relationship Agreement with Continental Resources, Inc. (“CRI”). By virtue of the Combination, through a subsidiary, we are now party to such agreement. The agreement provides CRI the option to engage a limited amount of our assets into a long-term contract at market rates. Mr. Hamm is a majority owner of CRI and serves as a member of our board of directors.

We provided services to companies that were majority-owned by certain of our directors during 2011 which totaled $203,687, of which $203,332 was sold to CRI and $355 was sold to other companies. In 2010, these sales totaled $131,524, of which $131,337 was sold to CRI and $187 was sold to other companies and in 2009, these sales totaled $40,623, of which $40,343 was sold to CRI, and $280 was sold to other companies. We also purchased services from companies that are majority-owned by certain of our directors which totaled $532 in 2011, of which $271 was purchased from CRI and $261 was purchased from other companies. These purchases for 2010 totaled $556, of which $490 was purchased from CRI and $66 was purchased from other companies and these purchases for 2009 totaled $1,423, of which $1,191 was purchased from CRI and $232 was purchased from other companies. At December 31, 2011 and 2010, our trade receivables included amounts from CRI of $60,359 and $50,048, respectively. Our trade payables balance included $11 for CRI at December 31, 2011 with no related party balance in trade payables at the end of 2010.

We provided services to companies majority-owned by certain of our officers, or current or former officers of our subsidiaries, for the years ended December 31, 2011, 2010 and 2009. In 2011, these sales totaled $3,990 of which $2,473 was sold to HEP Oil (“HEP”), $33 was sold to Peak Oilfield, $14 was sold to Cimarron and $1,470 was sold to other companies. For 2010, these sales totaled $4,065, of which $2,537 was sold to HEP, $21 was sold to Peak Oilfield, $13 was sold to Cimarron and $1,494 was sold to other companies. For 2009, these sales totaled $3,552, of which $2,433 was sold to HEP, $9 was sold to Peak Oilfield and $1,110 was sold to other companies. HEP, Cimarron and Peak Oilfield are owned by a former officer of one of our subsidiaries who resigned his position in late 2006 but continued to provide consulting services through early 2007, and remained a shareholder. We also purchased services from companies majority-owned by certain officers, or current or former officers of one of our subsidiaries. For 2011, these purchases totaled $258,694, of which $9,887 was purchased from Resource Transport, $87,413 was purchased from Texas Specialty Sands, LLC primarily for the purchase of sand used for pressure pumping activities, $1,957 was purchased from Ortowski Construction primarily related to the manufacture of pressure pumping units, $128,708 was purchased from ORTEQ Energy Services, a heavy equipment construction company which also manufactures pressure pumping equipment, $ 9,036 was purchased from ProFuel, $12,275 was purchased from Wood Flowline Products, LLC, $159 was purchased from Select Energy Services LLC and affiliates and $9,259 was purchased from other companies. For 2010, these purchases totaled $180,119, of which $56,994 was purchased from Resource Transport, $40,245 was purchased from Texas Specialty Sands, LLC primarily for the purchase of sand used for pressure pumping activities, $31,552 was purchased from Ortowski Construction primarily related to the manufacture of pressure pumping units, $30,217 was purchased from ORTEQ Energy Services, a heavy equipment

Complete Production Services, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years ended December 31, 2011, 2010 and 2009

(In thousands, except share data)

NOTE Q – RELATED PARTY TRANSACTIONS—Continued

construction company which also manufactures pressure pumping equipment, $7,772 was purchased from ProFuel, $7,935 was purchased from Wood Flowline Products, LLC, $43 was purchased from Select Energy Services LLC and affiliates and $5,361 was purchased from other companies. For 2009, these purchases totaled $40,373, of which $13,920 was purchased from Ortowski Construction, $12,005 was purchased from Texas Specialty Sands, LLC, $3,302 was purchased from Resource Transport, $2,642 was purchased from ProFuel, $3,535 was purchased from Wood Flowline Products, LLC, $24 was purchased from Select Energy Services LLC and affiliates and $4,945 was purchased from other companies. Ortowski Construction, ORTEQ Energy Services, Texas Specialty Sands, LLC, Resource Transport, Pro Fuel and Wood Flowline Products, LLC, are currently or formerly owned by parties, one of whom is a former employee, who are related to a current officer of a subsidiary, or the officer himself. Select Energy Services LLC is owned by a former officer of one of our subsidiaries who purchased a disposal group from us during May 2008. At December 31, 2011 and 2010, our trade receivables included amounts from HEP of $492 and $310, respectively.

One of our Mexican subsidiaries, Servicios Petrotec de S.A. de C.V., has purchased services from entities in which certain of our current and former employees have ownership interests. We purchased fluid transportation, industrial cleaning, pumping equipment and safety equipment, totaling $4,095, $1,575 and $1,262 for the years ended December 31, 2011, 2010 and 2009, respectively.

We provided services totaling $1,038, $1,430 and $1,012 for the years ended December 31, 2011, 2010 and 2009, respectively, to Laramie Energy LLC and Laramie Energy II (collectively “Laramie”), companies for which one of our directors serves as an officer. At December 31, 2011 and 2010, our trade receivables included amounts due from Laramie totaling $69 and $858, respectively.

For the years ended December 31, 2011, 2010 and 2009, we provided services totaling $456, $8,555 and $3,613, respectively, and purchased services totaling $10,860, $3,456 and $8,784, respectively, from companies, or their affiliates, that formerly employed our current officers or for customers on whose board of directors or management team certain of our current directors serve.

Premier Integrated Technologies Ltd. (“PIT”), a wholly-owned Canadian subsidiary, purchased $3,798, $3,823 and $2,427 of machining services from a company controlled by employees of PIT during the years ended December 31, 2011, 2010 and 2009, respectively.

On May 19, 2008, we sold certain business assets located primarily in north Texas which included our product supply stores, certain drilling logistics assets and other completion and production services assets to Select Energy Services, L.L.C., an oilfield service company located in Gainesville, Texas which is partially owned by Mr. Schmitz who resigned as an officer of one of our subsidiaries in late 2006. At December 31, 2011, our trade receivables and payables included amounts related to these disposed businesses which totaled $46 and $227, respectively and at December 31, 2010, our trade receivables and payables included amounts related to these disposed businesses which totaled $7 and $177, respectively.

NOTE R – RETIREMENT PLANS

Effective January 1, 2009, we adopted and established (and subsequently amended and restated for compliance and other issues) the Complete Production Services, Inc. Deferred Compensation Plan, whereby eligible participants, including members of senior management, non-employee directors and certain highly-compensated individuals, could defer up to 90% of their compensation and up to 90% of the employees’

Complete Production Services, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years ended December 31, 2011, 2010 and 2009

(In thousands, except share data)

NOTE R – RETIREMENT PLANS—Continued

annual incentive bonus, or 100% of director compensation for services rendered, into various investment options pre-tax. For amounts deferred, we will match the contribution dollar-for-dollar up to four percent of compensation minus $3.3, and we may make other discretionary contributions pursuant to resolutions of this plan’s administrative committee. Participants immediately vest in amounts deferred as well as any matching or discretionary contributions we make. Participants bear the risk of loss associated with investment gains or losses. We intend that this plan will meet all the requirements necessary to be a nonqualified, unfunded, unsecured plan of deferred compensation within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended. As of December 31, 2011, we have recorded an asset and corresponding liability totaling $1,181 related to the rabbi trust associated with our deferred compensation plan. For the years ended December 31, 2011, 2010 and 2009, we expensed insignificant amounts related to matching contributions associated with this deferred compensation plan.

We maintain defined contribution retirement plans for substantially all of our U.S. and Canadian employees who have completed six months of service. Employees may voluntarily contribute up to a maximum percentage of their salaries to these plans subject to certain statutory maximum dollar values. The employer contributions vest immediately with respect to the Canadian RRSP plan and U.S. 401(k) plan. In response to market conditions, effective May 1, 2009, we amended our 401(k) plan and deferred compensation plan to suspend matching contributions to such plans through December 31, 2010. We re-instated our matching contribution in 2011.

We expensed $7,523, $436 and $2,231 related to our various defined contribution plans for the years ended December 31, 2011, 2010 and 2009, respectively.

We provide a seniority premium benefit to substantially all of our Mexican employees, through a subsidiary, in accordance with Mexican law. The benefit consists of a one-time payment equivalent to 12-days wages for each year of service (calculated at the employee’s current wage rate but not exceeding twice the minimum wage), payable upon voluntary termination after fifteen years of service, involuntary termination or death. In addition, we provide statutory mandated severance benefits to substantially all Mexican employees, which includes a one-time payment of three months wages, plus 20-days wages for each year of service, payable upon involuntary termination without cause and charged to income as incurred. We accrued $3,025 and $1,249 as of December 31, 2011 and 2010, respectively, related to our liability under this benefit arrangement in Mexico.

NOTE S – RECENT ACCOUNTING PRONOUNCEMENTS AND AUTHORITATIVE LITERATURE

In December 2010, the FASB provided additional guidance related to business combinations to require each public entity that presents comparative financial statements to disclose the revenue and earnings of the combined entity as if the business combination that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. In addition, this amendment expands the supplemental pro forma disclosures related to such a business combination to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. This guidance should be applied prospectively for business combinations for which the acquisition date is on or after January 1, 2011, for calendar-year reporting entities. We adopted this standard on January 1, 2011 with no material impact on our financial position, results of operations or cash flows.

Complete Production Services, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years ended December 31, 2011, 2010 and 2009

(In thousands, except share data)

NOTE S – RECENT ACCOUNTING PRONOUNCEMENTS AND AUTHORITATIVE LITERATURE—Continued

In December 2010, the FASB issued additional guidance related to accounting for intangible assets and goodwill. The amendments in this update modify Step One of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step Two of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that a goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that an impairment may exist. The qualitative factors are consistent with the existing guidance and examples, which require that goodwill of a reporting unit be tested for impairment between annual test dates if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. This update is effective for public entities with fiscal years beginning after December 15, 2010 and interim periods within those years. We adopted this standard effective January 1, 2011. We do not expect this guidance to have a material effect on our financial position, results of operations or cash flows.

In May 2011, the FASB issued guidance pertaining to fair value measurement that included a common definition of fair value and information to assist reporting entities to measure and disclose fair value with regards to U.S. GAAP and International Financial Reporting Standards (“IFRS”) convergence issues. This guidance becomes effective for interim and annual periods beginning on or after December 15, 2011, with early adoption prohibited. We are currently evaluating the impact that this accounting guidance may have on our consolidated financial position, results of operations and cash flows.

In June 2011, the FASB issued guidance pertaining to the presentation of comprehensive income. This guidance, which is effective retrospectively for interim and annual periods beginning on or after December 15, 2011 with early adoption permitted, requires the presentation of total comprehensive income, the components of net income and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. We are already following the format proposed by this guidance and therefore anticipate no changes.

In September 2011, the FASB issued an update to existing guidance on the assessment of goodwill impairment. This update simplifies the assessment of goodwill for impairment by allowing companies to consider qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount before performing the two-step impairment test required under the existing standards. This guidance also clarifies the examples of events or circumstances that would be considered in a goodwill impairment evaluation. We have elected to early adopt this update to be effective for the fiscal year beginning January 1, 2011. The adoption of this update did not have a material impact on our financial position, results of operations or cash flows.

In December 2011, the FASB issued an update to the guidance on comprehensive income. This update indefinitely defers the requirements for entities to present reclassification adjustments out of accumulated other comprehensive income by component in both the statement in which net income is presented and the statement in which other comprehensive income is presented. Entities will still be required to comply with the other aspects of the comprehensive income guidance. This update is effective for us beginning January 1, 2012 and we do not expect this update to have a material effect on our financial position, results of operations or cash flows.

Complete Production Services, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years ended December 31, 2011, 2010 and 2009

(In thousands, except share data)

NOTE T – EARNINGS PER SHARE

We compute basic earnings per share by dividing net income by the weighted average number of common shares outstanding during the period. Diluted earnings per common and potential common share includes the weighted average of additional shares associated with the incremental effect of dilutive employee stock options and non-vested restricted stock, as determined using the treasury stock method prescribed by the FASB guidance on earnings per share. The following table reconciles basic and diluted weighted average shares used in the computation of earnings per share for the years ended December 31, 2011, 2010 and 2009:

	Year Ended December 31,
	2011	2010	2009
	(In thousands)
Weighted average basic common shares outstanding	$77,690	$76,048	$75,095
Effect of dilutive securities:
Employee stock options	1,051	759	—
Non-vested restricted stock	467	877	—

Weighted average diluted common and potential common shares outstanding	$79,208	$77,684	$75,095

For the year ended December 31, 2009, we incurred a net loss and thus all potential common shares were deemed to be anti-dilutive. We excluded the impact of anti-dilutive potential common shares from the calculation of diluted weighted average shares for the years ended December 31, 2011, 2010 and 2009. If these potential common shares were included, the impact would have been a decrease in weighted average shares outstanding of 30,789 shares, 194,211 shares and 2,474,169 shares, respectively, for the years ended December 31, 2011, 2010 and 2009.

NOTE U – SEGMENT INFORMATION

We report segment information based on how our management organizes the operating segments to make operational decisions and to assess financial performance. We evaluate performance and allocate resources based on net income (loss) from continuing operations before net interest expense, taxes, depreciation and amortization, non-controlling interest and impairment loss (“Adjusted EBITDA”). The calculation of Adjusted EBITDA should not be viewed as a substitute for calculations under U.S. GAAP, in particular net income. Adjusted EBITDA is included because our management considers it an important supplemental measure of our performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry, some of which present EBITDA when reporting their results. We regularly evaluate our performance as compared to other companies in our industry that have different financing and capital structures and/or tax rates by using Adjusted EBITDA. In addition, we use Adjusted EBITDA in evaluating acquisition targets. Management also believes that Adjusted EBITDA is a useful tool for measuring our ability to meet our future debt service, capital expenditures and working capital requirements, and Adjusted EBITDA is commonly used by us and our investors to measure our ability to service indebtedness. Adjusted EBITDA is not a substitute for the U.S. GAAP measures of earnings or cash flow and is not necessarily a measure of our ability to fund our cash needs. It should be noted that companies calculate EBITDA (including Adjusted EBITDA) differently and, therefore, EBITDA has material limitations as a performance measure because it excludes interest expense,

Complete Production Services, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years ended December 31, 2011, 2010 and 2009

(In thousands, except share data)

NOTE U – SEGMENT INFORMATION—Continued

taxes, depreciation and amortization. Adjusted EBITDA calculated by us may not be comparable to the EBITDA (or Adjusted EBITDA) calculation of another company and also differs from the calculation of EBITDA under our credit facilities (see Note K for a description of the calculation of EBITDA under our existing credit facility, as amended). See the table below for a reconciliation of Adjusted EBITDA to operating income (loss) by segment.

Prior to July 1, 2011, we had three reportable operating segments: completion and production services (“C&PS”), drilling services and product sales. During July 2011, as a result of the sale of our Southeast Asian business, we restructured our reportable segments to better reflect our current operations. Our Southeast Asian business is accounted for as discontinued operations and we have combined the remaining product sales business into our drilling services segment for all periods presented.

We have two reportable operating segments: C&PS and drilling services. The accounting policies of our reporting segments are the same as those used to prepare our consolidated financial statements as of December 31, 2011, 2010 and 2009. Inter-segment transactions are accounted for on a cost recovery basis.

Complete Production Services, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years ended December 31, 2011, 2010 and 2009

(In thousands, except share data)

NOTE U – SEGMENT INFORMATION—Continued

	C&PS	Drilling services	Corporate	Total
Year ended December 31, 2011
Revenue from external customers	$2,068,496	$84,821	$—	$2,153,317
Inter-segment revenues	$25	$26,332	$(26,357)	$—
Adjusted EBITDA, as defined	$611,901	$25,264	$(47,014)	$590,151
Depreciation and amortization	$175,011	$14,427	$2,354	$191,792

Operating income (loss) from continuing operations	$436,890	$10,837	$(49,368)	$398,359
Capital expenditures	$375,469	$40,445	$556	$416,470
As of December 31, 2011
Segment assets	$1,968,589	$147,129	$181,350	$2,297,068
Year ended December 31, 2010
Revenue from external customers	$1,354,797	$69,256	$—	$1,424,053
Inter-segment revenues	$248	$5,498	$(5,746)	$—
Adjusted EBITDA, as defined	$369,826	$16,781	$(39,088)	$347,519
Depreciation and amortization	$159,110	$14,190	$2,022	$175,322

Operating income (loss) from continuing operations	$210,716	$2,591	$(41,110)	$172,197
Capital expenditures	$156,787	$11,084	$2,048	$169,919
As of December 31, 2010
Segment assets	$1,485,897	$122,907	$198,600	$1,807,404
Year ended December 31, 2009
Revenue from external customers	$897,584	$70,401	$—	$967,985
Inter-segment revenues	$105	$2,963	$(3,068)	$—
Adjusted EBITDA, as defined	$165,787	$4,227	$(33,785)	$136,229
Depreciation and amortization	$174,929	$16,900	$2,276	$194,105
Fixed asset and other intangible impairment loss	$2,488	$36,158	$—	$38,646
Goodwill impairment loss	$97,643	$—	$—	$97,643

Operating loss from continuing operations	$(109,273)	$(48,831)	$(36,061)	$(194,165)
Capital expenditures	$30,930	$6,708	$849	$38,487
As of December 31, 2009
Segment assets	$1,289,341	$134,055	$165,458	$1,588,854

Inter-segment sales in 2011, 2010 and 2009 were largely due to service work performed and drilling rigs assembled by a subsidiary in the product sales business segment that provided these services and rigs to a subsidiary in the drilling services business segment as well as other subsidiaries primarily in the completion and production services business segment.

Complete Production Services, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years ended December 31, 2011, 2010 and 2009

(In thousands, except share data)

NOTE U – SEGMENT INFORMATION—Continued

The following table reconciles the original presentation of the three operating segments to the current presentation for the years ended December 31, 2010 and 2009:

	Original presentation	Discontinued operations	Reclassification	Current presentation
Year Ended December 31, 2010
Drilling services:
Revenue from external customers	$172,821	$(106,812)	$3,247	$69,256

Adjusted EBITDA, as defined	$38,973	$(21,459)	$(733)	$16,781
Depreciation and amortization	$18,480	$(5,462)	$1,172	$14,190

Operating income (loss)	$20,493	$(15,997)	$(1,905)	$2,591
Capital expenditures	$10,950	$—	$134	$11,084
Product Sales:
Revenue from external customers	$33,775	$(30,528)	$(3,247)	$—

Adjusted EBITDA, as defined	$5,197	$(5,930)	$733	$—
Depreciation and amortization	$2,211	$(1,039)	$(1,172)	$—

Operating income (loss)	$2,986	$(4,891)	$1,905	$—
Capital expenditures	$320	$(186)	$(134)	$—
Corporate: Capital expenditures	$1,862	$186	$—	$2,048
Year Ended December 31, 2009
Drilling services:
Revenue from external customers	$114,729	$(58,080)	$13,752	$70,401

Adjusted EBITDA, as defined	$9,641	$(5,318)	$(96)	$4,227
Depreciation and amortization	$21,067	$(5,353)	$1,186	$16,900

Operating income (loss)	$(47,584)	$35	$(1,282)	$(48,831)
Capital expenditures	$6,680	$—	$28	$6,708
Product Sales:
Revenue from external customers	$44,081	$(30,329)	$(13,752)	$—

Adjusted EBITDA, as defined	$7,966	$(8,062)	$96	$—
Depreciation and amortization	$2,460	$(1,274)	$(1,186)	$—

Operating income (loss)	$5,506	$(6,788)	$1,282	$—
Capital expenditures	$228	$(200)	$(28)	$—
Corporate:
Capital expenditures	$649	$200	$—	$849
Reconciliation of segment assets:
Year Ended December 31, 2010
C&PS(1)	$1,488,755	$—	$(2,858)	$1,485,897
Drilling services	$170,944	$(60,313)	$12,276	$122,907
Product sales	$35,015	$(25,597)	$(9,418)	$—
Corporate	$106,524	$85,910	$6,166	$198,600

Segment assets	$1,801,238	$—	$6,166	$1,804,404

Year Ended December 31, 2009
C&PS(1)	$1,292,199	$—	$(2,858)	$1,289,341
Drilling services	$172,605	$(51,973)	$13,423	$134,055
Product sales	$37,270	$(26,705)	$(10,565)	$—
Corporate	$86,780	$78,678	$—	$165,458

Segment assets	$1,588,854	$—	$—	$1,588,854

(1)	The $2,858 represents goodwill associated with Southeast Asia.

Complete Production Services, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years ended December 31, 2011, 2010 and 2009

(In thousands, except share data)

NOTE U – SEGMENT INFORMATION—Continued

We do not allocate net interest expense or tax expense to the operating segments. The write-off of deferred financing fees of $528 for the year ended December 31, 2009 reduced Adjusted EBITDA, as defined, for the Corporate and Other segment. The following table reconciles operating income (loss) as reported above to net income (loss) from continuing operations for each of the years ended December 31, 2011, 2010 and 2009:

	2011	2010	2009
Segment operating income (loss)	$398,359	$172,197	$(194,165)
Interest expense	53,303	57,605	56,895
Interest income	(588)	(322)	(143)
Income taxes	128,580	44,694	(64,120)
Write-off of deferred financing fees	—	—	528

Net income (loss) from continuing operations	$217,064	$70,220	$(187,325)

The following table summarizes the changes in the carrying amount of goodwill for continuing operations by segment for the three-year period ended December 31, 2011:

	C&PS	Drilling services	Total
Balance at December 31, 2008	$333,171	$2,026	$335,197
Impairment charge(a)	(97,643)	—	(97,643)
Contingency adjustment and other	(126)	—	(126)

Balance at December 31, 2009	235,402	2,026	237,428
Acquisitions	6,710	—	6,710

Balance at December 31, 2010	242,112	2,026	244,138
Acquisitions	47,055	—	47,055
PPA adjustments	30	—	30

Balance at December 31, 2011	$289,197	$2,026	$291,223

(a)	We evaluate goodwill for impairment annually, or more often if indicators of impairment exist. For the year ending December 31, 2009, we determined that goodwill associated with several of our reportable units was also impaired so we recorded an impairment charge of $97,643. See NOTE B, “SIGNIFICANT ACCOUNTING POLICIES—Fair value measurements.”

Complete Production Services, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years ended December 31, 2011, 2010 and 2009

(In thousands, except share data)

NOTE U – SEGMENT INFORMATION—Continued

Geographic information(b):

	United States	Canada	Other International	Total
Year Ended December 31, 2011
Revenue by sale origin to external customers	$1,984,619	$87,058	$81,640	$2,153,317
Income from continuing operations before taxes	$323,940	$4,130	$17,574	$345,644
December 31, 2011
Long-lived assets	$1,498,106	$26,110	$20,178	$1,544,394
Year Ended December 31, 2010
Revenue by sale origin to external customers	$1,291,279	$81,190	$51,584	$1,424,053
Income from continuing operations before taxes	$107,598	$1,255	$6,061	$114,914
December 31, 2010
Long-lived assets	$1,190,545	$31,398	$26,723	$1,248,666
Year Ended December 31, 2009
Revenue by sale origin to external customers	$852,217	$55,514	$60,254	$967,985
Income (loss) from continuing operations before taxes	$(254,849)	$(11,069)	$14,473	$(251,445)
December 31, 2009
Long-lived assets	$1,151,320	$37,719	$29,889	$1,218,928

(b)	The segment operating results provided above represent amounts for continuing operations as presented on the accompanying statements of operations. Long-lived assets presented above represent amounts associated with all operations as of the periods then ended as indicated. Revenues from external customers are assigned to geographic region based upon the domicile of the subsidiary providing the services or products to the customers.

Complete Production Services, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years ended December 31, 2011, 2010 and 2009

(In thousands, except share data)

NOTE V – GUARANTOR AND NON-GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

The following tables present the (1) unaudited condensed consolidating balance sheet as of December 31, 2011; (2) unaudited condensed consolidating statements of operations for the year ended December 31, 2011 and (3) unaudited condensed consolidating statements of cash flows for the year ended December 31, 2011:

Condensed Consolidating Balance Sheet

December 31, 2011

	Guarantor subsidiaries	Non-guarantor subsidiaries	Eliminations/ reclassifications	Consolidated
Current assets:
Cash and cash equivalents	$137,953	$65,635	$—	$203,588
Accounts receivable, net	413,713	60,564	—	474,277
Inventory, net	27,800	8,177	—	35,977
Intercompany receivable	447,942	314,393	(762,335)	—
Prepaid expenses	25,530	2,970	—	28,500
Current deferred tax assets	9,149	—	—	9,149
Other current assets	1,183	—	—	1,183

Total current assets	1,063,270	451,739	(762,335)	752,674
Property, plant and equipment, net	1,039,672	138,783	—	1,178,455
Intangible assets, net	43,523	766	—	44,289
Deferred financing costs, net	9,740	—	—	9,740
Investment in consolidated subsidiaries	132,224	—	(132,224)	—
Goodwill	248,497	42,726	—	291,223
Restricted cash	17,000	—	—	17,000
Other long-term assets, net	3,377	310	—	3,687

Total assets	$2,557,303	$634,324	$(894,559)	$2,297,068

Current liabilities:
Accounts payable	$92,829	$15,494	$—	$108,323
Accrued liabilities	45,702	13,683	—	59,385
Accrued payroll and payroll burdens	31,684	5,266	—	36,950
Accrued interest	2,521	—	—	2,521
Income taxes payable	18,171	17,901	—	36,072

Total current liabilities	190,907	52,344	—	243,251
Long-term debt	650,000	—	—	650,000
Inter-company payable	314,393	447,942	(762,335)	—
Deferred income taxes	297,927	(379)	—	297,548
Other long-term liabilities	1,318	2,193	—	3,511

Total liabilities	1,454,545	502,100	(762,335)	1,194,310
Stockholders’ equity
Total stockholders’ equity	1,102,758	132,224	(132,224)	1,102,758

Total liabilities and stockholders’ equity	$2,557,303	$634,324	$(894,559)	$2,297,068

Complete Production Services, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years ended December 31, 2011, 2010 and 2009

(In thousands, except share data)

NOTE V – GUARANTOR AND NON-GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS—Continued

Condensed Consolidated Statement of Operations

Year Ended December 31, 2011

	Guarantor subsidiaries	Non-guarantor subsidiaries	Eliminations/ reclassifications	Consolidated
Revenues	$1,829,806	$342,833	$(19,322)	$2,153,317
Service expenses	1,155,180	222,753	(19,322)	1,358,611
Selling, general and administrative expenses	179,354	25,201	—	204,555
Depreciation and amortization	153,572	38,220	—	191,792

Income from continuing operations before interest and taxes	341,700	56,659	—	398,359
Interest expense	52,821	482	—	53,303
Interest income	(284)	(304)	—	(588)
Equity in earnings of consolidated affiliates	(28,375)	—	28,375	—

Income from continuing operations before taxes	260,788	56,481	28,375	345,644
Taxes	106,125	22,455	—	128,580

Income from continuing operations	154,663	34,026	28,375	217,064
Income (loss) from discontinued operations	116,002	(62,401)	—	53,601

Net income (loss)	$270,665	$(28,375)	$28,375	$270,665

Complete Production Services, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years ended December 31, 2011, 2010 and 2009

(In thousands, except share data)

NOTE V – GUARANTOR AND NON-GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS—Continued

Condensed Consolidated Statement of Cash Flows

Year Ended December 31, 2011

	Guarantor subsidiaries	Non-guarantor subsidiaries	Eliminations/ reclassifications	Consolidated
Cash provided by (used in):
Net income (loss)	$270,665	$(28,375)	$28,375	$270,665
Items not affecting cash:
Equity in earnings of consolidated affiliates	(28,375)	—	28,375	—
Depreciation and amortization	153,573	38,220	—	191,793
Other	64,889	974	—	65,863
Changes in operating assets and liabilities	547,134	(564,109)	(56,750)	(73,725)

Net cash provided by (used in) operating activities	1,007,886	(553,290)	—	454,596
Investing activities:
Additions to property, plant and equipment	(383,612)	(27,620)	—	(411,232)
Inter-company receipts	(150,779)	150,779	—	—
Acquisitions	(106,438)	(3,477)	—	(109,915)
Proceeds from the sale of disposal group	—	130,431	—	130,431
Proceeds from the disposal of capital assets	2,007	5,958	—	7,965
Other	299	—	—	299

Net cash provided by (used for) investing activities	(638,523)	256,071	—	(382,452)
Financing activities:
Inter-company borrowings	(339,224)	339,224	—	—
Proceeds from issuances of common stock	16,071	—	—	16,071
Purchase of treasury shares	(5,985)	—	—	(5,985)
Deferred financing fees	(2,477)	—	—	(2,477)
Other	5,026	—	—	5,026

Net cash provided by (used in) financing activities	(326,589)	339,224	—	12,635
Effect of exchange rate changes on cash	—	(326)	—	(326)

Change in cash and cash equivalents	42,774	41,679	—	84,453
Cash and cash equivalents, beginning of period	95,179	23,956	—	119,135

Cash and cash equivalents, end of period	$137,953	$65,635	$—	$203,588

NOTE W – SUBSEQUENT EVENTS

On October 9, 2011, we entered into a merger agreement with Superior Energy Services, Inc. (“SPN”), a Delaware corporation and SPN Fairway Acquisition, Inc., a newly formed Delaware corporation which is an indirect wholly-owned subsidiary of SPN. Pursuant to this agreement, each share of our common stock issued and outstanding immediately prior to the effective date of the merger will be converted automatically into the right to receive 0.945 shares of common stock, par value $0.001 per share, of SPN and $7.00 in cash. Pursuant to the agreement, on February 7, 2012, we merged with and into SPN Fairway Acquisition, Inc., the surviving corporation and an indirect wholly-owned subsidiary of SPN. Subsequently, our common

Complete Production Services, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Years ended December 31, 2011, 2010 and 2009

(In thousands, except share data)

NOTE W – SUBSEQUENT EVENTS—Continued

stock ceased trading on the New York Stock Exchange and was delisted. For terms of the agreement, refer to the Agreement and Plan of Merger filed as Exhibit 2.1 to our Current Report on Form 8-K with the Securities and Exchange Commission on October 11, 2011.

On February 1, 2012, we completed the divestiture of Integrated Production Services ULC (“IPSU”) to 1655300 Alberta Ltd., an acquisition company controlled by SCF Partners for approximately $44,000. IPSU provided wireline services in western Canada. We retained ownership of our Canadian plunger lift/optimization business, Premier Integrated Technologies, Ltd. See Note M, “Discontinued Operations.”

Part II—Information not required in prospectus

ITEM 20. Indemnification of Directors and Officers.

Our certificate of incorporation contains provisions eliminating the personal liability of our directors and stockholders for monetary damages for breaches of their fiduciary duties as directors to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”). By virtue of these provisions and under current Delaware law, a director of the Company will not be personally liable for monetary damages for a breach of his or her fiduciary duty except for liability for (a) a breach of his or her duty of loyalty to the Company or to its stockholders, (b) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) dividends or stock repurchases or redemptions that are unlawful under Delaware law and (d) any transaction from which he or she receives an improper personal benefit. In addition, our certificate of incorporation provides that if Delaware law is amended to authorize the further elimination or limitation of the liability of a director, then the liability of the directors shall be eliminated or limited to the fullest extent permitted by Delaware law, as amended. These provisions pertain only to breaches of duty by directors as directors and not in any other corporate capacity, such as officers, and limit liability only for breaches of fiduciary duties under Delaware corporate law and not for violations of other laws such as the federal securities laws.

Our certificate of incorporation also requires us to indemnify our directors, officers, employees and agents to the fullest extent permitted by the DGCL against certain expenses and costs, judgments, settlements and fines incurred in the defense of any claim, including any claim brought by or in the right of the Company, to which they were made parties by reason of being or having been directors, officers, employees and agents.

Under Section 6 of our bylaws, we are required to defend and indemnify each person who is involved in any threatened or actual action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Company, or by reason of the fact that such person was serving in a similar position with respect to another entity at our request to the fullest extent permitted by law. However, the director or officer is not entitled to indemnification if (i) the claim is brought by the director or officer against us or (ii) the claim is brought by the director or officer as a derivative action by us or in our right, and the action has not been authorized by our board of directors. The rights conferred by Section 6 of our bylaws are contractual rights and include the right to be paid expenses incurred in defending the action, suit or proceeding in advance of its final disposition.

In addition, we have entered into an indemnity agreement with each of our directors pursuant to which we have agreed under certain circumstances to purchase and maintain directors’ and officers’ liability insurance. The agreements also provide that we will indemnify the directors or officers, as applicable, against any costs and expenses, judgments, settlements and fines incurred in connection with any claim involving them by reason of their position as a director or officer, as applicable, that are in excess of the coverage provided by such insurance (provided that the director or officer meets certain standards of conduct). Under the indemnity agreements, we are not required to purchase and maintain directors’ and officers’ liability insurance if our board of directors unanimously determines in good faith that there is insufficient benefit to us from the insurance.

The foregoing is only a general summary of (1) certain aspects of Delaware law, (2) the Company’s certificate of incorporation and bylaws dealing with indemnification of directors and officers, and (3) the Company’s indemnity agreement with each director, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Section 145 of the DGCL, the certificate of incorporation and bylaws of the Company, and the Company’s form indemnity agreement with each director.

ITEM 21. Exhibits and Financial Statements and Schedules.

(a) Exhibits

Exhibit No.	Description
3.1	Composite Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Form 10-K filed on February 28, 2012).

Part II—Information not required in prospectus

Exhibit No.	Description

3.2	Amended and Restated Bylaws of the Company (as amended through March 7, 2012) (incorporated herein by reference to Exhibit 3.1 to the Company’s Form 8-K filed on March 12, 2012).

4.1	Specimen Stock Certificate (incorporated herein by reference to Amendment No. 1 to the Company’s Form S-4 on Form SB-2 (Registration Statement No. 33-94454)).

4.2	Indenture, dated December 6, 2011, by and among the Company, SESI, L.L.C., the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.1 to the Company’s Form 8-K filed December 12, 2011).

4.3	Form of 7.125% Senior Note due 2021 (incorporated herein by reference to Exhibit 4.1 to the Company’s Form 8-K filed December 12, 2011).

4.4	Registration Rights Agreement, dated December 6, 2011 by and among SESI, L.L.C., Superior Energy Services, Inc., the subsidiary guarantors party thereto and J.P. Morgan Securities as representative of the several initial purchasers (incorporated herein by reference to Exhibit 10.1 to the Company’s Form 8-K filed on December 12, 2011).

5.1*	Opinion of Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P. regarding the validity of the exchange notes.

8.1*	Opinion of Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P. regarding certain tax matters.

12.1*	Computation of Ratio of Earnings to Fixed Charges.

23.1*	Consent of KPMG LLP, independent registered public accounting firm.

23.2*	Consent of Grant Thornton LLP, independent registered public accounting firm.

23.3*	Consent of Netherland, Sewell & Associates, Inc.

23.4*	Consent of DeGoyler and MacNaughton.

23.5*	Consent of Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P. (included in Exhibit 5.1 of this Registration Statement).

24.1*	Power of Attorney (included on the signature pages of this Registration Statement).

25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A.

99.1*	Form of Letter of Transmittal.

99.2*	Form of Letter to Brokers.

99.3*	Form of Letter to Clients.

*	Filed herein

(b)	The information required by this item is incorporated by reference to Item 15 Form 10-K for the period ended December 31, 2011.

Part II—Information not required in prospectus

ITEM 22. UNDERTAKINGS.

The undersigned registrants hereby undertake:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(A) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(B) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the registration statement; and

(C) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

Part II—Information not required in prospectus

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on July 3, 2012.

SUPERIOR ENERGY SERVICES, INC.

By:	/s/ David D. Dunlap
David D. Dunlap
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David D. Dunlap and Robert S. Taylor and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments), to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David D. Dunlap David D. Dunlap	Chief Executive Officer and Director (Principal Executive Officer)	July 3, 2012

/s/ Robert S. Taylor Robert S. Taylor	Executive Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer)	July 3, 2012

/s/ Terence E. Hall Terence E. Hall	Chairman of the Board and Director	July 3, 2012

/s/ Harold J. Bouillion Harold J. Bouillion	Director	July 3, 2012

/s/ Enoch L. Dawkins Enoch L. Dawkins	Director	July 3, 2012

/s/ James M. Funk James M. Funk	Director	July 3, 2012

/s/ Ernest E. Howard, III Ernest E. Howard, III	Director	July 3, 2012

Signature	Title	Date

/s/ Peter D. Kinnear Peter D. Kinnear	Director	July 3, 2012

/s/ Michael McShane Michael McShane	Director	July 3, 2012

/s/ W. Matt Ralls W. Matt Ralls	Director	July 3, 2012

/s/ Justin L. Sullivan Justin L. Sullivan	Director	July 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on July 3, 2012.

SESI, L.L.C.

By:	SUPERIOR ENERGY SERVICES, INC.,
its sole member

By:	/s/ David D. Dunlap
David D. Dunlap
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David D. Dunlap and Robert S. Taylor and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments), to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David D. Dunlap David D. Dunlap	Chief Executive Officer and Director (Principal Executive Officer)	July 3, 2012

/s/ Robert S. Taylor Robert S. Taylor	Executive Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer)	July 3, 2012

/s/ Terence E. Hall Terence E. Hall	Chairman of the Board and Director	July 3, 2012

/s/ Harold J. Bouillion Harold J. Bouillion	Director	July 3, 2012

/s/ Enoch L. Dawkins Enoch L. Dawkins	Director	July 3, 2012

/s/ James M. Funk James M. Funk	Director	July 3, 2012

Signature	Title	Date

/s/ Ernest E. Howard, III Ernest E. Howard, III	Director	July 3, 2012

/s/ Peter D. Kinnear Peter D. Kinnear	Director	July 3, 2012

/s/ Michael McShane Michael McShane	Director	July 3, 2012

/s/ W. Matt Ralls W. Matt Ralls	Director	July 3, 2012

/s/ Justin L. Sullivan Justin L. Sullivan	Director	July 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on July 3, 2012.

CONCENTRIC PIPE AND TOOL RENTALS, L.L.C.

By:	/s/ Robert S. Taylor
Robert S. Taylor
Authorized Representative

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David D. Dunlap and Robert S. Taylor and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments), to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Wilson David Wilson	President (Principal Executive Officer)	July 3, 2012

/s/ Robert S. Taylor Robert S. Taylor	Director, Vice President & Treasurer (Principal Financial Officer)	July 3, 2012

/s/ David D. Dunlap David D. Dunlap	Director	July 3, 2012

/s/ Lynton G. Cook Lynton G. Cook	Director	July 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on July 3, 2012.

STABIL DRILL SPECIALTIES, L.L.C.

By:	/s/ Robert S. Taylor
Robert S. Taylor
Authorized Representative

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David D. Dunlap and Robert S. Taylor and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments), to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lynton G. Cook Lynton G. Cook	Director & President (Principal Executive Officer)	July 3, 2012

/s/ Robert S. Taylor Robert S. Taylor	Director, Vice President & Treasurer (Principal Financial Officer)	July 3, 2012

/s/ David D. Dunlap David D. Dunlap	Director	July 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on July 3, 2012.

H.B. RENTALS, L.C.

By:	/s/ Robert S. Taylor
Robert S. Taylor
Authorized Representative

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David D. Dunlap and Robert S. Taylor and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments), to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Deidre Toups Deidre Toups	President (Principal Executive Officer)	July 3, 2012

/s/ Robert S. Taylor Robert S. Taylor	Director & Treasurer (Principal Financial Officer)	July 3, 2012

/s/ David D. Dunlap David D. Dunlap	Director	July 3, 2012

/s/ Lynton G. Cook Lynton G. Cook	Director	July 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on July 3, 2012.

SUPERIOR ENERGY SERVICES COLOMBIA, LLC

By:	/s/ Robert S. Taylor
Robert S. Taylor
Authorized Representative

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David D. Dunlap and Robert S. Taylor and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments), to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lynton G. Cook Lynton G. Cook	Director and Vice President (Principal Executive Officer)	July 3, 2012

/s/ Robert S. Taylor Robert S. Taylor	Director, Vice President & Treasurer (Principal Financial Officer)	July 3, 2012

/s/ David D. Dunlap David D. Dunlap	Director	July 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on July 3, 2012.

SUPERIOR INSPECTION SERVICES, L.L.C.
WORKSTRINGS INTERNATIONAL, L.L.C.

By:	/s/ Robert S. Taylor
Robert S. Taylor
Authorized Representative

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David D. Dunlap and Robert S. Taylor and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments), to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gregory Elliot Gregory Elliot	President (Principal Executive Officer)	July 3, 2012

/s/ Robert S. Taylor Robert S. Taylor	Director, Vice President & Treasurer (Principal Financial Officer)	July 3, 2012

/s/ David D. Dunlap David D. Dunlap	Director	July 3, 2012

/s/ Lynton G. Cook Lynton G. Cook	Director	July 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on July 3, 2012.

1105 PETERS ROAD, L.L.C.

By:	/s/ Robert S. Taylor
Robert S. Taylor
Authorized Representative

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David D. Dunlap and Robert S. Taylor and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments), to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert S. Taylor Robert S. Taylor	Director, Vice President & Treasurer (Principal Executive Officer & Principal Financial Officer)	July 3, 2012

/s/ William B. Masters William B. Masters	Director	July 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on July 3, 2012.

ADVANCED OILWELL SERVICES, INC.

By:	/s/ Robert S. Taylor
Robert S. Taylor
Authorized Representative

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David D. Dunlap and Robert S. Taylor and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments), to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert S. Taylor Robert S. Taylor	Director, Vice President & Treasurer (Principal Executive Officer & Principal Financial Officer)	July 3, 2012

/s/ William B. Masters William B. Masters	Director	July 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on July 3, 2012.

DRILLING LOGISTICS, L.L.C.

By:	/s/ Robert S. Taylor
Robert S. Taylor
Authorized Representative

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David D. Dunlap and Robert S. Taylor and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments), to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert S. Taylor Robert S. Taylor	Director, Vice President & Treasurer (Principal Executive Officer & Principal Financial Officer)	July 3, 2012

/s/ William B. Masters William B. Masters	Director	July 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on July 3, 2012.

NON-MAGNETIC RENTAL TOOLS, L.L.C.

By:	/s/ Robert S. Taylor
Robert S. Taylor
Authorized Representative

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David D. Dunlap and Robert S. Taylor and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments), to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lynton G. Cook Lynton G. Cook	President (Principal Executive Officer)	July 3, 2012

/s/ Robert S. Taylor Robert S. Taylor	Director, Vice President & Treasurer (Principal Financial Officer)	July 3, 2012

/s/ William B. Masters William B. Masters	Director	July 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on July 3, 2012.

BLOWOUT TOOLS, INC.

By:	/s/ Robert S. Taylor
Robert S. Taylor
Authorized Representative

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David D. Dunlap and Robert S. Taylor and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments), to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Freddy Gebhardt Freddy Gebhardt	President (Principal Executive Officer)	July 3, 2012

/s/ Robert S. Taylor Robert S. Taylor	Vice President & Treasurer (Principal Financial Officer)	July 3, 2012

/s/ Alan P. Bernard Alan P. Bernard	Director	July 3, 2012

/s/ David D. Dunlap David D. Dunlap	Director	July 3, 2012

/s/ William B. Masters William B. Masters	Director	July 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on July 3, 2012.

WILD WELL CONTROL, INC.

By:	/s/ Robert S. Taylor
Robert S. Taylor
Authorized Representative

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David D. Dunlap and Robert S. Taylor and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments), to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Freddy Gebhardt Freddy Gebhardt	President (Principal Executive Officer)	July 3, 2012

/s/ Robert S. Taylor Robert S. Taylor	Vice President & Treasurer (Principal Financial Officer)	July 3, 2012

/s/ David D. Dunlap David D. Dunlap	Director	July 3, 2012

/s/ William B. Masters William B. Masters	Director	July 3, 2012

/s/ Alan P. Bernard Alan P. Bernard	Director	July 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on July 3, 2012.

CONNECTION TECHNOLOGY, L.L.C.

By:	/s/ Robert S. Taylor
Robert S. Taylor
Authorized Representative

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David D. Dunlap and Robert S. Taylor and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments), to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lynton G. Cook Lynton G. Cook	Director and President (Principal Executive Officer)	July 3, 2012

/s/ Robert S. Taylor Robert S. Taylor	Director, Vice President & Treasurer (Principal Financial Officer)	July 3, 2012

/s/ William B. Masters William B. Masters	Director	July 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on July 3, 2012.

PRODUCTION MANAGEMENT INDUSTRIES, L.L.C.

By:	/s/ Robert S. Taylor
Robert S. Taylor
Authorized Representative

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David D. Dunlap and Robert S. Taylor and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments), to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Don Mehrtens Don Mehrtens	Vice President (Principal Executive Officer)	July 3, 2012

/s/ Robert S. Taylor Robert S. Taylor	Director, Vice President & Treasurer (Principal Financial Officer)	July 3, 2012

/s/ William B. Masters William B. Masters	Director	July 3, 2012

/s/ Lynton G. Cook Lynton G. Cook	Director	July 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on July 3, 2012.

SEMO, L.L.C.
SEMSE, L.L.C.

By:	/s/ Robert S. Taylor
Robert S. Taylor
Authorized Representative

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David D. Dunlap and Robert S. Taylor and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments), to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert S. Taylor Robert S. Taylor	Director, Vice President & Treasurer (Principal Executive Officer and Principal Financial Officer)	July 3, 2012

/s/ Alan P. Bernard Alan P. Bernard	Director	July 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on July 3, 2012.

CSI TECHNOLOGIES, LLC

By:	/s/ Robert S. Taylor
Robert S. Taylor
Authorized Representative

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David D. Dunlap and Robert S. Taylor and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments), to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Fred Sabins Fred Sabins	President (Principal Executive Officer)	July 3, 2012

/s/ Robert S. Taylor Robert S. Taylor	Director, Vice President & Treasurer (Principal Financial Officer)	July 3, 2012

/s/ William B. Masters William B. Masters	Director	July 3, 2012

/s/ Alan P. Bernard Alan P. Bernard	Director	July 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on July 3, 2012.

FASTORQ, L.L.C.

By:	/s/ Robert S. Taylor
Robert S. Taylor
Authorized Representative

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David D. Dunlap and Robert S. Taylor and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments), to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Phillip Jaudon Phillip Jaudon	President (Principal Executive Officer)	July 3, 2012

/s/ Robert S. Taylor Robert S. Taylor	Director, Vice President & Treasurer (Principal Financial Officer)	July 3, 2012

/s/ William B. Masters William B. Masters	Director	July 3, 2012

/s/ Alan P. Bernard Alan P. Bernard	Director	July 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on July 3, 2012.

INTERNATIONAL SNUBBING SERVICES, L.L.C.

By:	/s/ Robert S. Taylor
Robert S. Taylor
Authorized Representative

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David D. Dunlap and Robert S. Taylor and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments), to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark Hardy Mark Hardy	President (Principal Executive Officer)	July 3, 2012

/s/ Robert S. Taylor Robert S. Taylor	Vice President & Treasurer (Principal Financial Officer)	July 3, 2012

/s/ David D. Dunlap David D. Dunlap	Director	July 3, 2012

/s/ William B. Masters William B. Masters	Director	July 3, 2012

/s/ Alan P. Bernard Alan P. Bernard	Director	July 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on July 3, 2012.

SUB-SURFACE TOOLS, L.L.C.

By:	/s/ Robert S. Taylor
Robert S. Taylor
Authorized Representative

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David D. Dunlap and Robert S. Taylor and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments), to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lynton G. Cook Lynton G. Cook	Director & President (Principal Executive Officer)	July 3, 2012

/s/ Robert S. Taylor Robert S. Taylor	Vice President & Treasurer (Principal Financial Officer)	July 3, 2012

/s/ David D. Dunlap David D. Dunlap	Director	July 3, 2012

/s/ William B. Masters William B. Masters	Director	July 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on July 3, 2012.

SUPERIOR ENERGY SERVICES, L.L.C.

By:
Robert S. Taylor
Authorized Representative

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David D. Dunlap and Robert S. Taylor and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments), to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David D. Dunlap David D. Dunlap	President (Principal Executive Officer)	July 3, 2012

/s/ Robert S. Taylor Robert S. Taylor	Director, Vice President & Treasurer (Principal Financial Officer)	July 3, 2012

/s/ Alan P. Bernard Alan P. Bernard	Director	July 3, 2012

/s/ Lynton G. Cook Lynton G. Cook	Director	July 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on July 3, 2012.

SUPERIOR HOLDING, INC.

By:	/s/ Robert S. Taylor
Robert S. Taylor
Authorized Representative

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David D. Dunlap and Robert S. Taylor and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments), to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William B. Masters William B. Masters	Director and Vice President (Principal Executive Officer)	July 3, 2012

/s/ Robert S. Taylor Robert S. Taylor	Secretary & Treasurer (Principal Financial Officer)	July 3, 2012

/s/ Lynton G. Cook Lynton G. Cook	Director	July 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on July 3, 2012.

WARRIOR ENERGY SERVICES CORPORATION

By:	/s/ Robert S. Taylor
Robert S. Taylor
Authorized Representative

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David D. Dunlap and Robert S. Taylor and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments), to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Samuel Hardy, Jr. Samuel Hardy, Jr.	President (Principal Executive Officer)	July 3, 2012

/s/ Robert S. Taylor Robert S. Taylor	Director, Vice President & Treasurer (Principal Financial Officer)	July 3, 2012

/s/ David D. Dunlap David D. Dunlap	Director	July 3, 2012

/s/ William B. Masters William B. Masters	Director	July 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on July 3, 2012.

SPN FAIRWAY ACQUISITION, INC.

By:	/s/ William B. Masters
William B. Masters
Authorized Representative

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David D. Dunlap and Robert S. Taylor and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments), to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David D. Dunlap David D. Dunlap	Director and President (Principal Executive Officer)	July 3, 2012

/s/ Robert S. Taylor Robert S. Taylor	Director, Vice President & Treasurer (Principal Financial Officer)	July 3, 2012

/s/ William B. Masters William B. Masters	Director	July 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on July 3, 2012.

A&W WATER SERVICE, INC.

By:	/s/ William B. Masters
William B. Masters
Authorized Representative

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David D. Dunlap and Robert S. Taylor and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments), to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary Wright Gary Wright	President (Principal Executive Officer)	July 3, 2012

/s/ Robert S. Taylor Robert S. Taylor	Vice President & Treasurer (Principal Financial Officer)	July 3, 2012

/s/ Ronald L. Boyd Ronald L. Boyd	Director	July 3, 2012

/s/ David D. Dunlap David D. Dunlap	Director	July 3, 2012

/s/ Brian K. Moore Brian K. Moore	Director	July 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on July 3, 2012.

AWS, INC.

By:	/s/ William B. Masters
William B. Masters
Authorized Representative

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David D. Dunlap and Robert S. Taylor and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments), to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark Songer Mark Songer	President (Principal Executive Officer)	July 3, 2012

/s/ Robert S. Taylor Robert S. Taylor	Vice President & Treasurer (Principal Financial Officer)	July 3, 2012

/s/ David D. Dunlap David D. Dunlap	Director	July 3, 2012

/s/ William B. Masters William B. Masters	Director	July 3, 2012

/s/ Brian K. Moore Brian K. Moore	Director	July 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on July 3, 2012.

HAMM & PHILLIPS SERVICE COMPANY, INC.
LEED TOOL CORPORATION

By:	/s/ William B. Masters
William B. Masters
Authorized Representative

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David D. Dunlap and Robert S. Taylor and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments), to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald L. Boyd Ronald L. Boyd	Director and President (Principal Executive Officer)	July 3, 2012

/s/ Robert S. Taylor Robert S. Taylor	Vice President & Treasurer (Principal Financial Officer)	July 3, 2012

/s/ David D. Dunlap David D. Dunlap	Director	July 3, 2012

/s/ Brian K. Moore Brian K. Moore	Director	July 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on July 3, 2012.

INTEGRATED PRODUCTION SERVICES, INC.

By:	/s/ William B. Masters
William B. Masters
Authorized Representative

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David D. Dunlap and Robert S. Taylor and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments), to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bryan Suprenant Bryan Suprenant	Director and President (Principal Executive Officer)	July 3, 2012

/s/ Robert S. Taylor Robert S. Taylor	Vice President & Treasurer (Principal Financial Officer)	July 3, 2012

/s/ David D. Dunlap David D. Dunlap	Director	July 3, 2012

/s/ Brian K. Moore Brian K. Moore	Director	July 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on July 3, 2012.

MONUMENT WELL SERVICE CO.

By:	/s/ William B. Masters
William B. Masters
Authorized Representative

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David D. Dunlap and Robert S. Taylor and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments), to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Larry Warnke Larry Warnke	President (Principal Executive Officer)	July 3, 2012

/s/ Robert S. Taylor Robert S. Taylor	Vice President, Treasurer & Assistant Secretary (Principal Financial Officer)	July 3, 2012

/s/ Ronald L. Boyd Ronald L. Boyd	Director	July 3, 2012

/s/ David D. Dunlap David D. Dunlap	Director	July 3, 2012

/s/ Brian K. Moore Brian K. Moore	Director	July 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on July 3, 2012.

PUMPCO ENERGY SERVICES, INC.

By:	/s/ William B. Masters
William B. Masters
Authorized Representative

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David D. Dunlap and Robert S. Taylor and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments), to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ron Ortowski Ron Ortowski	President (Principal Executive Officer)	July 3, 2012

/s/ Robert S. Taylor Robert S. Taylor	Director, Vice President, Treasurer & Assistant Secretary (Principal Financial Officer)	July 3, 2012

/s/ David D. Dunlap David D. Dunlap	Director	July 3, 2012

/s/ Brian K. Moore Brian K. Moore	Director	July 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on July 3, 2012.

RISING STAR SERVICES, L.P.

By:	TEXAS CES, INC.,
its general partner

By:	/s/ William B. Masters
William B. Masters
Authorized Representative

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David D. Dunlap and Robert S. Taylor and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments), to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeff Kaufmann Jeff Kaufmann	President (Principal Executive Officer)	July 3, 2012

/s/ Robert S. Taylor Robert S. Taylor	Vice President & Treasurer (Principal Financial Officer)	July 3, 2012

/s/ David D. Dunlap David D. Dunlap	Director	July 3, 2012

/s/ William B. Masters William B. Masters	Director	July 3, 2012

/s/ Brian K. Moore Brian K. Moore	Director	July 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on July 3, 2012.

TEXAS CES, INC.

By:	/s/ William B. Masters
William B. Masters
Authorized Representative

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David D. Dunlap and Robert S. Taylor and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments), to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeff Kaufmann Jeff Kaufmann	President (Principal Executive Officer)	July 3, 2012

/s/ Robert S. Taylor Robert S. Taylor	Vice President & Treasurer (Principal Financial Officer)	July 3, 2012

/s/ David D. Dunlap David D. Dunlap	Director	July 3, 2012

/s/ William B. Masters William B. Masters	Director	July 3, 2012

/s/ Brian K. Moore Brian K. Moore	Director	July 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on July 3, 2012.

CES MID-CONTINENT HAMM, LLC

By:	/s/ William B. Masters
William B. Masters
Authorized Representative

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David D. Dunlap and Robert S. Taylor and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments), to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald L. Boyd Ronald L. Boyd	Director and President (Principal Executive Officer)	July 3, 2012

/s/ Robert S. Taylor Robert S. Taylor	Director, Vice President & Treasurer (Principal Financial Officer)	July 3, 2012

/s/ Brian K. Moore Brian K. Moore	Director	July 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on July 3, 2012.

CES ROCKIES, INC.

By:	/s/ William B. Masters
William B. Masters
Authorized Representative

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David D. Dunlap and Robert S. Taylor and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments), to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald L. Boyd Ronald L. Boyd	Director and President (Principal Executive Officer)	July 3, 2012

/s/ Robert S. Taylor Robert S. Taylor	Vice President, Treasurer & Assistant Secretary (Principal Financial Officer)	July 3, 2012

/s/ Brian K. Moore Brian K. Moore	Director	July 3, 2012

/s/ William B. Masters William B. Masters	Director	July 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on July 3, 2012.

COMPLETE ENERGY, LLC

By:	/s/ William B. Masters
William B. Masters
Authorized Representative

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David D. Dunlap and Robert S. Taylor and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments), to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian K. Moore Brian K. Moore	Director and President (Principal Executive Officer)	July 3, 2012

/s/ Robert S. Taylor Robert S. Taylor	Director, Vice President & Treasurer (Principal Financial Officer)	July 3, 2012

/s/ William B. Masters William B. Masters	Director	July 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on July 3, 2012.

STRIDE WELL SERVICE COMPANY, INC.

By:	/s/ William B. Masters
William B. Masters
Authorized Representative

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David D. Dunlap and Robert S. Taylor and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments), to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald L. Boyd Ronald L. Boyd	Director and President (Principal Executive Officer)	July 3, 2012

/s/ Robert S. Taylor Robert S. Taylor	Director, Vice President & Treasurer (Principal Financial Officer)	July 3, 2012

/s/ Brian K. Moore Brian K. Moore	Director	July 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on July 3, 2012.

TURNER ENERGY SERVICES, LLC

By:	CES MID-CONTINENT HAMM, LLC
its sole member

By:	/s/ William B. Masters
William B. Masters
Authorized Representative

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David D. Dunlap and Robert S. Taylor and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments), to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald L. Boyd Ronald L. Boyd	Director and President (Principal Executive Officer)	July 3, 2012

/s/ Robert S. Taylor Robert S. Taylor	Director, Vice President & Treasurer (Principal Financial Officer)	July 3, 2012

/s/ Brian K. Moore Brian K. Moore	Director	July 3, 2012

EXHIBIT INDEX

Exhibit No.	Description

3.1	Composite Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Form 10-K filed on February 28, 2012.

3.2	Amended and Restated Bylaws of the Company (as amended through March 7, 2012) (incorporated herein by reference to Exhibit 3.1 to the Company’s Form 8-K filed on March 12, 2012).

4.1	Specimen Stock Certificate (incorporated herein by reference to Amendment No. 1 to the Company’s Form S-4 on Form SB-2 (Registration Statement No. 33-94454)).

4.2	Indenture, dated December 6, 2011, by and among the Company, SESI, L.L.C., the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.1 to the Company’s Form 8-K filed December 12, 2011).

4.3	Form of 7.125% Senior Note due 2021 (incorporated herein by reference to Exhibit 4.1 to the Company’s Form 8-K filed December 12, 2011).

4.4	Registration Rights Agreement, dated December 6, 2011 by and among SESI, L.L.C., Superior Energy Services, Inc., the subsidiary guarantors party thereto and J.P. Morgan Securities as representative of the several initial purchasers (incorporated herein by reference to Exhibit 10.1 to the Company’s Form 8-K filed on December 12, 2011).

5.1*	Opinion of Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P. regarding the validity of the exchange notes.

8.1*	Opinion of Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P. regarding certain tax matters.

12.1*	Computation of Ratio of Earnings to Fixed Charges.

23.1*	Consent of KPMG LLP, independent registered public accounting firm.

23.2*	Consent of Grant Thornton LLP, independent registered public accounting firm.

23.3*	Consent of Netherland, Sewell & Associates, Inc.

23.4*	Consent of DeGoyler and MacNaughton.

23.5*	Consent of Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P. (included in Exhibit 5.1 of this Registration Statement).

24.1*	Power of Attorney (included on the signature pages of this Registration Statement).

25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A.

99.1*	Form of Letter of Transmittal.

99.2*	Form of Letter to Brokers.

99.3*	Form of Letter to Clients.

*	Filed herewith